As filed with the U.S. Securities and Exchange Commission on November 25, 2024

Registration No. 333-282879

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Amendment No. 2 to

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

CALLAN JMB INC.

(Exact name of registrant as specified in its charter)

Nevada	7389	99-0931141
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

244 Flightline Drive

Spring Branch, Texas 78070-6241

(830) 438-0395

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Mr. Wayne Williams
Chief Executive Officer

Callan JMB Inc.

244 Flightline Drive

Spring Branch, Texas 78070-6241

(830) 438-0395

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Ross David Carmel, Esq. Barry P. Biggar, Esq Sichenzia Ross Ference Carmel LLP 1185 Avenue of the Americas, 31st Floor New York, New York 10036 (212) 930-9700	David E. Danovitch, Esq. Michael DeDonato, Esq. Charles E. Chambers, Jr., Esq. Sullivan & Worcester LLP 1251 Avenue of the Americas New York, New York 10020 (212) 660-3000

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for comply with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

The information in this preliminary prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This preliminary prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED NOVEMBER 25, 2024

PRELIMINARY PROSPECTUS

CALLAN JMB INC.

1,280,000 shares of Common Stock

Representative’s Warrants to purchase up to 64,000 shares of Common Stock

64,000 shares of Common Stock underlying the Representative’s Warrants

This is the initial public offering (the “offering”) of Callan JMB Inc. We are offering 1,280,000 shares of our common stock, par value $0.001 per share (“common stock”). We currently expect the initial public offering price to be between $4.00 and $6.00 per share. The actual initial public offering price of our common stock offered hereby will be determined between the underwriter and us at the time of pricing of this initial public offering, considering our historical performance and capital structure, prevailing market conditions, and overall assessment of our business. Therefore, the initial public offering price per share of our common stock used throughout this prospectus may not be indicative of the actual initial public offering price for our common stock (see “Underwriting – Determination of Initial Public Offering Price” for additional information). Prior to this offering, there has been no public market for our shares of common stock.

In addition, we are also registering shares of Common Stock underlying the Representative’s Warrants (defined below).

We have applied to have our shares of common stock listed on the Nasdaq Capital Market (“Nasdaq”) under the symbol “CJMB”. If our shares of common stock are not approved for initial listing on Nasdaq, we will not consummate this offering and the offering will be terminated. No assurance can be given that such initial listing application will be approved.

Wayne Williams, our Chief Executive Officer (“CEO”) and President, owns 2,250,000 shares (75%) of our common stock and Dr. David Croyle, our Chief Medical Officer, owns 750,000 shares (25%) of our common stock, which currently constitutes 100% of the aggregate voting power of our common stock. Upon the closing of this offering, Mr. Williams and Dr. Croyle will possess approximately 52.6% and 17.5%, respectively, of the voting power of our common stock. Accordingly, we currently are, and upon the consummation of the offering, will be a “controlled company” under the corporate governance rules of Nasdaq. However, we do not currently expect to rely upon any corporate governance exemptions available to a “controlled company.”

We are an emerging growth company under the federal securities laws and as such, we have elected to take advantage of certain reduced public company reporting requirements for this prospectus and future filings. See “Prospectus Summary—Implications of Being an Emerging Growth Company” for additional information.

Investing in our shares of common stock involves a high degree of risk. See “Risk Factors” beginning on page 11 of this prospectus for a discussion of information that should be considered in connection with an investment in our shares of common stock.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Share	Total
Assumed initial public offering price	$	$
Underwriting discounts and commissions(1)	$	$
Proceeds, before expenses, to us(2)	$	$

(1)	We have also agreed to (i) issue a warrant or warrants to the representatives of the underwriters exercisable in the aggregate for up to such number of shares of common stock equal to 5% of the number of shares of common stock sold in this offering, at a price equal to 120% of the initial public offering price (the “Representative’s Warrants”), (ii) reimburse the underwriters for certain expenses and (iii) provide the representatives a non-accountable expense allowance equal to 1.0% of the gross proceeds of this offering. See “Underwriting” for additional information regarding compensation payable to the underwriter.

(2)	The amount of offering proceeds to us presented in this table does not give effect to the exercise of (i) the over-allotment option by the underwriters or (ii) the Representative’s Warrants.

This offering is being conducted on a firm commitment basis. The underwriters are obligated to take and purchase all of the shares of common stock offered under this prospectus if any such shares are taken.

We have granted a 45-day option to the underwriters to purchase up to 192,000 additional shares of common stock, representing 15% of the shares of common stock sold in this offering, solely to cover over-allotments, if any. If the underwriters exercise the option in full, the total proceeds to us, less underwriting discounts, commissions, and non-accountable expenses and other offering expenses payable by us, will be $5,934,000 based on an assumed initial public offering price of $5.00 per share.

Delivery of the shares of common stock is expected to be made on or about ______ , 2024.

Sole Book-Runner

ALEXANDER CAPITAL, L.P.

The date of this prospectus is _________, 2024.

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ABOUT THIS PROSPECTUS

The registration statement on Form S-1 of which this prospectus forms a part and that we have filed with the SEC, includes exhibits that provide more detail of the matters discussed in this prospectus. You should read this prospectus and the related exhibits filed with the SEC, together with the additional information described under the heading “Where You Can Find More Information.”

You should rely only on the information contained in this prospectus. Neither we nor the underwriters have authorized anyone to provide you with additional information or information different from that contained in this prospectus. This prospectus, and any prospectus supplement or amendments thereto do not constitute an offer to sell, or a solicitation to buy, our shares of common stock to or from any person or entity to whom or from whom it is unlawful to make such offer or solicitation of an offer in such jurisdiction. You are required to inform yourself about, and to observe any restrictions relating to, this offering and the distribution of this prospectus.

The information in this prospectus may only be accurate as of the date on the front of this prospectus regardless of the time of delivery of this prospectus or any sale of our securities. You should not assume that the information contained in this prospectus, any prospectus supplement or amendments thereto, as well as information we have previously filed with the SEC, is accurate as of any date other than the date on the front cover of the applicable document. Our business, financial condition, results of operations and prospects may have changed since those dates. Neither the delivery of this prospectus nor any distribution of our shares of common stock in accordance with this prospectus shall, under any circumstances, imply that there has been no change in our affairs since the date of this prospectus.

No person is authorized in connection with this prospectus to give any information or to make any representations about us, our common stock hereby or any matter discussed in this prospectus, other than the information and representations contained in this prospectus. If any other information or representation is given or made, such information or representation may not be relied upon as having been authorized by us.

For investors outside the United States: Neither we nor the underwriters have done anything that would permit this offering or possession or distribution of this prospectus in any jurisdiction where action for that purpose is required, other than in the United States. Persons outside the United States who come into possession of this prospectus must inform themselves about, and observe any restrictions relating to, the offering of the shares of common stock and the distribution of this prospectus outside the United States.

Unless otherwise indicated, information in this prospectus concerning economic conditions, our industries, and our markets is based on a variety of sources, including information from third-party industry analysts and publications and our estimates and research. This information involves a number of assumptions, estimates, and limitations. The industry publications, surveys and forecasts, and other public information generally indicate or suggest that their information has been obtained from sources believed to be reliable. None of the third-party industry publications used in this prospectus were prepared on our behalf. The industries in which we operate are subject to a high degree of uncertainty and risk due to a variety of factors, including those described in “Risk Factors” in this prospectus. These and other factors could cause results to differ materially from those expressed in these publications.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that are based on our management’s beliefs and assumptions and on information currently available to us. All statements other than statements of historical facts are forward-looking statements. The forward-looking statements are contained principally in, but not limited to, the sections entitled “Prospectus Summary,” “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Business.” These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. Forward-looking statements include, but are not limited to, statements about:

●	our ability to achieve and maintain profitability in the future;

●	disruption of our supply chain and competition;

●	difficulty in staffing and managing geographically widespread operations;

●	our ability to respond to general economic conditions;

●	our ability to manage our growth effectively and our expectations regarding the development and expansion of our business;

●	our ability to access sources of capital, including debt financing and other sources of capital to finance operations and growth;

●	the loss of or reduced purchasing by any of our major customers, and our ability to acquire new customers and successfully retain existing customers;

●	our ability to grow market share in existing markets or any new markets we may enter;

●	our ability to develop new products, features and functionality that are competitive and meet market needs;

●	our ability to obtain approval of our application for the listing of our securities on Nasdaq;

●	the outcome of any legal or governmental proceedings that may be instituted against us; and

●	other factors detailed under the section titled “Risk Factors.”

In some cases, you can identify forward-looking statements by terms such as “may,” “could,” “will,” “should,” “would,” “expect,” “plan,” “intend,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” “project” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions. You should not place undue reliance on forward-looking statements because they involve known and unknown risks, uncertainties and other factors, which are, in some cases, beyond our control and which could materially affect results. Factors that may cause actual results to differ materially from current expectations include, among other things, those listed under the heading “Risk Factors” and elsewhere in this prospectus. If one or more of these risks or uncertainties occur, or if our underlying assumptions prove to be incorrect, actual events or results may vary significantly from those implied or projected by the forward-looking statements. No forward-looking statement is a guarantee of future performance.

In addition, statements such as “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely upon these statements.

MARKET DATA

The market data and certain other statistical information used throughout this prospectus are based on independent industry publications, governmental publications, reports by market research firms or other independent sources that we believe to be reliable sources. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. We are responsible for all of the disclosures contained in this prospectus, and we believe these industry publications and third-party research, surveys and studies are reliable. While we are not aware of any misstatements regarding any third-party information presented in this prospectus, their estimates, in particular, as they relate to projections, involve numerous assumptions, are subject to risks and uncertainties, and are subject to change based on various factors, including those discussed under the section entitled “Risk Factors” and elsewhere in this prospectus. Some data are also based on our good faith estimates.

TRADEMARKS

We own or have rights to the Ship2Q ® trademark and are in the process of applying for registered trademarks for certain trade names that we use in connection with the operation of our business. This prospectus may also contain trademarks, service marks and trade names of third parties, which are the property of their respective owners. Our use or display of third parties’ trademarks, service marks and trade names or products in this prospectus is not intended to, and does not imply a relationship with, or endorsement or sponsorship by, us. Solely for convenience, the trademarks, service marks and trade names referred to in this prospectus may appear without the ®, ™ or SM symbols, but the omission of such references is not intended to indicate, in any way, that we will assert, to the fullest extent under applicable law, our rights or the right of the applicable owner of these trademarks, service marks and trade names.

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PROSPECTUS SUMMARY

This summary highlights selected information contained in other parts of this prospectus. Because it is a summary, it does not contain all of the information that you should consider before investing in shares of our common stock and it is qualified in its entirety by, and should be read in conjunction with, the more detailed information appearing elsewhere in this prospectus. You should read the entire prospectus carefully, especially “Risk Factors,” “Special Note Regarding Forward-Looking Statements,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our financial statements and the related notes, before deciding to invest in shares of our common stock. Unless the context requires otherwise, the words “we,” “us,” “our,” “Company” and “Callan JMB” refer collectively to Callan JMB Inc., a Nevada corporation.

Overview

Callan JMB is a vertically integrated logistics and fulfillment company which provides thermal management logistics solutions to the life sciences industry through a combination of proprietary packaging, information technology and specialized cold chain logistics knowhow. We provide a system that utilizes advanced predictive technology to revolutionize the supply chain by guaranteeing the safety, effectiveness, and potency of every product handled to ensure product integrity, and to provide immediate response in time-sensitive industries while ensuring environmental responsibility. We view our solutions as disruptive to the “older technologies” of dry ice and liquid nitrogen, in that our solutions are comprehensive and combine our competencies in configurations that are customized to our client’s requirements. We provide comprehensive, reliable, and economic alternatives to all existing logistics solutions and services utilized for frozen shipping in the life sciences industry (e.g., personalized medicine, cell therapies, stem cells, cell lines, vaccines, diagnostic materials, semen, eggs, embryos, cord blood, organs, bio-pharmaceuticals, infectious substances, and other commodities that require continuous exposure to cryogenic or frozen temperatures). As part of our services, we provide the ability to monitor, record and archive crucial information for each shipment that can be used for scientific and regulatory purposes.

Our Ship2Q® ultraviolet disinfection process (Safe Hygienic Irradiation Performance Process & Qualification) ensures fitness, thermal reliability, and cleanliness of the system components within the manufacturer specifications equal to new “off-the-shelf” shipper systems. Our systematic Ship2Q® process meets all good current manufacturing practices (“cGMP”) and good current distribution practices (“cGDP”) compliance standards and generates shipper specific track and trace documentation key to any deployment and reuse. Ship2Q® applies a system of control over the recovery and reuse phase of the logistics loop. We are able to recover and reuse the Greenbox shipper, amortizing its total cost across numerous shipments making it cost-neutral in the first few cycles. Additionally, our sophisticated cloud-based logistics operating platform, which is branded as our “Sentry” system, integrates GPS and precise temperature diagnostics throughout a package’s journey, maintaining the efficacy, safety, and quality of temperature-sensitive goods throughout transit—with zero bench time required. The Sentry system supports the management of the entire shipment and logistics process through a single interface, including initial order input, document preparation, customs clearance, courier management, shipment tracking, issue resolution, and delivery. In addition, it provides unique and incisive information dashboards and validation documentation for every shipment. The Sentry platform records and retains a fully documented “chain-of-custody” and, at the client’s option, “chain-of-condition” for every shipment, helping ensure that quality, safety, efficacy, and stability of shipped commodities are maintained throughout the process. This recorded and archived information allows our clients to meet exacting requirements necessary for scientific work and for proof of regulatory compliance during the logistics phase.

With extensive experience in quality assurance and quality control, we deliver reliability by anticipating, responding, and overcoming the most complex situations with precision and compassion, providing peace of mind and a comprehensive solution for our customers. This empowers the healthcare and emergency response industries with solutions to ensure temperature-sensitive goods remain within specified parameters throughout transit through tracking mechanisms and predictive technology to ensure its integrity for patients, providers, and their communities.

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Our Strategy and Value Proposition

Our strategy involves leveraging our core competitive strengths to develop and maintain ongoing relationships with a diversified group of customers while continuing to grow our service lines, ensuring that we can meet our customers’ changing needs. We strive to be recognized as the premier provider of logistics and fulfillment of a broad range of value-added services based upon the breadth of those services, quality, responsiveness, customer service, information technologies, safety, and cost effectiveness.

The principal elements of our business strategy are:

Cross-Sell Our Solutions: The breadth of our service offerings allows us the opportunity to provide various services and products to meet our customers’ objectives. Our significant North American footprint allows us to quickly respond to customer needs, especially in emergency response situations. We can assist with remediation needs for small-and-large-scale efforts, either planned or unplanned, by providing remediation contractors and project managers with support services, particularly in emergency situations. We look for opportunities to be a one-stop-shop service provider, expanding the range of services we traditionally provide to a customer. Our team is committed to identifying opportunities to cross-sell among and across our divisions which we expect will continue to drive additional revenue for our Company.

Expand into Additional Market Opportunities: There is a market opportunity to leverage the Company’s system. Industries such as pharmaceuticals require the ability to ensure the integrity of packages as they reach their destination, which is paramount to maintaining safety and quality. Sentry monitoring provides a solution to address critical aspects of thermal management of temperature sensitive packages. In the future, we hope to expand our business to include support for glucagon-like peptide receptor-1 agonist (“GLP-1”) transport, compounding pharmacies and high-end food packaging. We believe that our system can minimize the risk of spoilage, contamination, and other issues that can compromise drug effectiveness and food safety. With Sentry monitoring, we intend to provide customers with confidence that their drug and food shipments will arrive in the same pristine condition as when they were dispatched, safeguarding patient and consumer health and satisfaction.

Execute on Cost, Pricing and Productivity Initiatives: We continually seek to increase efficiency and reduce costs through enhanced technology, process improvements and strategic expense management. We seek to identify areas in our business where strategic investments in automation, process improvements and employees can serve to increase productivity, efficiency, and safety compliance. We continuously focus on the operating leverage of our support functions, including expanding globally to achieve profitability and productivity benefits. We aim to price our services and products competitively, understanding the demands of our customers, the inherent value of our network of assets and operations and our ability to quickly respond to market and macroeconomic changes. We also understand the value our customers place on our products and services in a global market continuously focusing on sustainability, environmental compliance, and safety.

Foster Innovation through Technology: Remote temperature monitoring technology has always been part of our core operations, influencing our strategy from increasing throughput at our facilities to automation, including artificial intelligence and predictive technology, to enhance productivity. We aim to utilize advanced technologies in our operations while also integrating technology-based solutions for our customers to use, which promotes the safety, efficiency, and profitability of these operations. With such technology, and our proprietary inventory management software, Ship2Q® and Sentry monitoring we are able to centrally manage our transportation network, deploying, monitoring, and adjusting our transportation operations as needs change. We believe that making technological investments that increase the value of our services delivered to our customers pays off in a variety of ways including growth, retention, profitability, and overall customer experience.

Product and Service Offerings

We continuously expand our service offerings across the supply chain with innovative, technology-centric solutions to support the development and distribution of life sciences products and therapies.

Emergency Preparedness and Response. Our crews and equipment are dispatched on a planned or emergency basis and perform services such as emergency preparedness and readiness plans, 12-hour or less U.S. deployment, surge capacity, product integrity and compliance, efficient response implementation, and system of record.

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Specialty Packaging. Our specialty temperature-regulating packaging solutions provide a better thermal system to maintain and protect products and ensure peak customer experience. In utilizing this packaging, customers yield the benefits of lower costs and overhead while improving process, agility, velocity, accuracy, and repeatability of complex fulfillment networks. Integrating Callan JMB’s technology with the packaging which we obtain allows for scalable ordering, inventory, pick, pack, fulfillment, tracking and recovery.

We remain committed to environmental sustainability. The reusable packaging systems we utilize, and our leasing model help reduce waste and costs, offering an effective alternative to traditional, single-use packaging.

Fulfillment Service. As part of our service capability offered to customers, we provide technical services through a service center from which a fleet of crew and equipment can be dispatched to emergency response locations. This timely response is built on safety, quality, efficiency, and integrity, and has been offered by us for more than 17 years. By leveraging our expertise and capabilities, we provide our customers with the safest, most cost-effective, and sustainable solutions to service their needs. Our technical services and technological offerings are bundled with our emergency response services and perishable packaging offerings and are not deemed to be separate revenue streams and not disaggregated.

Advanced Monitoring Sentry Technology. Our customers have the ability to use the Sentry system which helps ensure that their temperature-sensitive goods will remain within specified parameters throughout transit by tracking factors such as temperature, humidity, and location to ensure the physical material integrity of packages for governments and organizations that are preparing emergency responses and for patients, providers, and their communities.

Intellectual Property

As of the date of this prospectus, we are in the process of applying for trademark rights in Sentry, Callan JMB, Coldchain and other brand indicia, and have received a trademark registration for “Ship2Q®”, our proprietary certified sanitization technology. This trademark expires on February 22, 2030. We intend to pursue additional trademark registrations to the extent we believe it will be beneficial. We also are developing a registered domain name for a website that we use in our business. We may be subject to third-party claims from time to time with respect to our intellectual property.

Competition and Competitive Advantages

As noted above, Callan JMB has extensive experience in quality assurance and control, delivering reliability by anticipating, responding, and overcoming complex situations with precision and compassion. We provide peace of mind and a competitive solution for our customers.

We believe that we have attained a significant market position in emergency thermal management response despite facing robust competition from local, regional, and national firms. However, no one competitor directly competes with our full suite of offerings as a result of the Company’s breadth of service offerings. Sources of competition vary by locality and by type of service rendered, with competition from national and regional services companies and hundreds of privately-owned firms. We believe that we offer a more comprehensive range of services and products than our competitors in major portions of the United States and Canada.

We believe the following are our core competitive strengths developed over our 17+ years of operations, which have facilitated our prominent position in the marketplace:

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Provider of Logistics and Fulfillment in the Emergency Response Industry: Callan JMB has a long history and a recognized reputation for delivering swift, decisive, and reliable emergency response support for Fortune 500 firms, the North Atlantic Treaty Organization (“NATO”), the United Nations (“UN”), and government agencies at all levels. Our vertically-integrated logistics and fulfillment system utilizes advanced predictive technology that allows us to plan for and respond to emergencies. Our system provides our customers enhanced safety, effectiveness, and potency for every shipment handled, ensuring product integrity, environmental responsibility, and immediate response in time-sensitive events.

Specialty Temperature-Regulating Reusable Packaging: Many of our customers operate in time-sensitive industries. The specialty temperature-regulated packaging we utilize and obtain for customers from suppliers is critical to ensuring the quality of the delivered product. The Company is committed to environmental sustainability, as the packaging we arrange for is reusable which reduces waste and cost as compared to traditional, single-use packaging.

End Market Value Propositions and Flexibility: Our systems provide our customers with a variety of services that allow for immediate flexibility. Our emergency response offering includes emergency preparedness and readiness plans, 12-hour or less domestic deployment, surge capacity, product integrity and compliance, and efficient response implementation.

Experience in Highly Regulated Industries: Many of our target customers are in highly regulated industries where thermal monitoring and compliance are crucial. To address their needs, we developed an inventory management system for customers that handle regulated, sensitive products that guarantees their products arrive safe and effective through our rigorous quality assurance and quality control process and function as the system of record for their customers. Callan JMB’s long standing relationships with Fortune 500 firms, the City of Chicago, NATO, the UN, and certain other government agencies at all levels provide examples of and opportunities for our expertise.

Highly Trained and Experienced Team: Our well-trained workforce responds to customer needs across a variety of service lines, particularly emergency response services. We provide multi-faceted, high-quality services to a broad mix of customers and our vast capabilities, valuable and unique assets, skilled workforce, safety profile and breadth of services as well as our overall size, scale and geographic footprint help us attract customers and provide them with environmentally responsible solutions.

Successful History Provides Growth Opportunity: Leveraging its experience in emergency response, there are other large market industries that we intend to explore as part of our growth strategy includes the high-end food packaging industry. We aspire to enter into high-end food thermal packaging management. Our systems can ensure the integrity of food packages (such as caviar) as they reach their destination in order to maintain safety and quality. This would not only preserve the freshness and quality of the food, but also minimize the risk of spoilage, contamination, and other issues that can compromise food safety. With Sentry monitoring, we intend to provide customers with confidence that their food shipments will arrive in the same pristine condition as when they were dispatched, safeguarding consumer health and satisfaction.

Listing on Nasdaq

In connection with this offering, we have applied to list our common stock on Nasdaq under the symbol “CJMB”. If Nasdaq approves our listing application, we expect to list our common stock and consummate this offering. Nasdaq’s listing requirements include, among other things, a stock price threshold. If Nasdaq does not approve our application and the listing of our common stock, we will not proceed with this offering. There can be no assurance that our common stock will be listed on Nasdaq.

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Corporate Information

We were originally formed as Coldchain Technology Services, LLC, a Texas limited liability company. We reorganized as a holding company to Callan JMB Inc., a Nevada corporation, on February 14 2024. We are headquartered at 244 Flightline Dr., Spring Branch, TX 78070. The Company’s website is www.coldchain-tech.com. Information contained on or accessible through our website shall not be deemed incorporated into and is not a part of this prospectus or the registration statement of which it forms a part, and the inclusion of our website address in this prospectus is an inactive textual reference only.

Recent Developments

Pursuant to an Exchange and Reorganization Agreement, dated as of November 14, 2024, among the Company and its only stockholders, Messrs. Williams and Croyle, each share of outstanding common stock of the Company was converted and exchanged for 0.6 new shares (the “Share Exchange”) of common stock such that the total outstanding shares of the Company’s common stock was reduced from 5,000,000 shares to 3,000,000 shares.

Summary of Risk Factors

An investment in our shares of common stock involves a high degree of risk. You should carefully consider the risks summarized below. These risks are discussed more fully in the “Risk Factors” section immediately following this Prospectus Summary. These risks include, but are not limited to, the following:

Risks Related to the Company and Our Business

●	We are a rapidly growing company with a relatively limited operating history, which may result in increased risks, uncertainties, expenses, and difficulties, and makes it difficult to evaluate our prospects.

●	We track certain operational metrics, which are subject to inherent challenges in measurement, and real or perceived inaccuracies in such metrics may harm our reputation and adversely affect our stock price, business, results of operations, and financial condition.

●	We are subject to concentration risk.

●	We depend on our executive team and other employees to manage the business and the loss of one or more of these employees or an inability to attract and retain highly skilled employees could materially harm our business.

●	Our management team has limited experience managing a public company.

●	Although dependent on certain key personnel, the Company does not have any key man life insurance policies on any such people.

●	We have a limited sales force and may be dependent on the proceeds of this offering to fund additional sales personnel.

Risks Related to Regulatory Environment and Taxation

●	We operate in a heavily regulated environment and maintain a number of licenses essential to our operations. If we were to fail to maintain such licenses, our operations may be materially and negatively affected.

●	We have made significant estimates and judgments in calculating our income tax provision and other tax assets and liabilities. If these estimates or judgments are incorrect, our operating results and financial condition may be materially affected.

●	Changes in tax laws could have a material adverse effect on our business, financial condition and results of operations.

Risks Related to This Offering and Ownership of Our Common Stock

●	Our founder and CEO has control over key decision-making as a result of his control of a majority of our voting shares of common stock.

●	While we are seeking to have our common stock listed on Nasdaq, there is no assurance that either of such securities will be listed on Nasdaq. Even if we meet the initial listing requirements of Nasdaq, there can be no assurance that we will be able to comply with the continued listing standards of Nasdaq, a failure that could result in a delisting of our common stock.

●	The requirements of being a public company may strain our resources, divert management’s attention and affect our ability to attract and retain qualified board members.

●	Our management has broad discretion as to the use of the net proceeds from this offering.

●	We may issue additional debt and equity securities, which are senior to our common stock as to distributions and in liquidation, which could materially adversely affect the market price of our securities.

●	Our potential future earnings and cash distributions to our stockholders may affect the market price of our common stock.

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Implications of Being an Emerging Growth Company

We are an “emerging growth company” as defined in Section 2(a) of the Securities Act of 1933, as amended (“Securities Act”), and we may remain an emerging growth company for up to five years following the closing of this offering. For so long as we remain an emerging growth company, we are permitted and intend to rely on certain exemptions from various public company reporting requirements, including not being required to have our internal control over financial reporting audited by our independent registered public accounting firm pursuant to Section 404(b) of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and any golden parachute payments not previously approved. In particular, in this prospectus, we have provided only two years of audited financial statements and have not included all of the executive compensation-related information that would be required if we were not an emerging growth company. Accordingly, the information contained herein may be different from the information you receive from other public companies in which you hold stock.

In addition, the federal securities laws provide that an emerging growth company may take advantage of an extended transition period for complying with new or revised accounting standards. This provision allows an emerging growth company to delay the adoption of some accounting standards until those standards would otherwise apply to private companies. We have irrevocably elected this exemption from new or revised accounting standards, and, therefore, we will not be subject to the same requirements to adopt new or revised accounting standards as other public companies that are not emerging growth companies.

We would cease to be an “emerging growth company” upon the earliest to occur of: (i) the last day of the fiscal year in which we have $1.235 billion or more in annual revenue, (ii) the date on which we first qualify as a large accelerated filer under the rules of the United States Securities and Exchange Commission (the “SEC”), (iii) the date on which we have, in any three-year period, issued more than $1.0 billion in non-convertible debt securities, and (iv) the last day of the fiscal year ending after the fifth anniversary of this offering.

Implications of Being a Smaller Reporting Company

We are a “smaller reporting company” as defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and may continue to qualify as such even after we no longer qualify as an emerging growth company. We may take advantage of certain of the scaled disclosures available to smaller reporting companies until the fiscal year following the determination that our voting and non-voting common stock held by non-affiliates is more than $250 million measured on the last business day of our second fiscal quarter, or our annual revenues are less than $100 million during the most recently completed fiscal year and our voting and non-voting common stock held by non-affiliates is less than $700 million measured on the last business day of our second fiscal quarter. As a result of qualifying as a smaller reporting company, to the extent we take advantage of the allowable reduced reporting burdens, the information that we provide to our stockholders may be different than what you might receive from other public reporting companies in which you hold equity interests.

8

The Offering

Shares of common stock to be offered by us:	1,280,000 shares of common stock (or 1,472,000 shares if the underwriters exercise their over-allotment option in full), based on an assumed initial public offering price of $5.00 per share.

Assumed initial public offering price:	$5.00 per share of our common stock, the midpoint of the range of $4.00 to $6.00 per share set forth on the cover page of this prospectus.

Over-allotment option:	We have granted a 45-day option to the underwriters to purchase up to 192,000 additional shares of common stock, representing 15% of the shares of common stock sold in this offering, based on an assumed initial public offering price of $5.00 per share.

Shares of common stock outstanding before this initial public offering:	3,000,000 shares of common stock.

Shares of common stock outstanding after this initial public offering (1):	4,280,000 shares of common stock (or 4,472,000, assuming the underwriters exercise their over-allotment option in full).

Use of proceeds:	We estimate that the net proceeds from the sale of the shares of common stock in this initial public offering, at an assumed initial public offering price per share of $5.00, will be approximately $5,100,000 after deducting the underwriting discounts and commissions and estimated offering expenses, or $5,934,000 if the underwriters exercise their over-allotment option in full and, in either case, assuming no Representative Warrants have been exercised. We currently expect to use the net proceeds of this offering primarily for sales support, marketing, customer expansion and general corporate purposes, including working capital.

Proposed Nasdaq listing and symbol:	We have applied to list our common stock on Nasdaq under the symbol “CJMB”. No assurance can be given that our initial listing application for our common stock will be approved by Nasdaq or that a trading market will develop for the common stock. We will not proceed with this offering in the event the common stock is not approved for listing on Nasdaq.

Representative’s Warrants:	We have agreed to issue to the representatives of the underwriters or their designees at the closing of this offering, Representative’s Warrants to purchase a number of shares of our common stock equal to 5% of the aggregate number of shares of common stock sold in this offering. The Representative’s Warrants will be exercisable at any time and from time to time, in whole or in part, during the five-year period commencing 180 days from the commencement of sales of common stock in this offering. The exercise price of the Representative’s Warrants will equal 120% of the initial public offering price per share, subject to adjustments. The registration statement of which this prospectus forms a part also registers the Representative’s Warrant and the common stock underlying the Representative’s Warrant. See “Underwriting — Representative’s Warrant” in this prospectus for more information regarding the Representative’s Warrant.

Lock-up agreements:

We will agree that we will not, without the prior written consent of the Representative, for a period of one (1) year after the date of the underwriting agreement: (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any classes of our stocks or any securities convertible into or exercisable or exchangeable for any classes of our stocks; (ii) file or caused to be filed any registration statement with the SEC, relating to the offering of any classes of our stocks or any securities convertible into or exercisable or exchangeable for any classes of our stocks; (iii) complete any offering of debt securities, other than entering into a line of credit with a traditional bank; or (iv) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any classes of our stocks, whether any such transaction described in clause (i), (ii), (iii) or (iv) above is to be settled by delivery of any classes of our stocks or such other securities, in cash or otherwise. See “Underwriting—Company Standstill”.

All of our directors and executive officers have agreed that, for a period of one (1) year after the date of this prospectus, they will not, directly or indirectly, without the prior written consent of the Representative: (i) offer pledge, sell, contract to sell, grant, lend or otherwise transfer or dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of common stock or securities convertible into or exercisable or exchangeable for common stock; (ii) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of common stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of common stock or other securities, in cash or otherwise; (iii) make any demand for or exercise any right or file or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of common stock or securities convertible into or exercisable or exchangeable for common stock or any of our other securities; or (iv) publicly disclose the intention to do any of the foregoing, subject to certain exceptions. See “Underwriting—Executive Officer and Director Lock-Ups”.

Dividend policy:	We currently intend to retain all available funds and future earnings, if any, for use in the operation of our business and do not anticipate paying any cash dividends on our common stock in the foreseeable future. Investors should not purchase our common stock with the expectation of receiving cash dividends.

Risk factors:	Investing in our common stock involves a high degree of risk. As an investor, you should be able to bear a complete loss of your investment. You should carefully consider the information set forth in the “Risk Factors” section.

Transfer agent and registrar	The transfer agent and registrar for our common stock is ClearTrust LLC, with its business address at Point Village Drive, Lutz, Florida 33558.

(1)	The number of shares of common stock outstanding after this offering excludes the following shares:

●	64,000 shares of common stock issuable upon the exercise of the Representative’s Warrants based on an assumed initial public offering price of $5.00 per share.

Unless the context otherwise requires, the information in this prospectus gives effect to the Share Exchange and assumes:

●	an assumed initial public offering price of $5.00 per share, which is the midpoint of the $4.00 and $6.00 range set forth on the cover page of this prospectus; and

●	no exercise of the Representative’s Warrants or the underwriters’ over-allotment option.

9

Summary Financial Information

You should read the following summary financial information and operating data in conjunction with, and it is qualified in its entirety by reference to, our unaudited financial statements and audited financial statements and the related notes thereto, and the section entitled “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Our summary financial information set forth below are derived from our financial statements included elsewhere in this prospectus.

All financial statements included in this prospectus are prepared and presented in accordance with generally accepted accounting principles in the United States (“GAAP”). The summary financial information is only a summary and should be read in conjunction with the financial statements and related notes contained elsewhere in this prospectus. The financial statements contained elsewhere fully represent our financial condition and operations. However, our historical results are not necessarily indicative of our results in any future period and results from our interim period may not necessarily be indicative of the results of the entire year.

Statements of Operations Data:

	(unaudited)
	Nine Months Ended
	September 30,
	2024	2023
Revenue	$5,211,665	$11,529,341
Cost of Revenue	3,067,421	6,293,520
Gross Profit	2,144,244	5,235,821
Operating Expenses:
Selling, General and administrative expenses	3,146,109	2,295,897
Total operating expenses	3,146,109	2,295,897
Income (loss) from operations	(1,001,865)	2,939,924
Other income (expense)	3,269	(550)
Income (loss) before income taxes	(998,596)	2,939,374
Provision(benefit) for income taxes	-	23,000
Net income (loss)	$(998,596)	$2,916,374

Balance Sheet Data:

	September 30,	December 31,
	2024	2023	2022
	Actual
	(unaudited)	Actual
Cash	$2,809,303	$5,155,620	$6,193,719
Total current assets	4,498,876	8,452,465	14,369,051
Total assets	6,381,160	9,705,529	15,250,558
Total current liabilities	1,279,927	769,706	1,110,255
Total liabilities	1,966,749	910,269	1,239,510
Total stockholders’ equity/members capital	4,414,411	8,795,260	14,011,048
Total liabilities and Stockholders’ Equity/Members’ Capital	$6,381,160	$9,705,529	$15,250,558

10

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the following risk factors, together with the other information contained in this prospectus, before purchasing our common stock. We have listed below (not necessarily in order of importance or probability of occurrence) what we believe to be the most significant risk factors applicable to us, but they do not constitute all of the risks that may be applicable. Any of the following factors could harm our business, financial condition, results of operations or prospects, and could result in a partial or complete loss of your investment. Some statements in this prospectus, including statements in the following risk factors, constitute forward-looking statements. Please refer to the section titled “Cautionary Statement Regarding Forward-Looking Statements.”

RISKS RELATED TO OUR COMPANY AND OUR BUSINESS

We have a holding company ownership structure and will depend on distributions from our operating subsidiaries to meet our obligations. Contractual or legal restrictions applicable to our subsidiaries could limit payments or distributions from them.

We are a holding company and derive all of our operating income from, and hold substantially all of our assets through, our subsidiaries. The effect of this structure is that we will depend on the earnings of our subsidiaries, and the payment or other distributions to us of these earnings, to meet our obligations and make capital expenditures. Provisions of U.S. corporate and tax law, like those requiring that dividends are paid only out of surplus, and provisions of any future indebtedness may limit the ability of our subsidiaries to make payments or other distributions to us. Additionally, in the event of the liquidation, dissolution or winding up of any of our subsidiaries, creditors of that subsidiary (including trade creditors) will generally be entitled to payment from the assets of that subsidiary before those assets can be distributed to us.

We may not be able to effectively manage our growth and operations, which could materially and adversely affect our business.

We may experience rapid growth and development in a relatively short time span through our marketing efforts. The management of this growth will require, among other things, continued development of our financial and management controls and management information systems, stringent control of costs, increased marketing activities, the ability to attract and retain qualified management personnel, and the training of new personnel. We intend to hire additional personnel to manage our expected growth and expansion. Failure to successfully manage our possible growth and development could have a material adverse effect on our business and the value of our common stock.

Our business is capital intensive, requiring ongoing cash outlays that may strain or consume our available capital and force us to sell assets, incur debt, or sell equity on unfavorable terms.

Our ability to remain competitive, grow and maintain our operations largely depends on our cash flow from operations and access to capital. Maintaining our existing operations and expanding them through internal growth or acquisitions requires large capital expenditures. As we undertake more acquisitions and further expand our operations, the amount we expend on capital will increase. These increases in expenditures may result in lower levels of working capital or require us to finance working capital deficits. We intend to continue to fund our cash needs through cash flow from operations, equity and debt financings and borrowings under our credit facility, if necessary. However, we may require additional equity or debt financing to fund our growth.

We do not have complete control over our future performance because it is subject to general economic, political, financial, competitive, legislative, regulatory and other factors. It is possible that our business may not generate sufficient cash flow from operations, and we may not otherwise have the capital resources to allow us to make necessary capital expenditures. If this occurs, we may have to sell assets, restructure our debt or obtain additional equity capital, which could be dilutive to our stockholders. We may not be able to take any of the foregoing actions, and we may not be able to do so on terms favorable to us or our stockholders.

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Decreased availability or increased costs of key logistics and supply chain inputs, including third-party supplies of equipment and materials could impact our cost of operations and our profitability across business lines.

We depend on reliable access to third-party supplies of equipment and materials, including refrigeration, storage and electrical equipment. The supplier base providing cold chain and food processing and warehouse equipment and materials is relatively consolidated, which has resulted in a limited number of suppliers for certain types of equipment and supplies. Conversely, the market for third-party transportation services is fragmented with a large number of service providers, and it can be difficult to find reliable partners whose performance and reliability meet our standards at the scale our operations require. Any significant reduction in availability or increase in cost of any logistics and supply chain inputs could adversely affect our operations and increase our costs, which could adversely affect our operating results and cash flows.

Our business and rent-to-rent model require significant capital expenditure and inability to collect service fee from our customers in a timely manner or at all would materially and adversely affect our business, results of operations, financial condition and growth prospects.

We utilize a rent-to-rent model, under which we obtain the right to use of warehouses that are usually in bare-bones condition by way of operating lease, or service agreement, and then offer the right to use to our customers after renovation. Therefore, we are subject to the risks inherent in a rent-to-rent model, including:

●	upfront capital outlay for warehouse sourcing and renovation;

●	ongoing capital needs to maintain warehouses;

●	inability to collect service fee from our customers in a timely manner or at all; and

●	mismatch between our service agreement term with landlords or land occupiers, and our service agreement term with our customers.

Any one or more of these factors could adversely affect our business, financial condition and results of operations.

We generally incur a substantial upfront capital outlay before we start to generate revenue on the relevant warehouses which we offer the right to use to our customers. These include capital outlay for market research and evaluation of the target geographic area for expansion, warehouse searching, prepayment of a few months’ service fee to the landlords or land occupiers, and renovation of the warehouse that are usually in bare-bone condition, including to add cold chain and food processing functions, and make them suitable for our customers’ needs. We follow a disciplined and systematic process to expand our warehouse network, involving comprehensive market research, site visits and other preparation work, during which period we may incur substantial operating costs and expenses. In addition, the period between when we sign the service agreement with the landlord or land occupier and when we receive service fee payments from our customers may be significantly longer than expected due to some factors that are beyond our control, including but not limited to, substantial delay during the renovation period due to third-party contractors’ default, and inability to attract and retain customers in a timely manner due to rental market condition. Inability to timely access financing on favorable terms or at all or to collect service fee from our customers in a timely manner or at all would materially and adversely affect our business, results of operations, financial condition and growth prospects.

We face risks and challenges associated with our cold chain logistics services, including environmental, health, safety and quality control issues and increasing costs in developing the business.

Our cold chain logistics services focus on a myriad of products, relying on our comprehensive cold chain logistics service capabilities in terms of storage network, transportation network and distribution network. Our extensive cold chain logistics network enables us to provide integrated cold chain logistics services to our customers.

We store frozen and perishable medical and other products. Product contamination, spoilage, other adulteration, product tampering or other quality control issues could occur at any of our temperature-controlled warehouses or during the transportation of these products, which could cause our customers to lose all or a portion of their inventory.

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We could be liable for the costs incurred by our customers as a result of the lost inventory, and we also may be subject to liability, which could be material, if any of the pharmaceutical products, frozen and other perishable products we stored or transported caused illness or death. The occurrence of any of the foregoing may negatively impact our brand and reputation and otherwise have a material adverse effect on us.

If we fail to comply with applicable environmental, health and safety laws and regulations in relation to our cold chain logistics services, we may face administrative, civil or criminal fines or penalties, including bans on making future shipments in particular geographic areas, and the suspension or revocation of necessary permits, licenses and authorizations, all of which may materially adversely affect our business, results of operations and financial condition. Further, current and future environmental, health and safety laws, regulations and permit requirements could require us to make changes to our operations or incur significant costs relating to compliance.

We may not be able to successfully identify, source and develop in a timely fashion additional warehouse properties.

Under our rent-to-rent model, we may not be successful in identifying and obtaining the right to use of additional warehouse properties at desirable locations and on commercially reasonable terms or at all. We may also incur costs in connection with evaluating warehouse properties and negotiating with property owners, including properties which we are subsequently unable to obtain the right to use. In addition, we may not be able to develop additional warehouse properties on a timely basis due to construction delays or equipment and material shortages. If we fail to successfully identify, secure or develop in a timely fashion additional warehouse properties, our ability to execute our growth strategy could be impaired and our business and prospects may be materially and adversely affected.

We are subject to concentration risk.

For the nine months ended September 30, 2024, three customers, the City of Chicago Public Health Department (48%), Grail, Inc. (20%) and BioBridge Global (13%), accounted for approximately 81% of total revenues generated. For the year ended December 31, 2023, three customers, the City of Chicago Public Health Department, (28%), Texas Department of Health (22%) and Johnson & Johnson (15%), accounted for approximately 65% of total revenues generated. We have long-term agreements with two City of Chicago entities, which expire under their existing terms in 2026 and 2029 years, respectively. In 2024, the Company suffered a reduction in revenue, approximately $4,000,000 of which was due to a significant customer temporarily suspending ordering from the Company.

Because we depend on these customers for a significant percentage of our revenue, a loss of one or more of these customers could materially adversely affect our business and financial condition. If these principal customers cease using our services, our business could be materially adversely affected.

We expect to base our equipment and inventory purchasing decisions on our forecasts of customers’ demand, and if our forecasts are inaccurate, our operating results could be materially harmed.

As our customer base increases, we expect to need to purchase additional equipment and inventory. Our forecasts will be based on multiple assumptions, each of which may cause our estimates to be inaccurate, affecting our ability to provide products to our customers. When demand for our products increases significantly, we may not be able to meet demand on a timely basis, and we may need to expend a significant amount of time working with our customers to allocate limited supply and maintain positive customer relations, or we may incur additional costs in order to rush the manufacture and delivery of additional products. If we underestimate customers’ demand, we may forgo revenue opportunities, lose market share and damage our customer relationships. Conversely, if we overestimate customer demand, we may purchase more equipment and inventory than we are able to use or sell at any given time or at all. As a result of our failure properly to estimate demand for our products, we could have excess or obsolete equipment and/or inventory, resulting in a decline in the value of our equipment and/or inventory, which would increase our costs of revenues and reduce our liquidity. Our failure to accurately manage our equipment purchases and inventory relative to demand would adversely affect our operating results.

If we experience delays or interruptions in shipping due to factors outside of our control, such disruptions could lead to customer dissatisfaction and harm our reputation.

We rely on third party shipment and carrier services to transport our shippers containing biological material. These third party operations could be subject to natural disasters, adverse weather conditions, other business disruptions, and carrier error, which could cause delays in the delivery of our shippers, which in turn could cause serious harm to the biological material being shipped. As a result, any prolonged delay in shipment, whether due to technical difficulties, power failures, break-ins, destruction or damage to carrier facilities as a result of a natural disaster, fire, or any other reason, could result in damage to the contents of the shipper. If we are unable to cause the delivery of our shippers in a timely matter and without damage, this could also harm our operating results and our reputation, even if we are not at fault.

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We may need to raise substantial additional capital in the future in order to execute our business plan and help us and our collaboration partners fund the development and commercialization of our products. If we are unable to raise capital when needed, we may be forced to delay, reduce or eliminate products, programs, commercial efforts, or sales efforts.

We may need to finance future cash needs through public or private equity offerings, debt financings, or strategic collaboration and licensing or royalty arrangements. Our stockholders may consequently experience additional dilution, and debt financing, if available, and such financing may involve restrictive covenants and/or high interest rates. Regarding accessing additional funds through collaboration and licensing arrangements, it may be necessary to relinquish some rights to our products, processes, and technologies or to grant licenses on terms not necessarily favorable to us. If adequate funds are not available from the foregoing sources, we may consider additional strategic financing options, including sales of assets, or we may be required to delay, reduce the scope of, or eliminate one or more of our research or development programs, or curtail some of our commercialization efforts. We may seek to access the public or private equity markets whenever conditions are favorable, even if we do not have an immediate need for additional capital.

We depend on our executive team and other employees to manage the business and the loss of one or more of these employees or an inability to attract and retain highly skilled employees could materially harm our business.

Our success depends largely upon the continued high performance of our executive team and other employees. We rely on our executive team for leadership in critical areas of our business, including product development, engineering, marketing, security, business development, and general and administrative functions. The loss of one or more of our executives or key employees would have an adverse effect on our business. From time to time, there may be changes in executives due to hiring or departures, which could disrupt our business. We do not have employment agreements with executives or other key personnel that require them to continue to work for us for any specified period and, therefore, they could terminate their employment at any time.

For example, we depend on our senior management, including Wayne Williams, our Founder and Chief Executive Officer. If we lose the services of one or more of our senior management and other key personnel, we may not be able to successfully manage our business, meet competitive challenges or achieve our growth objectives. Further, to the extent that our business grows, we will need to attract and retain additional qualified management personnel in a timely manner, and we may not be able to do so. Our future success depends on our continuing ability to identify, hire, develop, motivate, retain, and integrate highly skilled personnel in all areas of our organization.

Our management team has limited experience managing a public company.

Our management team has limited experience managing a publicly traded company, interacting with public company investors, and complying with the increasingly complex laws pertaining to public companies. These new obligations and constituents require significant attention from our management team and may divert their attention away from the day-to-day management of our business, which could harm our business, results of operations, and financial condition.

The loss of one or more of our key personnel, or our failure to attract and retain other highly qualified personnel in the future, could harm our business.

We depend on the leadership and experience of our relatively small number of key executive management personnel, particularly our Chief Executive Officer and President, Wayne Williams. The loss of the services of any of these key executives or any of our executive management members could have a material adverse effect on our business and prospects, as we may not be able to find suitable individuals to replace such personnel on a timely basis or without incurring increased costs, or at all. Furthermore, if we lose or terminate the services of one or more of our key employees or if one or more of our current or former executives or key employees joins a competitor or otherwise competes with us, it could impair our business and our ability to successfully implement our business plan. Additionally, if we are unable to hire qualified replacements for our executive and other key positions in a timely fashion, our ability to execute our business plan would be harmed. Even if we can quickly hire qualified replacements, we would expect to experience operational disruptions and inefficiencies during any transition.

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We may acquire other businesses, products or technologies in order to remain competitive in our market and our business could be adversely affected as a result of any of these future acquisitions.

We may make acquisitions of complementary businesses, products or technologies. If we identify any appropriate acquisition candidates, we may not be successful in negotiating acceptable terms of the acquisition, financing the acquisition, or integrating the acquired business, products or technologies into our existing business and operations. Further, completing an acquisition and integrating an acquired business will significantly divert management time and resources. The diversion of management attention and any difficulties encountered in the transition and integration process could harm our business. If we consummate any significant acquisitions using stock or other securities as consideration, our shareholders’ equity could be significantly diluted. If we make any significant acquisitions using cash consideration, we may be required to use a substantial portion of our available cash. Acquisition financing may not be available on favorable terms, if at all. In addition, we may be required to amortize significant amounts of other intangible assets in connection with future acquisitions, which would harm our operating results and financial condition.

We may not be able to compete with our competitors in the industry because many of them have greater resources than we do.

We expect to continue to experience significant and increasing levels of competition in the future. In addition, there may be other companies which are currently developing competitive products and services, or which may in the future develop technologies and products that are comparable, superior or less costly than our own. For example, some cryogenic equipment manufacturers and shippers with greater resources currently have solutions for storing and transporting cryogenic liquid and gases and may develop storage solutions that compete with our services/products. Additionally, some specialty couriers with greater resources currently provide dry ice transportation and may develop other products in the future, both of which compete with our products. A competitor that has greater resources than us may be able to bring its product to market faster than we can and offer its product at a lower price than us to establish market share. We may not be able to successfully compete with a competitor that has greater resources, and such competition may adversely affect our business.

We do not have key man life insurance.

The Company is particularly dependent on Wayne Williams, our Chief Executive Officer and President. However, the Company has not purchased any insurance policies concerning Mr. Williams in the event of his death or disability. Therefore, if Mr. Williams dies or becomes disabled, the Company will not receive any compensation to assist with Mr. Williams’s absence. The loss of Mr. Williams would negatively affect the Company and its operations.

Our lack of adequate D&O insurance may also make it difficult for us to retain and attract talented and skilled directors and officers.

In the future, we may be subject to additional litigation, including potential class action and stockholder derivative actions. Risks associated with legal liability are difficult to assess and quantify, and their existence and magnitude can remain unknown for significant periods. To date, we have not obtained directors and officers liability (“D&O”) insurance. Without adequate D&O insurance, the amounts we would pay to indemnify our officers and directors should they be subject to legal action based on their service to the Company could have a material adverse effect on our financial condition, results of operations and liquidity. Furthermore, our lack of adequate D&O insurance may make it difficult for us to retain and attract talented and skilled directors and officers, which could further impact our ability to retain and attract talented and skilled directors and officers.

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Our failure to maintain effective internal controls over financial reporting could have an adverse impact on us.

We will be required to establish and maintain appropriate internal controls over financial reporting. Failure to establish those controls, or any failure of those controls once established, could adversely impact our public disclosures regarding our business, financial condition or results of operations. In addition, management’s assessment of internal controls over financial reporting may identify weaknesses and conditions that need to be addressed in our internal controls over financial reporting or other matters that may raise concerns for investors. Any actual or perceived weaknesses and conditions that need to be addressed in our internal control over financial reporting, disclosure of management’s assessment of our internal controls over financial reporting or disclosure of our public accounting firm’s attestation to or report on management’s assessment of our internal controls over financial reporting may have an adverse impact on the price of our common stock.

A control system, no matter how well conceived and operated, can provide only reasonable, not absolute, assurance that the objectives of the control system are met. In addition, the design of a control system must reflect the fact that there are resource constraints, and the benefit of controls must be relative to their costs. Because of the inherent limitations in all control systems, no system of controls can provide absolute assurance that all control issues and instances of fraud, if any, within our Company have been detected. These inherent limitations include the reality that judgments in decision-making can be faulty and that breakdowns can occur because of simple error or mistake. Further, controls can be circumvented by individual acts of some persons, by collusion of two or more persons, or by management override of the controls. The design of any system of controls is also based in part upon certain assumptions about the likelihood of future events, and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions. Over time, control may become inadequate because of changes in conditions or the degree of compliance with policies or procedures may deteriorate. Because of inherent limitations in a cost-effective control system, misstatements due to error or fraud may occur and may not be detected.

At present, management has identified some material weaknesses in its internal controls. Management has taken initial steps to remedy this weakness by hiring a Chief Financial Officer, an accounting manager and a bookkeeper, and plans to continue to add additional resources, technology and headcount as warranted by the growth of the Company and our plans to become a public company. We are also in the process of putting proper policies and procedures in place to ensure proper documentation is established and maintained for transactions that the Company enters into. While we believe these efforts will improve our internal controls and address the underlying causes of the material weaknesses, such material weaknesses will not be remediated until our remediation plan has been fully implemented and we have concluded that our controls are operating effectively for a sufficient period of time. We cannot be certain that the steps we are taking will be sufficient to remediate the control deficiencies that led to our material weaknesses in our internal control over financial reporting or prevent future material weaknesses or control deficiencies from occurring. While we are working to remediate the material weaknesses as timely and efficiently as possible, at this time we cannot provide an estimate of costs expected to be incurred in connection with the implementation of this remediation plan, nor can we provide an estimate of the time it will take to complete this remediation plan. Even if management does establish effective remedial measures, we cannot guarantee that those internal controls and disclosure controls that we put in place will prevent all possible errors, mistakes or all fraud.

We will be a “controlled company” within the meaning of Nasdaq rules and, as a result, qualify for an exemption from certain corporate governance requirements.

Mr. Williams and Dr. Croyle currently control collectively 100% of the voting power of our outstanding common stock. Following this offering and assuming the over-allotment option is not exercised, Mr. Williams will control approximately 52.6% of the voting power of our outstanding common stock and Dr. Croyle will control approximately 17.5% of such voting power, and as a result, we currently are, and will continue to be a “controlled company” within the meaning of the corporate governance standards. Under Nasdaq rules, a company of which more than 50% of the voting power is held by another person or group of persons acting together is a controlled company and may elect not to comply with certain corporate governance requirements, including the requirements that:

●	a majority of the board of directors consists of independent directors;

●	the nominating and corporate governance committee be composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities;

●	the compensation committee be composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities; and

●	there be an annual performance evaluation of the nominating and corporate governance and compensation committees.

Although we do not currently intend to avail ourselves of this exemption, these requirements will not apply to us as long as we remain a controlled company. Accordingly, you may not have the same protections afforded to stockholders of companies that are subject to all of the corporate governance requirements of Nasdaq.

Any insurance coverage we have might not be sufficient and uninsured losses may occur.

We maintain minimum insurance coverage to protect us against a broad range of risks, at levels we believe are appropriate and consistent with current industry practice. Our objective is to exclude or minimize the risk of financial loss at a reasonable cost.

Nevertheless, we could still be subject to risks in the following areas, among others:

●	losses that might be beyond the limits, or outside the scope, of coverage of our insurance and that may limit or prevent indemnification under our insurance policies,

●	inability to maintain adequate insurance coverage on commercially reasonable terms in the future,

●	certain categories of risks are currently not insurable at a reasonable cost, and

●	no assurance of the financial ability of the insurance companies to meet their claim payment obligations.

Any one or more of these events could have an adverse effect on our business, financial position, profit, and cash flow.

Additionally, we cannot be certain that our insurance coverage will be adequate for data security liabilities incurred, will cover any indemnification claims against us relating to any incident, will be available to us on economically reasonable terms, or at all, or that any insurer will not deny coverage as to any future claim. The successful assertion of one or more large claims against us that exceed available insurance coverage, or the occurrence of changes in our insurance policies, including premium increases or the imposition of large deductible or co-insurance requirements, could adversely affect our reputation, business, financial condition and results of operations.

Our customers could also become the target of litigation relating to the patent and other intellectual property rights of others.

Any litigation relating to the intellectual property rights of others could trigger technical support and indemnification obligations in licenses or customer agreements that we may enter into. These obligations could result in substantial expenses, including the payment by us of costs and damages relating to claims of intellectual property infringement. In addition to the time and expense required for us to provide support or indemnification to our customers, any such litigation could disrupt the businesses of our customers, which in turn could hurt our relationships with such customers and cause the sale of our products to decrease. No assurance can be given that claims for indemnification will not be made, or that if made, such claims would not have a material adverse effect on our business, operating results or financial conditions.

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Changes in government regulation could adversely affect our business.

The Company is subject to legislation and regulation at the federal and local levels and, in some instances, at the state level. We expect that court actions and regulatory proceedings will continue to refine our rights and obligations under applicable federal, state, and local laws, which cannot be predicted. Modifications to existing requirements or imposition of new requirements or limitations could adversely impact our business.

We are subject to regulation by the U.S. Food and Drug Administration (“FDA”) and various state regulatory agencies, and failure to comply with such regulations could harm our reputation, business, financial condition and results of operations.

Certain of our operations are subject to regulation and licensing by the FDA and similar state regulatory agencies. In addition, we may in the future develop products, services, and procedures that may be subject to regulation by the FDA and similar state regulatory agencies. For example, we are VAWD Accredited by the National Association Boards of Pharmacy to provide specialized services including receipt, holding, consolidation, distribution, and recovery of your critical products internationally and domestically. We are compliant with regulation USP 1079/1083, FDA 21 CFR Part 11/210/211 & 820, ICHQ8/Q10.

The regulations enforced by the FDA and similar state regulatory agencies govern a wide variety of product-related activities, including the research, development, testing, manufacture, quality control, approval, clearance, labeling, packaging, storage, record-keeping, promotion, advertising, distribution, marketing, post-approval monitoring and reporting, pricing, and export and import of pharmaceutical products. If we or any of our customers, suppliers or distributors fail to comply with applicable regulatory requirements or are perceived to potentially have failed to comply, we may face, among other things, warning letters; adverse publicity affecting both us and our customers; investigations or notices of non-compliance, fines, injunctions, and civil penalties; import or export restrictions; partial suspensions or total shutdown of facilities; loss of licenses or the imposition of operating restrictions; increased difficulty in obtaining required FDA clearances or approvals or foreign equivalents; seizures or recalls of our products or those of our customers; or the inability to sell our services. Any such regulatory agency actions could disrupt our business and operations, lead to significant remedial costs and have a material adverse impact on our financial position and results of operations.

Complying with certain regulations that apply to shipments using our solutions can limit our activities and increase our cost of operations.

Shipments using our solutions and services are subject to various regulations in the countries to which our customers require our products and service to be delivered. For example, shipments using our solutions may be required to comply with the shipping requirements promulgated by the Centers for Disease Control (“CDC”), the Occupational Safety and Health Organization (“OSHA”), the Department of Transportation (“DOT”) as well as rules established by the International Air Transport Association (“IATA”) and the International Civil Aviation Organization (“ICAO”). Additionally, our data logger may be subject to regulation and certification by the FDA, Federal Communications Commission (“FCC”), and the Federal Aviation Administration (“FAA”). We will need to ensure that our solutions and services comply with relevant rules and regulations to make our solutions and services marketable, and in some cases compliance is difficult to determine. Significant changes in such regulations could require costly changes to our solutions and services or prevent use of our shippers for an extended period of time while we seek to comply with changed regulations. If we are unable to comply with any of these rules or regulations or fail to obtain any required approvals, our ability to market our solutions and services may be adversely affected. In addition, even if we are able to comply with these rules and regulations, compliance can result in increased costs. In either event, our financial results and condition may be adversely affected. We depend on our business partners and unrelated and frequently unknown third party agents in foreign countries to act on our behalf to complete the importation process and to make delivery of our shippers to the final user. The failure of these third parties to perform their duties could result in damage to the contents of the shipper resulting in customer dissatisfaction or liability to us, even if we are not at fault.

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We, along with our customers, are subject to various governmental regulations and international standards. Compliance with or changes in such regulations may cause us to incur significant expenses, and if we fail to maintain satisfactory compliance with certain regulations, we may be forced to recall products and cease their manufacture and distribution, and we could be subject to civil or criminal penalties.

We, along with our customers, are subject to various significant federal, state and local regulations, including but not limited to regulations in the areas of health and safety, packaging, product content, employment, labor and immigration, foreign and domestic import/export controls, trade restrictions and anti-competition. In addition, as a global operator, we are subject to the International Organization for Standardization. We do not have contracts with any foreign customers. We do, however, contract with domestic entities that, from time to time, use our products and services when shipping to foreign locations.

We must also comply with complex foreign and U.S. laws and regulations, such as the U.S. Foreign Corrupt Practices Act, and other local laws prohibiting corrupt payments to governmental officials, anti-competition regulations and sanctions imposed by the U.S. Office of Foreign Assets Control and other similar laws and regulations. Violations of these laws and regulations could result in fines and penalties, criminal sanctions, restrictions on our business conduct and on our ability to offer our products in one or more countries, and could also materially affect our brand, our ability to attract and retain employees, our international operations, our business and our operating results. Although we will implement policies and procedures designed to ensure compliance with these laws and regulations, there can be no assurance that our employees, contractors, or agents will not violate our policies.

These regulations are complex, change frequently and have tended to become more stringent over time. We may be required to incur significant expenses to comply with these regulations or to remedy any violations of these regulations. Any failure by us to comply with applicable government regulations could also result in the cessation of our operations or portions of our operations, product recalls or impositions of fines and restrictions on our ability to carry on or expand our operations. In addition, because many of our products are regulated or sold into regulated industries, we must comply with additional regulations in marketing our services. Any significant change in these regulations could reduce demand for our services or products, force us to modify our services to comply with new regulations or increase our costs of producing these products. If demand for our products is adversely affected or our costs increase, our operating results and business would suffer.

We rely upon certain critical information systems, including our Sentry platform, for the operation of our business; the failure of any critical information system could adversely impact our reputation and future revenues, and we may be required to increase our spending on data and system security.

We rely upon certain critical information systems, including our Sentry platform which is used by us for our customers and business partners to automate the entry of orders, prepare customs documentation and facilitate status and location monitoring of shipped orders while in transit. In addition, the provision of services to our customers and the operation of our networks and systems involve the storage and transmission of significant amounts of proprietary information and sensitive or confidential data, including personal information of customers, employees and others. Our technology infrastructure and critical information systems are subject to damage or interruption from a number of potential sources, including unauthorized intrusions, cyberattacks, software viruses or other malware, natural disasters, power failures, employee error or malfeasances and other events. Despite our best efforts, no cybersecurity or emergency recovery process is failsafe, and if our safeguards fail or our technology infrastructure or critical information systems are compromised, the safety and efficiency of our operations could be materially harmed, our reputation could suffer, and we could face additional costs, liabilities, costly legal challenges.

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Cyberattacks, data incidents and breaches in the security of our information systems and networks and of the electronic and confidential information in our possession could materially adversely impact our business, financial condition and results of operations, in addition to our reputation and relationships with our employees, customers, suppliers and business partners.

As part of our normal business activities, we collect and store or have access to certain proprietary confidential, and personal information, including information about our employees, customers, suppliers and business partners, which may be entitled to protection under a number of regulatory regimes. The protection and security of our network systems and our own information, as well as information relating to our employees, customers, suppliers, business partners and others, is vitally important to us. Any failure of us to maintain the security of our network systems and the proprietary, confidential, and personal data in our possession, including via the penetration of our network security and the misappropriation of proprietary, confidential and personal information, could result in costly investigations and remediation, business disruption, damage to our reputation, financial obligations to third parties, fines, penalties, regulatory proceedings and private litigation with potentially large costs, and also result in deterioration in our employees’, customers’, suppliers’ and business partners’ confidence in us and other competitive disadvantages, and thus could have a material adverse effect on our business, financial condition and results of operations.

The frequency, intensity, and sophistication of cyberattacks and data security incidents has significantly increased in recent years and is constant. As with many other businesses, we are continually subject to cyberattacks and the risk of data security incidents. Due to the increased risk of these types of attacks and incidents, we have implemented information technology and data security tools, measures, and processes designed to protect our networks systems, services, and the personal, confidential or proprietary information in our possession, and to ensure an effective response to any cyberattack or data security incident. We also have privacy and data security policies in place that are designed to detect, prevent, and/or mitigate cyberattacks and data security incidents. Whether or not these policies, tools, and measures are ultimately successful, the expenditures could have an adverse impact on our financial condition and results of operations and divert management’s attention from pursuing our strategic objectives. As newer technologies evolve, we could be exposed to increased risks from cyberattacks, data security events, and data breaches, including those from human error, negligence or mismanagement or from illegal or fraudulent acts.

Although we take the security of our network systems and information seriously, there can be no assurance that the security measures we employ will effectively prevent unauthorized persons from obtaining unauthorized access to our systems and information due to the evolving nature and intensity of cyberattacks and threats to data security, in light of new and sophisticated tools and methods used by criminals and cyberterrorists to penetrate and compromise systems, including computer viruses, malware, ransomware, phishing, misrepresentation, social engineering and forgery, which make it increasingly challenging to anticipate, harder to detect, and more difficult to adequately mitigate these risks. While we have cyber security insurance, we may incur significant costs in the event of a successful cyber incident against us or in responding to and recovering from a cyber incident that are not covered by, or exceed the limits of, such insurance. Additionally, the cost and operational consequences of implementing, maintaining and enhancing further data or system protection measures could increase significantly to overcome increasingly intense, complex and sophisticated global cyber threats.

Expenses or liabilities resulting from litigation could materially adversely affect our results of operations and financial condition.

We may become party to various legal proceedings and other claims that arise in the ordinary course of business, or otherwise in the future. Such matters are subject to many uncertainties and outcomes are not predictable with assurance. In addition, any such claims or litigation may be time-consuming and costly, divert management resources, require us to change our platform, or have other adverse effects on our business. While we cannot assure the outcome of any legal proceeding or contingency in which we are or may become involved, we do not believe that any pending legal claim or proceeding arising in the ordinary course will be resolved in a manner that would have a material adverse effect on our business. However, if one or more of these legal matters resulted in an adverse monetary judgment against us, such a judgment could harm our results of operations and financial condition.

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We operate in a competitive industry and if we cannot compete effectively, we will lose business.

We expect to continue to experience significant and increasing levels of competition in the future. While there are technological and marketing barriers to entry, we cannot guarantee that these barriers will be sufficient to defend our market share against current and future competitors. Our principal competitive considerations in our market include:

●	financial resources to allocate to proper marketing and an appropriate sales effort;

●	acceptance of our solutions model;

●	acceptance of our solutions including per use fee structures and other charges for services;

●	keeping up technologically with ongoing development of enhanced features and benefits;

●	the ability to develop and maintain and expand strategic alliances;

●	establishing our brand name;

●	our ability to deliver our solutions to our customers when requested; and

●	our timing of introductions of new solutions and services.

Our future revenue stream depends to a large degree on our ability to bring new solutions and services to market on a timely basis. We generally sell our products in industries that are characterized by increased competition through frequent innovation, rapid technological changes and changing industry standards. Without the timely introduction of new products, services and enhancements, our products and services may become obsolete over time, in which case our revenue and operating results could suffer.

There may also be other companies which are currently developing competitive products and services or which may in the future develop technologies and products that are comparable, superior or less costly than our own. For example, some specialty couriers and packaging manufacturers with greater resources currently provide temperature-controlled packaging solutions and may develop other products or solutions in the future, both of which compete with our products. A competitor that has greater resources than us may be able to develop and expand their networks and product offerings more quickly, devote greater resources to the marketing and sale of their solutions and adopt more aggressive pricing policies. We may not be able to successfully compete with a competitor that has greater resources, which may adversely affect our business.

We will have difficulty increasing our revenues if we experience delays, difficulties or unanticipated costs in establishing the sales, marketing and distribution capabilities necessary to successfully commercialize our solutions.

We plan to further enhance our sales, marketing and distribution capabilities in the Americas. It will be expensive and time-consuming for us to develop and integrate our global marketing and sales network and thus we intend to further broaden our strategic alliances with domestic and international providers of shipping services and other solutions providers to the life sciences industry to incorporate use of our platform of solutions in their service offerings. We may not be able to provide adequate incentive to our sales force or to establish and maintain favorable distribution and marketing collaborations with others to promote our solutions. In addition, any third party with whom we have established a marketing and distribution relationship may not devote sufficient time to the marketing and sales of our solutions, thereby exposing us to potential expenses in exiting such distribution agreements. We, and any of our alliance partners, must also market our services in compliance with federal, state, local and international laws relating to the provision of incentives and inducements. Violation of these laws can result in substantial penalties. Therefore, if we are unable to successfully motivate and expand our marketing and sales force and further develop our sales and marketing capabilities, or if our alliance partners fail to promote our solutions, we will have difficulty increasing our revenues and the revenue may not offset the additional expense of expansion.

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Our agreements with global providers of shipping services may not result in a significant increase in our revenues or cash flow, soon or in the future.

We believe that establishing strategic alliances with global providers (integrators) of logistics and of shipping services, such as our agreements with FedEx, DHL, and UPS can drive growth in our revenues, but there is no certainty to this view. We are seeking to establish similar arrangements with other providers of international shipping services. We anticipate all such alliances will enable us to provide seamless, end-to-end shipping solutions to customers of our respective alliance partners and allow us to leverage the established relationships with those customers, but there is no guarantee this will happen.

Because our agreements with FedEx, DHL, and UPS do not contain any requirement that they use a minimum level of our services, there can be no assurance of any significant increase in our revenues or cash flows as a result of these strategic alliances.

If we use biological and hazardous materials in a manner that causes injury, we could be liable for damages.

Our customers may ship potentially harmful biological materials in our packages. We cannot eliminate the risk of accidental contamination or injury to employees or third parties from the use, storage, handling or disposal of these materials. In the event of contamination or injury, we could be held liable for any resulting damages, and any liability could exceed our resources or any applicable insurance coverage we may have. Additionally, we are subject to, on an ongoing basis, federal, state and local laws and regulations governing the use, storage, handling and disposal of these materials and specified waste products. In the event of an accident, we could be held liable for damages.

Our products and services may contain errors or defects, which could result in damage to our reputation, lost revenues, diverted development resources and increased service costs, litigation and product recalls. These risks may be heightened when our products or services are used in connection with human reproductive medicine.

Our products and services must meet stringent requirements and we must develop our products and services solutions quickly to keep pace with the rapidly changing market. Products and services as sophisticated as ours could contain undetected errors or defects, especially when first introduced or when new equipment or versions of our software are released. If our products and services are not free from errors or defects, we may incur an injury to our reputation, lost revenues, diverted development resources, increased customer service and support costs, product recalls and litigation. The costs incurred in correcting any product errors or defects may be substantial and could adversely affect our business, results of operations and financial condition.

Due to the low temperatures at which some of our products are used and the fact that some of our products are relied upon by our customers or end users in their facilities or operations or are manufactured for relatively broad medical, transportation, or consumer use, we face an inherent risk of exposure to claims in the event that the failure, use, or misuse of our products results, or is alleged to result, in death, bodily injury, property or sample damage, or economic loss. The amount of damages for which we are potentially held liable for may be higher when our products or services are used in connection with human reproductive medicine than when they are used for other purposes. For example, in some states, damage to an embryo may be deemed wrongful death for which punitive or other damages may be awarded, which would not otherwise be available. In addition, we specialize in the secure storage of biological specimens, materials and samples covering the full range of temperatures from cryogenic through controlled room temperature. Any damage to these specimens, materials and samples may be attributed to a failure of our storage systems or services, which could lead to claims for damages made by customers and could also harm our relationship with customers and damage our reputation in the life sciences industry, resulting in material harm to our business.

Although we currently maintain product liability coverage, which we believe is adequate for product liability claims and for the continued operation of our business, it includes customary exclusions and conditions, may not cover certain specialized applications and generally does not cover warranty claims. Additionally, such insurance may become difficult to obtain or be unobtainable in the future on terms acceptable to us. A successful product liability claim or series of claims against us, including one or more consumer claims purporting to constitute class actions or claims resulting from extraordinary loss events, in excess of or outside our insurance coverage, or a significant warranty claim or series of claims against us, could materially decrease our liquidity, impair our financial condition, and adversely affect our results of operations.

In addition, regardless of merit or eventual outcome, product liability claims may result in, among other things, costs of litigation, distraction of management’s attention from our primary business, the inability to commercialize our existing or new products, decreased demand for our products or, if cleared or approved, products in development, damage to our business reputation, product recalls or withdrawals from the market, withdrawal of clinical trial participants, substantial monetary awards to patients or other claimants, or loss of revenue.

While we may attempt to manage our product liability exposure by proactively recalling or withdrawing from the market any defective products, any recall or market withdrawal of our products may delay the supply of those products to our customers and may impact our reputation. We can provide no assurance that we will be successful in initiating appropriate market recall or market withdrawal efforts that may be required in the future or that these efforts will have the intended effect of preventing product malfunctions and the accompanying product liability that may result.

Damage to our reputation could negatively impact our business, financial condition, and results of operations.

Our reputation and the quality of our brand are critical to our business and success in existing markets and will be critical to our success as we enter new markets. Any incident that erodes consumer loyalty for our brand could significantly reduce its value and damage our business. We may be adversely affected by any negative publicity, regardless of its accuracy. Also, there has been a marked increase in the use of social media platforms and similar devices, including blogs, social media websites and other forms of internet-based communications that provide individuals with access to a broad audience of consumers and other interested persons. The availability of information on social media platforms is virtually immediate as is its impact. The information posted may be adverse to our interests or may be inaccurate, each of which may harm our performance, prospects or business. The harm may be immediate and may disseminate rapidly and broadly, without affording us an opportunity for redress or correction.

Our sales force is limited.

To date, our principal marketing officer has been Wayne Williams, our CEO. Given all his other responsibilities within the Company, he can only dedicate a limited amount of time to marketing the Company’s services. The continued lack of dedicated marketing support may negatively affect our growth and ability to generate increased revenue. We intend to use part of the proceeds of this offering to hire additional marketing personnel and support a sales force for the Company’s services.

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RISKS RELATED TO REGULATORY ENVIRONMENT AND TAXATION

We are subject to income taxes as well as non-income-based taxes, such as payroll, sales, use, value-added, net worth, property and goods and services taxes.

Significant judgment is required in determining our provision for income taxes and other tax liabilities. In the ordinary course of our business, there are many transactions and calculations where the ultimate tax determination is uncertain. Although we believe that our tax estimates are reasonable: a) there is no assurance that the final determination of tax audits or tax disputes will not be different from what is reflected in our income tax provisions, expense amounts for non-income-based taxes and accruals, and b) any material differences could have an adverse effect on our financial position and results of operations in the period or periods for which determination is made.

We have made significant estimates and judgments in calculating our income tax provision and other tax assets and liabilities. If these estimates or judgments are incorrect, our operating results and financial condition may be materially affected.

We are subject to regular review and audit by tax authorities. Any adverse outcome of such a review or audit could negatively affect our operating results and financial condition. In addition, the determination of our provision for income taxes and other tax assets and liabilities requires significant judgment, and there are many transactions and calculations where the ultimate tax determination is uncertain at the present time. Although we believe our estimates and judgments are reasonable, the ultimate tax outcome may differ from the amounts recorded in our financial statements and may have a material effect on our operating results and financial condition.

Changes in tax laws could have a material adverse effect on our business, financial condition and results of operations.

Changes in tax laws could have a material adverse effect on our business, financial condition and results of operations. For example, the Tax Cuts and Jobs Act passed in 2017 contained significant changes to U.S. tax law, including a reduction in the corporate tax rate and a moved towards a new territorial system of taxation. The primary impact of the Tax Act on our provision for income taxes was a reduction of the future tax benefits of our deferred tax assets as a result of the reduction in the corporate tax rate. The impact of the Tax Act may be subject to ongoing technical guidance and accounting interpretation, which we will continue to monitor and assess. As we expand the scale of our business activities, any changes in the U.S. taxation of such activities may increase our effective tax rate and harm our business, financial condition and results of operations.

We are subject to taxes in the United States under federal, state and local jurisdictions in which we operate. The governing tax laws and applicable tax rates vary by jurisdiction and are subject to interpretation and macroeconomic, political or other factors. We may be subject to examination in the future by federal, state and local authorities on income, employment, sales and other tax matters. While we regularly assess the likelihood of adverse outcomes from such examinations and the adequacy of our provision for taxes, there can be no assurance that such provision is sufficient and that a determination by a tax authority would not have an adverse effect on our business, financial condition and results of operations. Various tax authorities may disagree with tax positions we take and if any such tax authorities were to successfully challenge one or more of our tax positions, the results could adversely affect our financial condition. Further, the ultimate amount of tax payable in a given financial statement period may be impacted by sudden or unforeseen changes in tax laws, changes in the mix and level of earnings by taxing jurisdictions, or changes to existing accounting rules or regulations. The determination of our overall provision for income and other taxes is inherently uncertain as it requires significant judgment around complex transactions and calculations. As a result, fluctuations in our ultimate tax obligations may differ materially from amounts recorded in our financial statements and could adversely affect our business, financial condition and results of operations in the periods for which such determination is made.

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Taxing authorities may successfully assert that we should have collected or in the future should collect sales and use, gross receipts, value-added or similar taxes and may successfully impose additional obligations on us, and any such assessments or obligations could adversely affect our business, financial condition and results of operations.

The application of indirect taxes, such as sales and use tax, value-added tax, goods and services tax, business tax and gross receipts tax, to platform businesses is a complex and evolving issue. Many of the fundamental statutes and regulations that impose these taxes were established before the adoption and growth of the internet and e-commerce. Significant judgment is required on an ongoing basis to evaluate applicable tax obligations and as a result, amounts recorded are estimates and are subject to adjustments. In many cases, the ultimate tax determination is uncertain because it is not clear how new and existing statutes might apply to our business. In addition, governments are increasingly looking for ways to increase revenue, which has resulted in discussions about tax reform and other legislative actions to increase tax revenue, including through indirect taxes. Such taxes could adversely affect our financial condition and results of operations.

We may face various indirect tax audits in various U.S. jurisdictions. In certain jurisdictions, we collect and remit indirect taxes. However, tax authorities may raise questions about or challenge or disagree with our calculation, reporting or collection of taxes and may require us to collect taxes in jurisdictions in which we do not currently do so or to remit additional taxes and interest, and could impose associated penalties and fees. A successful assertion by one or more tax authorities requiring us to collect taxes in jurisdictions in which we do not currently do so or to collect additional taxes in a jurisdiction in which we currently collect taxes, could result in substantial tax liabilities, including taxes on past sales, as well as penalties and interest, could harm our business, financial condition and results of operations. Although we have reserved for potential payments of possible past tax liabilities in our financial statements, if these liabilities exceed such reserves, our financial condition will be harmed.

As a result of these and other factors, the ultimate amount of tax obligations owed may differ from the amounts recorded in our financial statements and any such difference may adversely impact our results of operations in future periods in which we change our estimates of our tax obligations or in which the ultimate tax outcome is determined.

RISKS RELATED TO THIS OFFERING AND OWNERSHIP OF OUR SECURITIES

Our Chief Executive Officer and President will have control over key decision-making as a result of his control of a majority of our voting shares.

Wayne Williams, the Company’s Chief Executive Officer and President, currently owns 2,250,000 shares (75%) of our common stock, which, upon closing of this offering, will represent approximately 52.6% of the voting power of our common stock. As a result, Mr. Williams will have the ability to control the outcome of matters submitted to our stockholders for approval, including the election of directors and any merger, consolidation, or sale of all or substantially all of our assets. In addition, Mr. Williams will have the ability to control the management and affairs of the Company as a result of his position as our CEO and President, and his ability to control the election of our directors. Additionally, in the event that Mr. Williams controls the Company at the time of his death, control may be transferred to a person or entity that he designates as his successor. Mr. Williams also serves on the Company’s board of directors. As a board member and officer, Mr. Williams owes a fiduciary duty to the Company and must act in good faith in a manner he reasonably believes to be in the best interests of the Company. As a beneficial stockholder, even a controlling beneficial stockholder, Mr. Williams is entitled to vote his shares, and shares over which he has voting control in his interests, which may not always be in the interests of our stockholders generally. This concentration of ownership may have the effect of delaying, preventing or deterring a change of control, could deprive you of an opportunity to receive a premium for your common stock as part of a sale, and might ultimately affect the trading price of our common stock.

While we are seeking to list our common stock on Nasdaq, there is no assurance that such securities will be listed on Nasdaq. Even if we meet the initial listing requirements of Nasdaq, there can be no assurance that we will be able to comply with the continued listing standards of Nasdaq, a failure of which could result in a delisting of our common stock.

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While we are seeking to list our common shares on Nasdaq, we cannot ensure that such securities will be accepted for listing on Nasdaq. Even if our common stock is listed on Nasdaq, Nasdaq requires that the trading price of its listed stocks remain above $1.00 for the stock to remain listed. If a listed stock trades below $1.00 for more than 30 consecutive trading days, then it is subject to delisting from Nasdaq. In addition, to maintain a listing on Nasdaq, we must satisfy minimum financial and other continued listing requirements and standards, including those regarding director independence and independent committee requirements, minimum stockholders’ equity, and certain corporate governance requirements. If we are unable to satisfy these requirements or standards, we could be subject to delisting, which would have a negative effect on the price of our securities and would impair your ability to sell or purchase your securities when you wish to do so. In the event of a delisting, we would expect to take actions to restore our compliance with the listing requirements, but we cannot assure that any such action taken by us would allow our securities to become listed again, stabilize the market price or improve the liquidity of our securities, prevent our shares from dropping below the minimum bid price requirement, or prevent future non-compliance with the listing requirements.

Certain recent initial public offerings of companies with relatively small public floats have experienced extreme volatility that was seemingly unrelated to the underlying performance of the company. Our common stock may potentially experience rapid and substantial price volatility, and price decline, which may make it difficult for prospective investors to assess what we believe to be the value of our common stock.

In addition to the general volatility risks discussed in this Prospectus, our common stock may be subject to rapid and substantial price volatility and/or a decline in the market price. We may experience extreme stock price volatility unrelated to our actual or expected operating performance, financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our common stock. Recently, there have been instances of extreme stock price run-ups followed by rapid price declines and strong stock price volatility with a number of recent initial public offerings, especially among companies with relatively small public floats. As we anticipate having a relatively small public float, the common stock may experience greater stock price volatility, extreme price run-ups, rapid declines in the price, lower trading volume, large spreads in bid and asked prices, and less liquidity than large-capitalization companies. The aspects of the trading in the common stock may be unrelated to our actual or expected operating performance, financial condition or prospects, making it difficult for prospective investors to assess the value of our common stock. Because of the low public float and the absence of any significant trading volume, the reported prices may not reflect the price at which an investor would be able to sell shares if it wants to sell any shares or buy shares if it wishes to buy share.

If the trading volumes of our common stock is low, persons buying or selling in relatively small quantities may easily influence the prices of the common stock. A low volume of trades could also cause the price of the common stock to fluctuate greatly, with large percentage changes in price occurring in any trading day session. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of the common stock. The volatility also could adversely affect the ability of the Company to issue additional shares of common stock or any other securities and the ability to obtain stock market based financing in the future. No assurance can be given that an active market in our common stock will develop or be sustained.

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The market price, trading volume and marketability of our securities may, from time to time, be significantly affected by numerous factors beyond our control, which may materially adversely affect the market price of your securities, the marketability of your securities and our ability to raise capital through future equity financings.

The market price and trading volume of our securities may fluctuate significantly. Many factors that are beyond our control may materially adversely affect the market price of your securities, the marketability of your securities and our ability to raise capital through equity financings. These factors include the following:

●	actual or anticipated variations in our periodic operating results,

●	increases in market interest rates that lead investors of our securities to demand a higher investment return,

●	changes in earnings estimates,

●	changes in market valuations of similar companies,

●	actions or announcements by our competitors,

●	adverse market reaction to any increased indebtedness we may incur in the future,

●	additions or departures of key personnel,

●	actions by stockholders,

●	speculation in the media, online forums, or investment community, and

●	our intentions and ability to list our securities on Nasdaq and our subsequent ability to maintain such listing (if approved).

The requirements of being a public company may strain our resources, divert management’s attention and affect our ability to attract and retain qualified board members.

As a public company, we are subject to the reporting requirements of the Exchange Act, the Sarbanes-Oxley Act, the Dodd-Frank Act, the listing requirements of Nasdaq and other applicable securities rules and regulations. Compliance with these rules and regulations will increase our legal and financial compliance costs, make some activities more difficult, time-consuming or costly and increase demand on our systems and resources, especially once we are no longer an “emerging growth company.” The Exchange Act requires, among other things, that we file annual, quarterly and current reports with respect to our business and results of operations. In addition, we expect that our management and other personnel will need to divert their attention from operational and other business matters to devote substantial time to these public company requirements. We cannot predict or estimate the amount of additional costs we may incur as a result of becoming a public company or the timing of such costs.

We also expect that being a public company will make it more expensive for us to maintain director and officer liability insurance, and we may be required to accept reduced coverage, incur substantially higher costs to obtain coverage or only obtain coverage with a significant deductible. These factors could also make it more difficult for us to attract and retain qualified executive officers and qualified members of our board of directors, particularly to serve on our audit committee and compensation committee.

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In addition, changing laws, regulations and standards relating to corporate governance and public disclosure are creating uncertainty for public companies, increasing legal and financial compliance costs and making some activities more time-consuming. These laws, regulations and standards are subject to varying interpretations in many cases due to their lack of specificity, and, as a result, their application in practice may evolve as new guidance is provided by regulatory and governing bodies. This could result in continuing uncertainty regarding compliance matters and higher costs necessitated by ongoing revisions to disclosure and governance practices. We invest resources to comply with evolving laws, regulations and standards, and this investment may result in increased general and administrative expenses and a diversion of management’s time and attention from revenue-generating activities to compliance activities. If notwithstanding our efforts, we fail to comply with new laws, regulations and standards or our efforts differ from the activities intended by regulatory or governing bodies due to ambiguities related to their application and practice, regulatory authorities may initiate legal proceedings against us, and our business may be adversely affected.

We are an “emerging growth company” and we cannot be certain if the reduced disclosure requirements applicable to emerging growth companies will make our common stock less attractive to investors.

We are an “emerging growth company” as defined under the Section 2(a) of the Securities Act, and we intend to take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, exemptions from the requirements of holding a non-binding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved. In addition, emerging growth companies can delay the adoption of certain new or revised accounting standards until those standards would otherwise apply to private companies. We have elected to avail ourselves of this exemption from new or revised accounting standards and, therefore, we will not be subject to the same new or revised accounting standards as other public companies that are not emerging growth companies or that have opted out of using such extended transition period, which may make a comparison of our financial statements with those of other public companies more difficult. We may take advantage of these exemptions for so long as we are an “emerging growth company.” We cannot predict if investors will find our common stock less attractive to the extent that we rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and the price of our common stock may be more volatile.

An active, liquid trading market for our securities may not be sustained, which may cause our common stock to trade at a discount from the initial public offering price and make it difficult for you to sell the securities you purchase.

We cannot predict the extent to which investor interest in us will sustain a trading market or how active and liquid that market may remain. If an active and liquid trading market is not sustained, you may have difficulty selling any of our securities that you purchase at a price above the price you purchase it or at all. The failure of an active and liquid trading market to continue would likely have a material adverse effect on the value of our securities. The market price of our securities may decline below the initial public offering price, and you may not be able to sell your securities at or above the price you paid or at all. An inactive market may also impair our ability to raise capital to continue to fund operations by selling securities and may impair our ability to acquire other companies or technologies by using our securities as consideration.

Our management has broad discretion as to the use of the net proceeds from this offering.

Our management will have broad discretion in the application of the net proceeds of this offering. Accordingly, you will have to rely upon the judgment of our management with respect to the use of these proceeds. We intend to use the proceeds of this offering for general corporate purposes, which could include capital expenditure and working capital. Our management may spend a portion or all of the net proceeds from this offering in ways that holders of our securities may not desire or that may not yield a significant return or any return at all. Our management not applying these funds effectively could harm our business. Pending their use, we may also invest the net proceeds from this offering in a manner that does not produce income or that loses value. See “Use of Proceeds” for more information.

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You will experience immediate and substantial dilution as a result of this offering.

As of September 30, 2024, our net cash book value was approximately $4,307,000 or approximately $1.44 per share. Since the price per share being offered in this offering is substantially higher than the as adjusted net tangible book value per common stock, you will suffer substantial dilution concerning the net tangible book value of the shares you purchase in this offering. Based on the assumed initial public offering price of $5.00 per share being sold in this offering, and our as adjusted net tangible book value per share as of September 30, 2024 if you purchase shares in this offering, you will suffer immediate and substantial dilution of $2.80 per share (or $2.30 per share if the underwriters exercise their over-allotment option in full) of our common stock. See “Dilution” for a more detailed discussion of the dilution you will incur if you purchase securities in this offering.

We may need to raise additional capital in the future for acquisitions or other purposes. Future financings may involve the issuance of debt, equity and/or securities convertible into or exercisable or exchangeable for our equity securities. These financings may not be available to us on reasonable terms or at all when and as we require funding. If we are able to consummate such financings, the trading price of our common stock could be adversely affected and/or the terms of such financings may adversely affect the interests of our existing stockholders. Any failure to obtain additional working capital when required would have a material adverse effect on our business and financial condition and may result in a decline in our stock price. Any issuances of our common stock, preferred stock, or securities such as warrants or notes that are convertible into, exercisable or exchangeable for, our capital stock, would have a dilutive effect on the voting and economic interest of our existing stockholders.

We may issue additional debt and equity securities, which are senior to our common stock as to distributions and in liquidation, which could materially adversely affect the market price of our securities.

In the future, we may attempt to increase our capital resources by entering into additional debt or debt-like financing that is secured by all or up to all of our assets, or issuing debt or equity securities, which could include issuances of commercial paper, medium-term notes, senior notes, subordinated notes or shares. In the event of our liquidation, our lenders and holders of our debt securities would receive a distribution of our available assets before distributions to our stockholders.

Any additional preferred securities, if issued by our company, may have a preference with respect to distributions and upon liquidation, which could further limit our ability to make distributions to our common stockholders. Because our decision to incur debt and issue securities in our future offerings will depend on market conditions and other factors beyond our control, we cannot predict or estimate the amount, timing or nature of our future offerings and debt financing.

Further, market conditions could require us to accept less favorable terms for the issuance of our securities in the future. Thus, you will bear the risk of our future offerings reducing the value of your securities and diluting your interest in us. In addition, we can change our leverage strategy from time to time without the approval of holders of our common stock, which could materially adversely affect the market share price of our securities.

We do not intend to pay dividends for the foreseeable future.

Since our inception, we have not declared or paid any cash dividends on our capital stock. We intend to continue with the same policy, and currently intend to retain any future earnings to finance the operation and expansion of our business, and we do not expect to declare or pay any dividends in the foreseeable future. In addition, the terms of our existing corporate debt agreements, or any future debt agreements may preclude us from paying dividends. As a result, capital appreciation of our common stock, if any, will be the only way for stockholders to realize any future gains on their investment in the foreseeable future.

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Were our securities to be considered a penny stock, and therefore become subject to the penny stock rules, U.S. broker-dealers may be discouraged from effecting transactions in our securities.

Our securities may be subject to the penny stock rules under the Exchange Act. The SEC rules define a “penny stock,” generally as any equity security not listed on a national securities exchange and that has not maintained that listing and that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share, subject to certain exceptions. For any transaction involving a penny stock, unless exempt, broker-dealers that derive more than 5% of their customer transaction revenues from transactions in penny stocks are required to deliver a standardized risk disclosure document that provides information about penny stocks, and the nature and level of risks in the penny stock market, to any non-institutional customer to whom the broker-dealer recommends a penny stock transaction. The broker-dealer must also provide the customer with the current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations and the broker-dealer and salesperson compensation information must be given to the customer orally or in writing before completing the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that before a transaction, the broker and/or dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. The transaction costs associated with penny stocks are high, reducing the number of broker-dealers who may be willing to engage in the trading of our securities. These additional penny stock disclosure requirements are burdensome and may reduce all the trading activity in the market for our securities. As long as our securities are subject to the penny stock rules, the holders of our securities may find it more difficult to sell their securities and cause a decline in the market value of our stock.

Our officers and directors are entitled to indemnification from us for liabilities under our articles of incorporation, which could be costly to us and may discourage the exercise of stockholder rights.

Our articles of incorporation provide that we possess and may exercise all powers of indemnification of our officers, directors, employees, agents and other persons and our bylaws also require us to indemnify our officers and directors as permitted under the provisions of the Nevada Revised Statutes (“NRS”). We will also have contractual indemnification obligations under our agreements with our directors and officers. The foregoing indemnification obligations could result in our company incurring substantial expenditures to cover the cost of settlement or damage awards against directors and officers. These provisions and resultant costs may also discourage our company from bringing a lawsuit against directors, officers and employees for breaches of their fiduciary duties, and may similarly discourage the filing of derivative litigation by our stockholders against our directors, officers and employees even though such actions, if successful, might otherwise benefit our company and stockholders.

Our bylaws and Nevada law may discourage, delay or prevent a change of control of our company or changes in our management, which could have the result of lowering the trading price of our common stock.

Certain anti-takeover provisions of Nevada law could have the effect of delaying or preventing a third party from acquiring us, even if the acquisition arguably could benefit our stockholders.

Nevada’s “combinations with interested stockholders” statutes, NRS 78.411 through 78.444, inclusive, prohibit specified types of business “combinations” between certain Nevada corporations and any person deemed to be an “interested stockholder” for two years after such person first becomes an “interested stockholder” unless the corporation’s board of directors approves the combination, or the transaction by which such person becomes an “interested stockholder”, in advance, or unless the combination is approved by the board of directors and sixty percent of the corporation’s voting power not beneficially owned by the interested stockholder, its affiliates and associates. Further, in the absence of prior approval certain restrictions may apply even after such two-year period. However, these statutes do not apply to any combination of a corporation and an interested stockholder after the expiration of four years after the person first became an interested stockholder. For purposes of these statutes, an “interested stockholder” is any person who is (1) the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the outstanding voting shares of the corporation, or (2) an affiliate or associate of the corporation and at any time within the two previous years was the beneficial owner, directly or indirectly, of ten percent or more of the voting power of the then outstanding shares of the corporation. The definition of the term “combination” is sufficiently broad to cover most significant transactions between a corporation and an “interested stockholder.” These statutes generally apply to Nevada corporations with 200 or more stockholders of record. However, a Nevada corporation may elect in its articles of incorporation not to be governed by these particular laws, but if such election is not made in the corporation’s original articles of incorporation, the amendment (1) must be approved by the affirmative vote of the holders of stock representing a majority of the outstanding voting power of the corporation not beneficially owned by interested stockholders or their affiliates and associates, and (2) is not effective until 18 months after the vote approving the amendment and does not apply to any combination with a person who first became an interested stockholder on or before the effective date of the amendment. We did not make such an election in our articles of incorporation and have not amended our articles of incorporation to so elect.

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Nevada’s “acquisition of controlling interest” statutes, NRS 78.378 through 78.3793, inclusive, contain provisions governing the acquisition of a controlling interest in certain Nevada corporations. These “control share” laws provide generally that any person that acquires a “controlling interest” in certain Nevada corporations may be denied voting rights, unless a majority of the disinterested stockholders of the corporation elects to restore such voting rights. Our bylaws provide that these statutes do not apply to us or any acquisition of our common stock. Absent such provision in our bylaws, these laws would apply to us as of a particular date if we were to have 200 or more stockholders of record (at least 100 of whom have addresses in Nevada appearing on our stock ledger at all times during the 90 days immediately preceding that date) and do business in the State of Nevada directly or through an affiliated corporation, unless our articles of incorporation or bylaws in effect on the tenth day after the acquisition of a controlling interest provide otherwise. These laws provide that a person acquires a “controlling interest” whenever a person acquires shares of a subject corporation that, but for the application of these provisions of the NRS, would enable that person to exercise (1) one fifth or more, but less than one third, (2) one third or more, but less than a majority or (3) a majority or more, of all of the voting power of the corporation in the election of directors. Once an acquirer crosses one of these thresholds, shares which it acquired in the transaction taking it over the threshold and within the 90 days immediately preceding the date when the acquiring person acquired or offered to acquire a controlling interest become “control shares” to which the voting restrictions described above apply.

Various provisions of our bylaws may delay, defer or prevent a tender offer or takeover attempt of us that a stockholder might consider in his or her best interest. Our bylaws may be adopted, amended or repealed by the affirmative vote of the holders of at least a majority of our outstanding shares of capital stock entitled to vote for the election of directors, and except as provided by Nevada law, our board of directors shall have the power to adopt, amend or repeal the bylaws by a vote of not less than a majority of our directors. The interests of these stockholders and directors may not be consistent with your interests, and they may make changes to the bylaws that are not in line with your concerns.

Nevada law also provides that directors may resist a change or potential change in control if the directors determine that the change is opposed to, or not in the best interests of, the corporation. The existence of the foregoing provisions and other potential anti-takeover measures could limit the price that investors might be willing to pay in the future for shares of our common stock. They could also deter potential acquirers of our company, thereby reducing the likelihood that you could receive a premium for your common stock in an acquisition.

Our common stock market price and trading volume could decline if equity or industry analysts do not publish research or publish inaccurate or unfavorable research about our business.

The trading market for our common stock will depend in part on the research and reports that equity or industry analysts publish about us or our business. The analysts’ estimates are based upon their own opinions and are often different from our estimates or expectations. If one or more of the analysts who cover us downgrade our common stock or publish inaccurate or unfavorable research about our business, the price of our securities would likely decline. If few securities analysts commence coverage of us, or if one or more of these analysts cease coverage of us or fail to publish reports on us regularly, demand for our securities could decrease, which might cause the price and trading volume of our common stock to decline.

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USE OF PROCEEDS

After deducting the estimated underwriters’ commissions and estimated offering expenses payable by us, we expect to receive net proceeds of approximately $5,100,000 from this offering (or approximately $5,934,000 if the underwriters exercise their over-allotment option in full), based on an assumed initial public offering price of $5.00 per share and assuming no exercise of any Representative’s Warrants.

We currently anticipate an approximate allocation of the net proceeds from this offering as follows:

Offering Costs and expenses	$1,300,000
Sales Support/Marketing Expenses	1,000,000
Customer Expansion	2,300,000
Working capital and general corporate purposes	500,000
TOTAL	$5,100,000

We may change the amount of net proceeds to be used specifically for any of the foregoing purposes. We presently intend to utilize a portion of the proceeds to hire additional marketing personnel and retain a sales force for generating sales of the Company’s services. The amounts and timing of our actual expenditures will depend upon numerous factors, including our general business conditions, demand for our services, our operating costs and the other factors described under “Risk Factors” in this prospectus. Accordingly, our management will have significant discretion and flexibility in applying the net proceeds from this offering. Pending any use, as described above, we intend to invest the net proceeds in high-quality, short-term, interest-bearing securities.

We do not currently have any intention to use the net proceeds of this offering for any acquisitions nor do we have any verbal or written agreements with any third parties. However, the board might decide to use some of the net proceeds for an acquisition if the Company becomes aware of a suitable target company.

Each $1.00 increase (decrease) in the assumed initial public offering price of $5.00 per share would increase (decrease) the net proceeds to us from this offering by approximately $1,158,400, assuming the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting underwriting discounts and commissions and estimated offering expenses payable by us. Each increase (decrease) of 100,000 in the number of shares we are offering would increase (decrease) the net proceeds to us from this offering, after deducting underwriting discounts and commissions and estimated offering expenses payable by us, by $452,500, assuming the assumed initial public offering price stays the same.

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DIVIDEND POLICY

We do not anticipate paying cash dividends on our common stock in the foreseeable future. We currently intend to retain all available funds and any future earnings to support our operations and finance the growth and development of our business. Any future determination related to our dividend policy will be made at the discretion of our board of directors and will depend upon, among other factors, our results of operations, financial condition, capital requirements, contractual restrictions, business prospects, the requirements of current or then-existing debt instruments and other factors our board of directors may deem relevant.

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CAPITALIZATION

The following table sets forth our capitalization as of September 30, 2024, but gives effect to the Share Exchange:

●	on an actual basis; and

●	on a pro forma adjusted basis to reflect, as if they had occurred on September 30, 2024, the sale by us of 1,280,000 shares of common stock in this offering, based on an assumed initial public offering price of $5.00, the midpoint of the price range set forth on the cover page of this prospectus, after deducting deferred offering costs and the underwriting discounts and commissions and estimated offering costs payable by us of approximately $1,300,000, assuming no exercise of the underwriter’s option to cover over-allotments and assuming no exercise of the Representative’s Warrants issued in this offering.

You should read this table together with our financial statements and the related notes included elsewhere in this prospectus and the information under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

	As of September 30, 2024	As of September 30, 2024
	Actual (unaudited)	Proforma As Adjusted (unaudited)
Cash and cash equivalents	$2,809,303	$7,909,303

Related party loans	17,134	17,134

Total Liabilities	$1,966,749	$1,966,749

Stockholders’ equity:
Preferred stock, $0.001 par value per share - 10,000,000 shares authorized; 0 shares issued and outstanding – actual and as adjusted	-
Common stock, $0.001 par value per share -190,000,000 shares authorized; 3,000,000 shares issued and outstanding – actual; 4,280,000 shares issued and outstanding – as adjusted	3,000	4,280
Additional Paid in Capital	5,410,007	10,401,052
Retained earnings (deficit)	(998,596)	(998,596)
Total stockholders’ equity	4,414,411	9,406,736
Total capitalization	$4,431,545	$9,423,870

A $1.00 increase or decrease in the assumed initial public offering price of $5.00 per share of common stock, which is the midpoint of the price range set forth on the cover page of this prospectus, would increase or decrease, as applicable, each of cash, additional paid-in capital, total stockholders’ equity and total capitalization by approximately $1,158,400, assuming the number of shares offered by us, as stated on the cover page of this prospectus, remains unchanged, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us and assuming no exercise of the Representative’s Warrants. Similarly, each increase or decrease of 100,000 in the number of shares of common stock we are offering would increase or decrease, as applicable, each of cash, additional paid-in capital, total stockholders’ equity and total capitalization by approximately $452,500, assuming the assumed initial public offering price of $5.00 per share remains the same and no exercise of the Representative’s Warrants, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

The preceding table is based on shares of common stock outstanding as of September 30, 2024 but gives effect to the Share Exchange, and excludes as of such date:

●	192,000 shares of common stock issuable upon the exercise of the underwriter’s over-allotment option and any shares issuable upon exercise of the Representative’s Warrants, based on the assumed initial offering price of $5.00 per share.

●	New Stock Options (excluded from this Capitalization section)
Upon the completion of this offering, we plan to issue options to purchase up to a maximum of 1,500,000 shares of our common stock under our Equity Incentive Plan. These options will be granted at an exercise price equal to the public offering price and will vest according to the vesting schedule set forth in “Executive Compensation – 2024 Equity Incentive Plan.”. These options are not included in the proforma capitalization or dilution tables above because they will be issued upon the closing of this offering. If these options are exercised in the future, they may have a dilutive effect on the ownership of our stockholders at that time.

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DILUTION

If you invest in our common stock in this offering, your ownership interest will be immediately diluted to the extent of the difference between the assumed initial public offering price per share of our common stock and the as adjusted net tangible book value per share of our common stock immediately after this offering.

Our historical net tangible book value is the amount of our total assets (less intangible assets and goodwill) less our liabilities. Our historical net tangible book value (deficit) per share is our historical net tangible book value (deficit) divided by the number of shares of common stock outstanding as of September 30, 2024. Our historical net tangible book value (deficit) as of September 30, 2024, was $4,306,736, or $1.44 per share of common stock.

As adjusted net tangible book value is our historical net tangible book value (deficit), after giving effect to the sale of 1,280,000 shares of common stock in this offering at an assumed initial public offering price of $5.00 per share of common stock, which is the midpoint of the price range set forth on the cover page of this prospectus, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us, but assuming no exercise of the Representative’s Warrants.

The following table illustrates this dilution on a per share basis to new investors:

Assumed initial public offering price per share		$5.00
Historical net tangible book value (deficit) per share as of September 30, 2024	$1.44
Increase in net tangible book value per share attributable to new investors participating in this offering	$0.76
As adjusted net tangible book value per share after this offering		$2.20
Dilution in as adjusted net tangible book value per share to new investors participating in this offering		$2.80

A $1.00 increase or decrease in the assumed initial public offering price of $5.00 per share of common stock, which is the midpoint of the price range set forth on the cover page of this prospectus, would increase or decrease, as applicable, the as adjusted net tangible book value (deficit) per share after this offering by approximately $0.27 per share and decrease or increase, as appropriate, the dilution in as adjusted net tangible book value (deficit) per share to investors participating in this offering by approximately $0.27 per share, assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and no exercise of the over-allotment option by the underwriters or exercise of any Representative’s Warrants and after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

Similarly, a 100,000 share increase or decrease in the number of shares of common stock offered by us, as set forth on the cover page of this prospectus, would increase or decrease, as appropriate, the as adjusted net tangible book value (deficit) after this offering by approximately $452,500 and increase or decrease, as appropriate, the dilution in as adjusted net tangible book value (deficit) per share to investors participating in this offering by approximately $0.05, assuming the assumed initial public offering price of $5.00 per share, which is the midpoint of the price range set forth on the cover page of this prospectus, and no exercise of the over-allotment option by the underwriters or exercise of any Representative’ Warrants, remains the same, and after deducting underwriting discounts and commissions and estimated offering expenses payable by us.

The as adjusted information discussed above is illustrative only and will change based on the actual initial public offering price, number of shares and other terms of this offering determined at pricing.

If the underwriters exercise in full their option to purchase additional shares of our common stock in this offering, the as adjusted net tangible book value will increase to $2.30 per share, representing an increase in as adjusted net tangible book value to existing stockholders of $868,800 and a dilution of $2.70 per share to new investors participating in this offering, based on the same assumptions set forth above.

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The following table sets forth as of September 30, 2024, the differences between our existing stockholders and the purchasers of shares of common stock in this offering with respect to the number of shares of common stock purchased from us, the total consideration paid to us and the weighted average price paid per share paid to us, based on an assumed initial public offering price of $5.00 per share, which is the midpoint of the price range set forth on the cover page of this prospectus, before deducting underwriting discounts and commissions and estimated offering expenses payable by us.

	Shares Purchased		Total Consideration		Weighted Average Price
	Number	Percent	Amount	Percent	per Share
Existing stockholders	3,000,000	70%	$5,508,971	46%	$1.84
New investors	1,280,000	30%	$6,400,000	54%	$5.00
Total	4,280,000	100.0%	$11,908,971	100.0%	$2.78

If the underwriters exercise in full their option to purchase additional shares of our common stock in this offering, the number of shares held by existing stockholders will be reduced by 3% of the total number of shares of common stock that will be outstanding upon completion of this offering, and the number of shares of common stock held by new investors participating in this offering will be further increased by 3% of the total number of shares of common stock that will be outstanding upon completion of the offering.

We may choose to raise additional capital through the sale of equity or equity-linked securities due to market conditions or strategic considerations even if we believe we have sufficient funds for our current or future operating plans. To the extent that any options are issued under our equity incentive plan or we issue additional shares of common stock or equity-linked securities in the future, there will be further dilution to investors purchasing in this offering.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Our financial statements are prepared in accordance with generally accepted accounting principles GAAP. These accounting principles require us to make certain estimates, judgments and assumptions. We believe that the estimates, judgments and assumptions upon which we rely are reasonable based upon information available to us at the time that these estimates, judgments and assumptions are made. These estimates, judgments and assumptions can affect the reported amounts of assets and liabilities as of the date of the financial statements as well as the reported amounts of revenues and expenses during the periods presented. Our financial statements would be affected to the extent there are material differences between these estimates and actual results. In many cases, the accounting treatment of a particular transaction is specifically dictated by GAAP and does not require management’s judgment in its application. There are also areas in which management’s judgment in selecting any available alternative would not produce a materially different result. The following discussion should be read in conjunction with our financial statements and notes thereto appearing elsewhere in this prospectus.

Overview

Callan JMB is a vertically integrated logistics and fulfillment company which provides thermal management logistics solutions to the life sciences industry through a combination of proprietary packaging, information technology and specialized cold chain logistics knowhow. We provide a system that utilizes advanced predictive technology to revolutionize the supply chain by guaranteeing the safety, effectiveness, and potency of every product handled to ensure product integrity, and to provide immediate response in time-sensitive industries while ensuring environmental responsibility.

Corporate Structure

We originally formed as Coldchain Technology Services, LLC, a Texas limited liability company. We reorganized as a holding company to Callan JMB Inc., a Nevada corporation, on January 24, 2024. We are headquartered at 244 Flightline Dr., Spring Branch, TX 78070.

The following diagram illustrates our corporate structure as of the date of this prospectus:

Strategy

Our strategy involves leveraging our core competitive strengths to develop and maintain ongoing relationships with a diversified group of customers while continuing to grow our service lines, ensuring that we can meet our customers’ changing needs. We strive to be recognized as the premier provider of logistics and fulfillment of a broad range of value-added services based upon the breadth of those services, quality, responsiveness, customer service, information technologies, safety, and cost effectiveness.

We view our solutions as disruptive to the “older technologies” of dry ice and liquid nitrogen, in that our solutions are comprehensive and combine our competencies in configurations that are customized to our client’s requirements. We provide comprehensive, reliable, economic alternatives to all existing logistics solutions and services utilized for frozen shipping in the life sciences industry (e.g., personalized medicine, cell therapies, stem cells, cell lines, vaccines, diagnostic materials, semen, eggs, embryos, cord blood, organs, bio-pharmaceuticals, infectious substances, and other commodities that require continuous exposure to cryogenic or frozen temperatures). As part of our services, we provide the ability to monitor, record and archive crucial information for each shipment that can be used for scientific and regulatory purposes.

Seasonality

Based on our industry and our historic trends, we expect our operations to vary seasonally. Typically, revenue will be highest in the third and fourth calendar quarters and lowest in the first and second calendar quarters. These seasonal variations result in fluctuations in waste volumes due to weather conditions and general economic activity. We also expect that our operating expenses may be higher during the winter months due to periodic adverse weather conditions that can slow the collection of waste, resulting in higher labor and operational costs.

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Results of Operations

Nine Months Ended September 30, 2024, compared to the Nine Months Ended September 30, 2023

The following table provides certain selected financial information for the periods presented:

	(unaudited)
	Nine Months Ended
	September 30,
	2024	2023	Change	% Change
Revenue	$5,211,665	$11,529,341	$(6,317,676)	-55%
Cost of Revenue	3,067,421	6,293,520	(3,226,099)	-51%
Gross Profit	2,144,244	5,235,821	(3,091,577)	-59%
Operating Expenses:
Selling, General and administrative expenses	3,146,109	2,295,897	850,212	37%
Total operating expenses	3,146,109	2,295,897	850,212	37%
Income (loss) from operations	(1,001,865)	2,939,924	(3,941,789)	-134%
Other income (expense)	3,269	(550)	3,819	694%
Income (loss) before income taxes	(998,596)	2,939,374	(3,937,970)	-134%
Provision(benefit) for income taxes	0	23,000	(23,000)	-100%
Net income (loss)	$(998,596)	$2,916,374	$(3,914,970)	-134%

Revenue

Revenue for the nine ended September 30, 2024 was $5,211,665 as compared to $11,529,341 for the nine months ended September 30, 2023, a decrease of $6,317,676. The Company believes that this decrease is attributable to a number of factors, including the waning of the COVID 19 pandemic, the diminution in demand for our emergency preparedness services by certain state and local governments and our limited ability to more actively market our products and services We note that a customer that represented approximately $4,000,000 of our 2023 revenue temporarily suspended ordering from us. That customer has not terminated our business relationship, and we anticipate continued business from them.

Cost of revenue

Cost of revenue for the nine months ended September 30, 2024, was $3,067,421 as compared to $6,293,520 for the nine months ended September 30, 2023, a decrease of $3,226,099. This decrease was primarily due to a decrease in revenue.

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Selling, General and Administrative Expenses

Our selling, general and administrative costs include personnel costs, accounting, legal, rent, and other overhead expenses. General and administrative expenses for the nine months ended September 30, 2024, were $3,146,109, compared to $2,295,897 for the nine months ended September 30, 2023, an increase of $850,212. Selling expenses for the nine months ended September 30, 2024, were $253,591, compared to $10,974 for the nine months ended September 30, 2023, an increase of $242,617. The increase in selling expenses is a result of the hiring of a marketing firm that specializes in pharma based businesses and the need to re-do our website. In the nine months ended September 30, 2024, personnel costs increased by $428,357 from the nine months ended September 30, 2023. The increase in personnel expenses is a result of our change from a limited liability company to a corporation that required us to put our CEO on payroll for the first time and hire additional staff in anticipation of our proposed initial public offering. In the nine months ended September 30, 2024, professional fees increased by $489,434 from the nine months ended September 30, 2023. This increase in consulting and professional fees is related to our proposed initial public offering. The Company’s information technology support increased by $23,581 for the nine months ended September 30, 2024, from the nine months ended September 30, 2023, which was a result of the of the purchase of additional equipment and the added cost of hosting software. The Company’s office expenses decreased by $11,724 for the nine months ended September 30, 2024, compared to the nine months ended September 30, 2023, which was the result of when the company entered certain services contracts. The Company’s other expenses decreased by $322,054 for the nine months ended September 30, 2024 from the nine months ended September 30, 2023, which was the result of an increase in depreciation expense of $37,933, increase in local and state taxes of $2,067 offset by a decrease in travel of $18,494, decrease in rent expense of $59,976, decrease in reduction allowance by release of reserves for credit losses of $163,000, and a decrease in other expenses of $120,584.

Other income (expense)

Other income (expense) for the nine months ended September 30, 2024 was income of $3,819, compared to an expense of $(550) for the nine months ended September 30, 2023, an increase in other income of $3,819. This increased income was the result of an increase in interest income of $3,832, offset by an increase in interest expense of $13.

Cash Flows

The following table summarizes our cash flows provided by operating, investing, and financing activities:

	(unaudited)
	Nine Months Ended
	September 30,
	2024	2023	Change
Cash provided by (used in) operating activities	$1,263,526	$7,041,812	$(5,778,286)
Cash provided by (used in) investing activities	$(46,167)	$(363,743)	$317,576
Cash provided by (used in) financing activities	$(3,563,676)	$(6,455,246)	$2,891,570

Cash provided by (used in) operating activities

For the nine months ended September 30, 2024, cash provided by operating activities was $1,263,526 compared to cash provided from $7,041,812 for the nine months ended September 30, 2023, a decrease of $5,778,286. This decrease was primarily due to a decrease in net income of $3,914,969, a decrease in deferred income of $32,301 a decrease in accounts receivable of $2,341,154, a decrease in reduction allowance by release of reserves for credit losses of $163,000, a decrease in other current assets of $42,793, and a decrease in right of use asset – net of $117,054, offset by an increase in inventory of $128,471 an increase in depreciation and amortization of $37,932, an increase in accounts payable and accrued expenses of $589,128 and an increase in corporate taxes payable of $77,454.

Cash provided by (used in) investing activities

For the nine months ended September 30, 2024, cash used in investing activities was $46,167 compared to $363,743 for the nine months ended September 30, 2023, a decrease of $317,576. This decrease is a result of smaller amount of purchased assets.

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Cash provided by (used in) financing activities

For the nine months ended September 30, 2024, cash used in financing activities was $3,563,676 compared to $6,455,246 for the nine months ended September 30, 2023, a decrease of $2,891,570. Our financing activities for the nine months ended September 30, 2024, compared to September 30, 2023 included an increase in deferred offering costs of $82,675, and an increase in related party loans of $34,041, offset by a decrease in partner distributions of $2,992,643, a decrease in related party receivable of $4,161 and a decrease in notes payable of $11,482.

Results of Operations

Year Ended December 31, 2023, Compared to the Year Ended December 31, 2022

The following table provides certain selected financial information for the periods presented:

Year Ended December 31,	2023	2022	Change	% Change
Revenue	$13,202,459	$22,767,198	$(9,564,739)	-42%
Cost of Revenue	7,553,338	13,315,551	(5,762,213)	-43%
Gross Profit	5,649,121	9,451,647	(3,802,526)	-40%
Operating Expenses:
Selling, General and administrative expenses	3,447,058	3,154,013	293,045	9%
Total operating expenses	3,447,058	3,154,013	293,045	9%
Income (loss) from operations	2,202,063	6,297,634	(4,095,571)	-65%
Other income (expense)	2,045	(1,618)	3,663	226%
Income before income taxes	2,204,108	6,296,016	(4,091,908)	-65%
Provision for income taxes	23,000	75,000	(52,000)	-69%
Net income (loss)	$2,181,108	$6,221,016	$(4,039,908)	-65%

Revenue

Revenue for the year ended December 31, 2023, was $13,202,459 as compared to $22,767,198 for the year ended December 31, 2022, a decrease of $9,564,739. This decrease was primarily due to the waning of the COVID-19 pandemic and the decreased demand for our emergency preparedness services.

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Cost of revenue

Cost of revenue for the year ended December 31, 2023, was $7,553,338 as compared to $13,315,551 for the year ended December 31, 2022, a decrease of $5,762,213. This decrease was primarily due to a decrease in revenue.

Operating Expenses

Selling, General and Administrative Expenses

Our selling, general and administrative costs include personnel costs, accounting, legal, rent, and other overhead expenses. Selling, general and administrative expenses for the year ended December 31, 2023, were $3,447,058, compared to $3,154,013 for the year ended December 31, 2022, an increase of $293,045. Included in selling, general and administrative costs for the year ended December 31, 2023, was $686,062 related to consulting and professional fees with $351,621 for the year ended December 31, 2022, an increase of $334,441. This increase in consulting and professional fees was to support our capital raising process for this offering. During the year ended December 31, 2023, personnel costs decreased by $283,824 from the year ended December 31, 2022. This decrease is a result of the reduction of head count after COVID-19 ended. The Company’s office expenses increased by $1,309 for the year ended December 31, 2023, compared to the same period in 2022 as the result of increased cost of certain supplies. The Company’s information technology support increased by $32,247 for the year ended December 31, 2023, compared to the same period in 2022 as the result of the replacement of two computer servers. The Company’s other expenses increased by $208,872 for the year ended December 31, 2023, compared to the same period in 2022 as the result of the increase in costs of meals and travel of $114,546, increase in cost of attending conventions of $3,202, an increase in depreciation expense of $34,311, increase in local and state taxes of $12,964, increases in allowance for credit losses of $175,305 as a result adoption of current expected credit loss model in 2023, and increases of other expenses of $32,779, offset by decreases in charitable expenses of $98,677.

Other income (expense)

Other income (expense) for the year ended December 31, 2023, was income of $2,045, compared to expense of $1,618 for the year ended December 31, 2022, an increase in net income of $3,663. This increased income was the result of an increase in interest income of $10,176, offset by decreases in other income of $4,500 and an increase in interest expense of $2,013.

Liquidity and Capital Resources

Our principal liquidity requirements are for working capital to fund our operations and growth. To date, we have funded our liquidity requirements primarily through cash on hand, and cash flows from operations. As of December 31, 2023, and 2022, we had $5,155,620 and $6,193,719 of cash and cash equivalents, respectively. In their audit report for the fiscal year ended December 31, 2023, included in this prospectus, our independent auditors expressed an unqualified opinion.

	Year Ended
	December 31,
	2023	2022	Change
Cash provided by (used in) operating activities	$6,995,646	$9,363,616	$(2,367,970)
Cash provided by (used in) investing activities	$(490,020)	$(422,491)	$(67,529)
Cash provided by (used in) financing activities	$(7,543,725)	$(4,566,861)	$(2,976,864)

Increase (decrease) in cash	$(1,038,099)	$4,374,264	$(5,412,363)

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Cash provided by (used in) operating activities

For the year ended December 31, 2023, cash provided by operating activities was $6,995,646 compared to cash provided by operating activities of $9,363,616 during the year ended December 31, 2022, a decrease of $2,367,970. This decrease was primarily due to a decrease in net income of $4,039,908, a decrease in accounts receivable of $2,208,321, a decrease in inventory of $100,293, a decrease in right of use asset of $173, a decrease in corporate taxes payable of $114,000 and a decrease in deferred income taxes payable of $9,000, offset by an increase in provision for credit losses of $175,305, a decrease in depreciation of $34,312, an increase in other current assets of $22,276, an increase in deferred revenue of $3,020,200, and an increase in accounts payable and accrued expenses of $851,632.

Cash provided by (used in) investing activities

For the year ended December 31, 2023, cash used in investing activities was $490,020 compared to $422,491 for the year ended December 31, 2022, an increase of $67,529. This increase is a result of the purchase of various fixed assets.

Cash provided by (used in) financing activities

During the year ended December 31, 2023, cash provided by (used in) financing activities was $7,543,725 compared to $4,566,861 during the year ended December 31, 2022, an increase of $2,976,864. Our financing activities for the year ended December 31, 2023 compared to December 31, 2022 included an increase in deferred offering costs of $25,000, increase in partner distributions of $2,951,741, increase in related partner loans of $56,762 and an increase in notes payable of $32,046, offset by a decrease in related party loans of $88,685.

Following this offering, we may seek to obtain additional capital through the sale of debt or equity financings or other arrangements to fund operations; however, there can be no assurance that we will be able to raise needed capital under acceptable terms, if at all. The sale of additional equity may dilute investors and newly issued shares may contain senior rights and preferences compared to currently outstanding shares of common stock. Issued debt securities may contain covenants and limit our ability to pay dividends or make other distributions to stockholders. If we are unable to obtain such additional financing when needed, on favorable terms or at all, future operations may have to be scale back or discontinued.

Off-Balance Sheet Arrangements

We have no off-balance sheet financing arrangements.

Critical Accounting Policies and Significant Judgments and Estimates

This discussion and analysis of our financial condition and results of operations is based on our financial statements, which have been prepared in accordance with GAAP. The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements, as well as the reported expenses incurred during the reporting periods. Our estimates are based on our historical experience and on various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions. While our significant accounting policies are described in more detail in the notes to our financial statements included elsewhere in this prospectus, we believe that the following accounting policies are critical to understanding our historical and future performance, as these policies relate to the more significant areas involving management’s judgments and estimates.

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We believe our most critical accounting policies and estimates relate to the following:

Revenue Recognition

The Company accounts for revenue under ASC 606, Revenue from Contracts with Customers. The Company determines revenue recognition through the following steps:

●	Identification of a contract with a customer;

●	Identification of the performance obligations in the contract;

●	Determination of the transaction price;

●	Allocation of the transaction price to the performance obligations in the contract; and

●	Recognition of revenue when or as the performance obligations are satisfied.

Revenue is recognized when control of the promised goods or services is transferred to customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services.

Revenue is recognized when performance obligations under the terms of a contract with a customer are satisfied and the promised services have been transferred to the customer. The Company’s services are generally transferred to the customer at an agreed upon point in time.

Fair Value Measurements

ASC 820 “Fair Value Measurements” defines fair value, establishes a framework for measuring fair value under GAAP and expands disclosure about fair value measurements.

The following provides an analysis of financial instruments that are measured subsequent to initial recognition at fair value, grouped into Levels 1 to 3 based on the degree to which fair value is observable:

●	Level 1- fair value measurements are those derived from quoted prices (unadjusted in active markets for identical assets or liabilities);

●	Level 2- fair value measurements are those derived from inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly (i.e., as prices) or indirectly (i.e. derived from prices); and

●	Level 3- fair value measurements are those derived from valuation techniques that include inputs for the asset or liability that are not based on observable market data (unobservable inputs).

Financial instruments classified as Level 1 quoted prices in active markets include cash and cash equivalents.

These consolidated financial instruments are measured using management’s best estimate of fair value, where the inputs into the determination of fair value require significant management judgment to estimation. Valuations based on unobservable inputs are highly subjective and require significant judgments. Changes in such judgments could have a material impact on fair value estimates.

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In addition, since estimates are as of a specific point in time, they are susceptible to material near-term changes. Changes in economic conditions may also dramatically affect the estimated fair values.

Fair value estimates discussed herein are based upon certain market assumptions and pertinent information available to management for the respective periods. The respective carrying value of certain financial instruments approximated their fair values due to the short-term nature of these instruments. These financial instruments include cash and cash equivalents, short-term notes payable, accounts payable and accrued expenses. The carrying value of long-term debt approximates fair value, as the variable interest rates approximate current market rates.

Recent Accounting Pronouncements

In December 2023, the FASB issued ASU No. 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures (ASU 2023-09). ASU 2023-09 is intended to enhance the decision usefulness of income tax disclosures and requires the disclosure of various disaggregated information, including an entity’s effective tax rate reconciliation as well as additional information on taxes paid. This ASU is effective on a prospective basis for annual periods beginning after December 15, 2024 with early adoption allowed. The Company is in the process of evaluating the effect of ASU 2023-09 on the financial statements.

The FASB issues ASUs to amend the authoritative literature in ASC. There have been a number of ASUs to date, including those above, that amend the original text of ASC. Management believes that those issued to date either (i) provide supplemental guidance, (ii) are technical corrections, (iii) are not applicable to us or (iv) are not expected to have a significant impact on our consolidated financial statements.

Recently Adopted Accounting Standards

In June 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2016-13, Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. The FASB subsequently issued amendments to ASU 2016-13, which have the same effective date and transition date of January 1, 2023. These standards replace the existing incurred loss impairment model with an expected credit loss model and require a financial asset measure at amortized cost to be presented at the net amount expected to be collected. The Company adopted this pronouncement as of January 1, 2023.

Internal Control Over Financial Reporting

We are not currently required to comply with the SEC’s rules implementing Section 404 of the Sarbanes-Oxley Act, and are therefore not required to make a formal assessment of the effectiveness of our internal control over financial reporting for that purpose. Upon becoming a public company, we will be required to comply with the SEC’s rules implementing Section 302 of the Sarbanes-Oxley Act, which will require our management to certify financial and other information in our quarterly and annual reports and provide an annual management report on the effectiveness of our internal control over financial reporting. We will be required to make our first assessment of our internal control over financial reporting and to comply with the management certification requirements of Section 404 in our annual report on Form 10-K for the year following our first annual report that is filed with the SEC (subject to any change in applicable SEC rules).

Further, our independent registered public accounting firm is not yet required to formally attest to the effectiveness of our internal controls over financial reporting and will not be required to do so for as long as we are an “emerging growth company” pursuant to the provisions of the JOBS Act. See “Summary—Implications of Being an Emerging Growth Company and Smaller Reporting Company.”

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Currently, we do not yet have effective disclosure controls and procedures, or internal controls over all aspects of our financial reporting. We are continuing to develop and refine our disclosure controls and other procedures that are designed to ensure that information required to be disclosed by us in the reports that we will file with the SEC is recorded, processed, summarized and reported within the time periods specified in SEC rules and forms. Our management has deemed certain conditions to be material weaknesses and significant deficiencies in our internal controls. For example, we failed to employ a sufficient number of staff to maintain optimal segregation of duties and to provide optimal levels of oversight and we rely upon a third-party accounting firm to assist us with GAAP compliance. Our management is responsible for establishing and maintaining adequate internal control over our financial reporting, as defined in Rule 13a-15(f) under the Exchange Act. We will be required to expend time and resources to further improve our internal controls over financial reporting, including by expanding our staff. It is management’s intention to use a portion of the proceeds of this offering to hire additional staff to remediate deficiencies in our financial reporting and to develop appropriate financial control procedures. However, we cannot assure you that our internal control over financial reporting, as modified, will enable us to identify or avoid material weaknesses in the future.

Quantitative and Qualitative Disclosures about Market Risk

We are exposed to market risks in the ordinary course of our business. These risks primarily include interest rate risks and inflation risks. Periodically, we maintain deposits in accredited financial institutions in excess of federally insured limits. We deposit our cash in financial institutions that we believe have high credit quality and have not experienced any losses on such accounts and do not believe we are exposed to any unusual credit risk beyond the normal credit risk associated with commercial banking relationships.

Interest Rate Risk

Our cash consists of cash in readily available checking accounts. We may also invest in short-term money market fund investments. Such interest-earning instruments carry a degree of interest rate risk. However, historical fluctuations in interest income have not been significant.

Inflation Risk

Inflation generally affects us by increasing our cost of facilitating business. We do not believe inflation has had a material effect on our results of operations during the periods presented.

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BUSINESS

Overview

Callan JMB Inc. was incorporated under the laws of the State of Nevada in 2024, and currently operates through our principal operating subsidiary, Coldchain Technology Services, LLC, a Texas limited liability company, which is based in Spring Branch, Texas. We are a vertically integrated logistics and fulfillment company which provides cryogenic logistics solutions to the life sciences industry through a combination of proprietary packaging, information technology and specialized cold chain logistics know-how. We provide a system that utilizes advanced predictive technology to revolutionize the supply chain by guaranteeing the safety, effectiveness, and potency of every product handled to ensure product integrity, and to provide immediate response in time-sensitive industries while ensuring environmental responsibility. We view our solutions as disruptive to the “older technologies” of dry ice and liquid nitrogen, in that our solutions are comprehensive and combine our competencies in configurations that are customized to our client’s requirements. We provide comprehensive, reliable, and economic alternatives to all existing logistics solutions and services utilized for frozen shipping in the life sciences industry (e.g., personalized medicine, cell therapies, stem cells, cell lines, vaccines, diagnostic materials, semen, eggs, embryos, cord blood, organs, biopharmaceuticals, infectious substances, and other commodities that require continuous exposure to cryogenic or frozen temperatures). As part of our services, we provide the ability to monitor, record and archive crucial information for each shipment that can be used for scientific and regulatory purposes.

Our Ship2Q® process (Safe Hygienic Irradiation Performance Process & Qualification) ensures fitness, thermal reliability, and cleanliness of the system components within the manufacturer specifications equal to new “off-the-shelf” shipper systems. Our systematic Ship2Q® process meets all cGMP and cGDP compliance standards and generates shipper specific track & trace documentation key to any deployment and reuse. Ship2Q® applies a system of control over the recovery and reuse phase of the logistics loop. We are able to recover and reuse the Greenbox shipper, amortizing its total cost across numerous shipments, making it cost-neutral in the first few cycles. Additionally, our Sentry system integrates GPS and precise temperature diagnostics throughout a package’s journey, maintaining the efficacy, safety, and quality of temperature-sensitive goods throughout transit—with zero bench time required. Our sophisticated cloud-based logistics operating platform, which is branded as the Sentry platform, supports the management of the entire shipment and logistics process through a single interface, including initial order input, document preparation, customs clearance, courier management, shipment tracking, issue resolution, and delivery. In addition, it provides unique and incisive information dashboards and validation documentation for every shipment. The Sentry records and retains a fully documented “chain-of-custody” and, at the client’s option, “chain-of- condition” for every shipment, helping ensure that quality, safety, efficacy, and stability of shipped commodities are maintained throughout the process. This recorded and archived information allows our clients to meet exacting requirements necessary for scientific work and for proof of regulatory compliance during the logistics phase.

With extensive experience in quality assurance and quality control, Callan JMB delivers reliability by anticipating, responding, and overcoming the most complex situations with unparalleled precision and compassion, providing peace of mind and a comprehensive solution for its customers, which empowers the healthcare and emergency response industries with solutions to ensure temperature-sensitive goods remain within specified parameters throughout transit through tracking mechanisms and predictive technology to ensure its integrity for patients, providers, and their communities.

Our Strategy and Value Proposition

Our strategy involves leveraging our core competitive strengths to develop and maintain ongoing relationships with a diversified group of customers while continuing to grow our service lines, ensuring that we can meet our customers’ changing needs. We strive to be recognized as the premier provider of logistics and fulfillment of a broad range of value-added services based upon the breadth of those services, quality, responsiveness, customer service, information technologies, safety, and cost effectiveness.

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The principal elements of our business strategy are:

Cross-Sell Our Solutions: The breadth of our service offerings allows us the opportunity to provide various services and products to meet our customers’ objectives. Our significant North American footprint allows us to quickly respond to customer needs, especially in emergency response situations. We can assist with remediation needs for small-and-large-scale efforts, either planned or unplanned, by providing remediation contractors and project managers with support services, particularly in emergency situations. We look for opportunities to be a one-stop-shop service provider, expanding the range of services we traditionally provide to a customer. Our team is committed to identifying opportunities to cross-sell among and across our divisions which we expect will continue to drive additional revenue for our Company.

Expand into Additional Market Opportunities: Industries such as pharmaceuticals require the ability to ensure the integrity of packages as they reach their destination, which is paramount to maintaining safety and quality. With Sentry monitoring, we provide a comprehensive solution to address this critical aspect of the thermal management of temperature sensitive packages. Sentry ensures that packages remain within specified parameters throughout transit by tracking factors such as temperature, humidity, and location. In the future, we hope to expand our business to include support for high-end food packaging. Our system can help preserve the freshness and quality of the package contents but also minimize the risk of spoilage, contamination, and other issues that can compromise food safety. With Sentry monitoring, customers can have confidence that their food shipments will arrive in the same pristine condition as when they were dispatched, safeguarding consumer health and satisfaction.

We also aspire to enter into the GLP-1 drug transport market. The proliferating and expanding market for such diabetes and weight control drugs (such as Ozempic, Trulicity and Victoza) may present opportunities for the Company since such drugs require strict transport and storage temperature control for maximum effectiveness. In addition, we intend to explore relationships with 503A and 503B compounding pharmacies. The FDA has designated 503A compounding pharmacies as those that compound prescriptions specific to particular patients and that ship those prescriptions directly to such patients. The FDA has designated 503B compounding pharmacies as those with outsourcing facilities that may manufacture large batches of drugs with or without prescription to be sold to healthcare facilities for office use only.

Execute on Cost, Pricing and Productivity Initiatives: We continually seek to increase efficiency and reduce costs through enhanced technology, process improvements and strategic expense management. We seek to identify areas in our business where strategic investments in automation, process improvements and employees can serve to increase productivity, efficiency, and safety compliance. We continuously focus on the operating leverage of our support functions, including expanding globally to achieve profitability and productivity benefits. We aim to price our services and products competitively, understanding the demands of our customers, the inherent value of our network of assets and operations and our ability to quickly to respond to market and macroeconomic changes. We also understand the value our customers place on our products and services in a global market continuously focusing on sustainability, environmental compliance, and safety.

Foster Innovation through Technology: Remote temperature monitoring technology has always been part of our core operations, influencing our strategy from increasing throughput at our facilities to automation, including artificial intelligence and predictive technology, to enhance productivity. We aim to utilize advanced technologies in our operations while also integrating technology-based solutions for our customers to use, which promotes the safety, efficiency, and profitability of these operations. With such technology, and our proprietary inventory management software, Ship2Q® and Sentry monitoring we are able to centrally manage our transportation network, deploying, monitoring, and adjusting our transportation operations as needs change. We believe that making technological investments that increase the value of our services delivered to our customers pays off in a variety of ways including growth, retention, profitability, and overall customer experience.

Product and Service Offerings

We continuously expand our service offerings across the supply chain with innovative, technology-centric solutions to support the development and distribution of life sciences products and therapies and other thermal sensitive products.

Emergency Preparedness and Response. Our crews and equipment are dispatched on a planned or emergency basis and perform services such as emergency preparedness and readiness plans, 12-hour or less U.S. deployment, surge capacity, product integrity and compliance, efficient response implementation, and system of record. Revenue attributable to emergency preparedness services for the nine-month period ended September 30, 2024 was $2,918,435 as compared to $6,537,157 for the nine months ended September 30, 2023.

Specialty Packaging. The specialty temperature-regulating packaging we obtain for our clients from other sources provides a better thermal system to maintain and protect products and ensure peak customer experience. In utilizing this packaging, customers yield the benefits of lower costs and overhead while improving process, agility, velocity, accuracy, and repeatability of complex fulfillment networks. Integrating Callan JMB’s technology with such packaging allows for scalable ordering, inventory, pick, pack, fulfillment, tracking and recovery. Revenue attributable to specialty packaging for the nine-month period ended September 30, 2024 was $2,293,230 as compared to $4,992,184 for the nine-month period ended September 30, 2023.

We remain committed to environmental sustainability. Our reusable packaging systems and leasing model help reduce waste and costs, offering an effective alternative to traditional, single-use packaging.

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Fulfillment Services. We are the rare integrator that optimizes your business “toolbox” and then applies those tools with the proven force of a master technician to meet and exceed customers’ goals. Plans are better when the planner is accountable for the execution and completion of said plan. We put the logic back into logistics by providing a simple, cost-effective, zero-residue fulfillment network. The job is done according to plan, leaving no trace other than a record of completion. Our technical services and technological offerings are bundled with our emergency response services and perishable packaging offerings and are not deemed to be separate revenue streams and have not been disaggregated.

As part of our service capabilities offered to our customers, we provide technical services through a service center from which a fleet of crew and equipment can be dispatched to emergency response locations. This timely response is built on safety, quality, efficiency, and integrity, and has been offered by Callan JMB for more than 17 years. By leveraging our expertise and capabilities, we provide our customers with the safest, most cost-effective, and sustainable solutions to service their needs.

Advanced Monitoring Sentry Technology. Our customers have the ability to use the Sentry system which helps ensure that their temperature-sensitive goods will remain within specified parameters throughout transit by tracking factors such as temperature, humidity, and location to ensure the physical material integrity of packages for governments and organizations that are preparing emergency responses and for patients, providers, and their communities.

Customers

As of December 31, 2023, our top three customers, the City of Chicago Public Health Department (28%), Texas Department of Health (22%), and Johnson & Johnson (15%), collectively accounted for approximately 65% of our revenue. As of September 30, 2024, our top three customers are the City of Chicago Public Health Department (48%), Grail, Inc. (20%) and BioBridge Global (13%), collectively approximately 81% of our revenue.

The City of Chicago has awarded us two separate contracts. The pallet storage contract is a seven-year contract awarded on January 1, 2019, with a minimum value of $6 million and a maximum value of $15 million. The Supervisory Control Data Acquisition (“SCADA”) contract is a seven-year contract awarded December 3, 2022, with a minimum value of $17 million and a maximum value of $27 million. The SCADA contract requires the Company to provide emergency platform maintenance/sustainment, monitoring systems, quality assurance/quality control, pharmaceutical storage facilities/inventory and hosting of inventory management systems/data.

We intend to use a significant portion of the proceeds of this offering to actively market our products and services and further diversify our customer base.

Competition and Competitive Advantages

As noted above, we have extensive experience in thermal management quality assurance and control, delivering reliability by anticipating, responding, and overcoming the most complex situations with precision and compassion. We provide peace of mind and a competitive solution for our customers.

We believe that we have attained a significant market position in emergency response despite facing robust competition from local, regional, and national firms. However, no one competitor directly competes with our full suite of offerings as a result of the breadth of our service offerings. Sources of competition vary by locality and by type of service rendered, with competition coming from national and regional services companies and hundreds of privately-owned firms. We believe that we offer a more comprehensive range of services and products than our competitors in major portions of the United States and Canada.

We believe the following are our core competitive strengths developed over our 17+ years of operations, which have facilitated our position in the marketplace:

Provider of Logistics and Fulfillment in the Emergency Response Industry: Callan JMB has a long history and well recognized reputation for delivering swift, decisive, and reliable emergency response support for Fortune 500 firms, the City of Chicago, NATO, the UN, and government agencies at all levels. Our vertically-integrated logistics and fulfillment system that utilizes advanced predictive technology allows us to plan for and respond to emergencies. Our system provides our customers enhanced safety, effectiveness, and potency for every shipment handled, ensuring product integrity, environmental responsibility, and immediate response in time-sensitive events.

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Specialty Temperature-Regulating Reusable Packaging: Many of our customers operate in time-sensitive industries. This specialty temperature-regulated packaging we obtain for our customers is critical to ensuring the quality of the delivered product. The Company is committed to environmental sustainability, as the packaging we provide is reusable which reduces waste and cost as compared to traditional, single-use packaging.

End Market Value Propositions and Flexibility: We provide our customers with a variety of services that allow for immediate flexibility. Our emergency response offering includes emergency preparedness and readiness plans, 12-hour or less domestic US deployment, surge capacity, product integrity and compliance, and efficient response implementation.

Experience in Highly Regulated Industries: Many of our target customers are in highly regulated industries where thermal monitoring and compliance are crucial. To address their needs, we developed an inventory management system for customers that handles regulated, sensitive products and ensures that such products arrive safely. Our long-standing relationship with Fortune 500 firms, the City of Chicago, NATO, the UN, and government agencies at all levels provide examples of and opportunities for our expertise.

Highly Trained and Experienced Team: Our well-trained workforce safely responds to customer needs across a variety of service lines, including emergency response services. We provide multi-faceted, high-quality services to a broad mix of customers and our vast capabilities, valuable and unique assets, skilled workforce, safety profile and breadth of services as well as our overall size, scale and geographic footprint help us attract customers and provide them with environmentally responsible solutions.

Successful History Provides Growth Opportunity: Leveraging its experience in emergency response, there are other large market industries that we are exploring as part of our growth strategy, including but not limited to GLP-1 drug transport, compounding pharmacies and the high-end food packaging industry. We aspire to enter into each of these markets. Our systems can ensure the integrity of specialty drug and food packages, such as diabetes/weight loss drugs and caviar, as they reach their destination in order to maintain safety and quality. With Sentry monitoring, we could provide a comprehensive solution to address this critical aspect of the specialty drug and food supply chain. Sentry could help ensure that drug and food packages remain within specified parameters throughout transit by tracking factors such as temperature, humidity, and location. This would not only preserve the potency of the drug and the freshness and quality of the food but also minimize the risk of spoilage, contamination, and other issues that could compromise drug effectiveness and food safety. With Sentry monitoring, customers can have confidence that their drug and food shipments will arrive in the same pristine condition as when they were dispatched, safeguarding patient and consumer health and satisfaction.

Industry

Our services are sold into a rapidly growing segment of the logistics industry focused on the temperature-sensitive packaging and shipping of biological materials. Expenditures for “value added” packaging for frozen transport have been increasing for the past several years and, due in part to continued globalization, are expected to continue to increase even more in the future as more domestic and international biotechnology firms introduce pharmaceutical products that require continuous refrigeration at cryogenic temperatures. We believe this will require a greater dependence on passively controlled temperature transport systems (i.e., systems having no external power source). In addition, we expect that industry standards and regulations will be introduced globally, requiring more comprehensive tracking and validation of shipping temperatures.

We believe that growth in the following markets has resulted in the need for increased reliability, efficiencies and greater flexibility in the temperature-sensitive segment of the logistics market:

●	cell-based therapies

●	gene and stem cell biotechnology

●	cell lines

●	vaccine production

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●	commercial and specialty drug product distribution

●	clinical trials, including transport of tissue culture samples

●	diagnostic specimens

●	infectious sample materials

●	inter/intra-laboratory diagnostic testing

●	temperature-sensitive specimens

●	biological samples, in general

●	environmental sampling

●	IVF

●	GLP-1 drug transport

●	animal husbandry

Many of the biological products in these above markets require transport in a frozen state as well as the need for shipping containers which have the ability to maintain a frozen, cryogenic environment (e.g., minus 150° Celsius) for a period ranging from two to ten days (depending on the distance and mode of shipment). These products include stem cells, semen, embryo, tissue, tissue cultures, cultures of viruses and bacteria, enzymes, DNA materials, vaccines and certain pharmaceutical products.

Intellectual Property

Trademarks

We have rights in certain trade names we use in connection with the operation of our business. On December 7, 2010, the Company received a trademark registration for “Ship2Q®”, our proprietary ultraviolet sanitization technology. This trademark expires on February 22, 2030. We are in the process of filing for trademark protection on Sentry, Callan JMB, Coldchain and certain other branded products. We intend to pursue additional trademark registrations to the extent we believe it will be beneficial. We also have a registered domain name for a website that we use in our business.

Governmental/Regulatory Approval and Compliance

Food Safety, Product Identity, Branding and Labeling

We are subject to extensive regulation, including, among others, the Food, Drug and Cosmetic Act of 1938, the Nutrition Labeling and Education Act of 1990, the USDA HACCP Mega-Reg of 1996, the Public Health Security and Bioterrorism Preparedness & Response Act of 2002, the Food Safety Modernization Act of 2011 and other rules and regulations promulgated by the FDA, the United States Department of Agriculture and the sub-branches of these regulatory bodies. In addition to complying with federal laws and regulations pertaining to storage and production, we are also required to comply with local municipality (city and county) as well as state regulations, including the registration and licensing of our warehouses, enforcement by state health agencies of various state standards and inspection of our facilities. The Company has obtained a variety of licenses from multiple states in which it does business including Wholesale Drug Distributor, DEV (device distributor) and 3PL (third party logistics) licenses.

Compliance with federal, state and local regulations is costly and time-consuming, but one of our top priorities. Regulatory enforcement actions for violations of federal, state and local regulations may include seizure and condemnation of products, mandatory or voluntary product recalls, cease and desist orders, injunctions and monetary-civil-criminal penalties. We believe that our practices are sufficient to maintain compliance with applicable government regulations, although there can be no assurances in this regard. It is also possible that new laws or regulations, or changes in the enforcement of existing requirements, might require us to change our compliance programs, incur additional costs or result in unexpected liabilities that could be significant.

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Employee Safety Regulations

We are subject to certain health and safety regulations, including regulations issued pursuant to the Occupational Safety and Health Act. These regulations require us to comply with certain manufacturing, health and safety standards to protect our employees from accidents.

Environmental Regulations

We are subject to federal, state and local environmental regulations and requirements, including those governing discharges to air and water, the management of hazardous substances, the disposal of solid and hazardous wastes and the remediation of contamination. Failure to comply with these regulations can have serious consequences for us, including criminal as well as civil and administrative penalties, limitations on our operations, claims for remediation costs, as well as alleged personal injury or property damages and negative publicity. We are involved from time to time in administrative or legal proceedings relating to environmental and health and safety matters, and have incurred and will continue to incur capital and operating expenditures to avoid violations of these laws and regulations.

Based on current information, we do not believe that any costs we may incur relating to environmental matters will have a material adverse effect on our business, financial position or results of operations. However, there can be no guarantee that newly discovered information, more stringent enforcement of or changes in environmental requirements, or other unanticipated events will not result in significant costs.

Insurance

We maintain general liability and product liability, property, worker’s compensation, in amounts and on terms that we believe are customary for companies similarly situated. In addition, we maintain excess insurance where we reasonably believe it is cost effective.

Seasonality

Based on our industry and our historic trends, we expect our operations to vary seasonally. Typically, revenue will be highest in the third and fourth calendar quarters and lowest in the first and second calendar quarters. These seasonal variations result in fluctuations in waste volumes due to weather conditions and general economic activity. We also expect that our operating expenses may be higher during the winter months due to periodic adverse weather conditions that can slow the collection of waste, resulting in higher labor and operational costs.

Litigation

From time to time, we may be party to litigation that arises in the ordinary course of our business. While it is not feasible to predict or determine the ultimate outcome of these matters, we believe that any ultimate liability with respect to any pending litigation will not adversely affect our business, financial condition and operating results.

In May 2024, the Company received a demand letter alleging that the Company breached the terms of a customer service agreement with one of its vendors that it did business within a prior year. The vendor alleged that the Company improperly terminated the agreement without proper notice and owes that vendor $507,573 in damages. The Company responded to the vendor’s demand letter and asserts that it only owes the vendor the sum of $85,000, which is included in the Company’s accounts payable as of September 30, 2024.

Management is not aware of any other pending or threatened litigation where the ultimate disposition or resolution could have a material adverse effect on its financial position, results of operations or liquidity.

Employees

As of the date of this prospectus, we have 35 employees, of which ten are full-time employees, and 25 are part-time or contractual/seasonal employees engaged on a seasonal and as-needed basis. We also engage independent contractors to provide services to the Company on an as-needed basis.

The safety of our employees and customers is extremely important to us. We periodically review and assess our policies, practices and procedures to create a safer work environment for our employees.

Property

We do not own any real property. Our executive offices are located at 244 Flightline Drive, Spring Branch, Texas 78070. We lease our office space from a related party under a lease agreement that commenced on April 1, 2024, and expires on December 31, 2029, with a monthly base rent of $15,425. We also lease additional two warehouse spaces from related parties under lease agreements that expire on September 30, 2025 and December 31, 2025, with respective monthly base rents of $3,150 and $7,500. In addition, we lease two other properties for warehousing and distribution purposes. Our aggregate current monthly rental expense is $32,052.

Leased Properties
Address	Gross floor area (square feet)	Use of the property
244 Flightline Drive, Spring Branch, Texas 78070	10,000 sq. ft.	Warehouse/Office
10130 SW North Dakota St., Tigard, Oregon 97223	4,800 sq. ft	Warehouse
1500 4th St., Unit #6, Blanco, Texas 78606	1,000 sq. ft.	Warehouse/Office
210 Kestral Drive, Spring Branch, Texas 78070	7,872sq. ft.	Warehouse
16025 Farm to Market 32, Blanco, Texas 78606	6,500 sq. ft.	Warehouse

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MANAGEMENT

Directors and Executive Officers

The following sets forth information on our executive officers, directors, and director nominees as of the date of this prospectus.

Name	Age	Position
Wayne Williams	61	Chief Executive Officer, President and Director
Eric L. Kash	67	Executive Vice President, and Chairman of the Board
Jeffrey Appleman	67	Chief Financial Officer
Dr. David J. Croyle	66	Chief Medical Officer
Liberty Duke	51	Independent Director Nominee (1)
Mark Meller	65	Independent Director Nominee (1)
Gerald Dial	86	Independent Director Nominee (1)

(1)	To be appointed to our board of directors effective automatically upon the effectiveness of the registration statement of which this prospectus forms a part.

Executive Officers and Directors

Wayne Williams is the founder, Chief Executive Officer and President of Callan JMB Inc. Mr. Williams is one of the nation’s leading experts on temperature control cold chain management and has lectured and written several key documents describing this process, and brings all his expertise as the leader of Callan JMB Inc. Mr. Williams’s vast experience qualifies him to serve as the Chief Executive Officer and also as a member of the Board.

Eric L. Kash has served as Executive Vice President and will serve as Chairman of the Board upon the closing of this offering. Prior to joining Callan JMB, since 2015, Mr. Kash has been operating as the President of Alpha Kash, LLC, a business consultancy service. In this capacity, Mr. Kash has assisted companies in business development, corporate strategy, and capital formation. The industries included technology, consumer goods, medical devices and an e- prescription company.

Prior to Alpha Kash, LLC, between January 2008 to March 2013, Mr. Kash was the CEO/CFO of Coupon Express Inc., a publicly traded company that was engaged in advertising and couponing with national supermarket chains and worked as an investment banker in the microcap sector for over 10 years. Mr. Kash completed his B.S. in Accounting and graduated magna cum laude from Bentley College, received an MBA from the University of Virginia’s Darden School in 1983 and received a CPA accreditation in 1981. We believe that Mr. Kash’s prior work experience, expertise in running a public company, and business acumen will be critical in our operations and be of great assistance to us in their capacity as the Chairman of the Board.

Jeffrey Appleman has served as our Interim Chief Financial Officer (“CFO”) since February 2024. Prior to joining Callan, since March 2019, Mr. Appleman has served as the Director of CFO Consulting Partners LLC’s manufacturing, distribution and business services practice. During his time at CFO Consulting Partners LLC, he has advised C-Suite level and management of several publicly traded companies. Mr. Appleman has over 40 years of experience, both in public accounting and the private sector. During his career in public accounting, primarily at Marks Paneth LLP between 1979 to 1991, he serviced small-and-medium sized entities and primarily privately held companies. In the private sector, he has served as the Chief Financial Officer at Love and Quiches between 2005 to 2010, a domestic and international frozen food desert company, and at Standard Folding Cartons, a paper converting company in New York and Louisville between 1993 and 2002. Having served as the Chief Financial Officer of several entities in the past, Mr. Appleman has been and will be a key member of the senior leadership team at Callan JMB.

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Dr. David J. Croyle has served as the Company’s Chief Medical Officer since March of 2007. Dr. Croyle has been a practicing physician for more than 36 years. He received his B.S. from Gannon University and his M.D. from the Uniformed Services University of the Health Sciences. He completed his internship and diagnostic radiology residency at the Brooke Army Medical Center. Dr. Croyle also served as an instructor of radiology at the Tripler Army Medical Center. He was board certified by the National Board of Medical Examiners in 1989 and by the American Board of Radiology in 1993.

Director Nominees

Liberty Smith Duke is a director nominee. Ms. Duke currently serves as president of ERIS Inc. where she has worked since 1998. ERIS is a firm that offers an expansive range of management, consulting, and lobbying services for a broad spectrum of businesses and associations. Ms. Duke also serves as president of Health Heroes Inc., a mass vaccinator. During her tenure at Health Heroes she has built a large network of school located vaccination clinics throughout multiple states. She also serves as president of HNH Immunizations Inc., another mass vaccinator. Ms. Duke studied business administration at the Wallace School

The Company believes Ms. Duke is qualified to serve as a member of the Company’s board of directors because of her years of experience in consulting for and working with entities in the public and private sectors. We believe her background will help us in our emergency response business and assist in expanding the market for our services into new areas.

Mr. Mark Meller is a director nominee. He has been the President and Director of SilverSun Technologies, Inc.(“SilverSun”) since September 15, 2003, and was further appointed Chief Executive Officer on September 1, 2004. He became Chairman of the Board on May 10, 2009. Mr. Meller is currently the President, Chief Executive Officer and Chairman of the Board of Directors. From September 2003 through January 2015, he was Chief Financial Officer of SilverSun. From October 2004 until February 2007, Mr. Meller was the President, Chief Executive Officer, Chief Financial Officer and Director of Deep Field Technologies, Inc. From December 15, 2004 until September 2009, Mr. Meller was the President, Chief Executive Officer, Chief Financial Officer and Director of MM2 Group, Inc. From August 29, 2005 until August 2006, Mr. Meller was the President, Chief Executive Officer and Chief Financial Officer of iVoice Technology, Inc. From 1988 until 2003, Mr. Meller was Chief Executive Officer of Bristol Townsend and Co., Inc., a New Jersey based consulting firm providing merger and acquisition advisory services to middle market companies. From 1986 to 1988, Mr. Meller was Vice President of Corporate Finance and General Counsel of Crown Capital Group, Inc, a New Jersey based consulting firm providing advisory services for middle market leveraged buy-outs. Prior to 1986, Mr. Meller was a financial consultant and practiced law in New York City. He is a member of the New York State Bar.

Mr. Meller has a B.A. from the State University of New York at Binghamton and a J.D. from the Boston University School of Law.

The Company believes Mr. Meller is qualified to serve as a member of the Company’s board of directors because of his extensive years of experience in financial management and reporting, mergers and acquisitions and management of exchange listed companies. We believe his background and demonstrated business acumen will aid in our transition to a public company and enhance our opportunities.

Senator Gerald Dial is a director nominee. Senator Dial served as an Alabama State Representative and later State Senator representing six counties in East Alabama. Senator Dial was a member of the Alabama National Guard for over 36 years. He served the Guard in a number of capacities and retired in 1997 from the position of Assistant Adjutant General. He has over 25 years experience in the real estate development business. He was the Director of the Alabama Rural Action Commission from 2006 to 2010 where he focused on rural health improvement and job, infrastructure and broadband development. Senator Dial has a B.S. from Livingston University and has taken advanced education courses at Auburn University.

The Company believes Senator Dial is qualified to serve as a member of the Company’s board of directors because of his extensive public service and his years of experience in logistics support. We believe his experience and reputation will enhance our ability to work in both the public and private sectors.

Family Relationships

Our Chief Executive Officer and President, Mr. Wayne Williams, and our Chief Medical Officer, Mr. David J. Croyle, M.D., are brothers-in-law.

Involvement in Certain Legal Proceedings

To the best of our knowledge none of our directors, director nominees or executive officers has, during the past ten years:

●	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

●	had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

●	been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

●	been found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

●	been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

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●	been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Corporate Governance

Governance Structure

Our corporate governance guidelines provide our board of directors with flexibility to combine or separate the positions of Chairman of the Board and Chief Executive Officer in accordance with its determination that utilizing one or the other structure is in the best interests of our company. Wayne Williams currently serves as our Chief Executive Officer and President, with Mr. Kash serving as the Chairman of the Board.

As Chairman of the Board, Mr. Kash’s key responsibilities include facilitating communication between our board of directors and management, assessing management’s performance, managing board members, preparing the agenda for each board meeting, acting as chair of board meetings and meetings of our company’s stockholders and managing relations with stockholders, other stakeholders and the public.

We will take steps to ensure that adequate structures and processes are in place to permit our board of directors to function independently of management. The directors will be able to request at any time a meeting restricted to independent directors for the purpose of discussing matters independently of management and are encouraged to do so should they feel that such a meeting is required.

The Board’s Role in Risk Oversight

Our board of directors oversees that the assets of our Company are properly safeguarded, that the appropriate financial and other controls are maintained, and that our business is conducted wisely and in compliance with applicable laws and regulations and proper governance. Included in these responsibilities is the board’s oversight of the various risks facing our Company. In this regard, our board seeks to understand and oversee critical business risks. Our board does not view risk in isolation. Risks are considered in virtually every business decision and as part of our business strategy. Our board recognizes that it is neither possible nor prudent to eliminate all risks. Indeed, purposeful and appropriate risk-taking is essential for our company to be competitive on a global basis and to achieve its objectives.

While the board oversees risk management, company management is charged with managing risk. Management communicates routinely with the board and individual directors on the significant risks identified and how they are being managed. Directors are free to, and indeed often do, communicate directly with senior management.

Our board administers its risk oversight function as a whole by making risk oversight a matter of collective consideration. Once the board establishes committees, it is anticipated that much of the work will be delegated to such committees, which will meet regularly and report back to the full board. It is anticipated that the audit committee will oversee risks related to our financial statements, the financial reporting process, accounting and legal matters, that the compensation committee will evaluate the risks and rewards associated with our compensation philosophy and programs, and that the nominating and corporate governance committee will evaluate the risk associated with management decisions and strategic direction.

Independent Directors

Under the listing requirements and rules of Nasdaq, independent directors must comprise a majority of our board of directors as a listed company within one year of the closing of this offering.

Our board of directors has undertaken a review of its composition, the composition of its committees and the independence of each director and director nominee. Based upon information requested from and provided by each director and director nominee concerning his or her background, employment and affiliations, including family relationships, our board of directors has determined that each of Messrs. Meller and Dial and Ms. Duke do not have any relationships that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these director nominees is “independent” as that term is defined under the applicable rules and regulations of the SEC, and the listing requirements and rules of Nasdaq. In making this determination, our board of directors considered the current and prior relationships that each non-employee director nominee has with our company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director nominee.

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Committees of the Board of Directors

Prior to listing our common stock on Nasdaq, our board intends to establish an audit committee, compensation committee, and a nominating and corporate governance committee, each with a charter to be approved by the board. Upon completion of this offering, we intend to make each committee’s charter available on our website at www.coldchain-tech.com. Until such committees are established, our entire board of directors will undertake the functions that would otherwise be undertaken by the committees. In addition, our board of directors may, from time to time, designate one or more additional committees, which shall have the duties and powers granted to them by our board of directors.

Audit Committee

We expect that Mark Meller, Liberty Duke and Gerald Dial, each of whom will satisfy the “independence” requirements of Rule 10A-3 under the Exchange Act and Nasdaq listing standards, will serve on our audit committee, with Mark Meller serving as the chairman. We expect that Mr. Meller will qualify as an “audit committee financial expert.” The audit committee will oversee our accounting and financial reporting processes and the audits of the financial statements of our Company. The primary purpose of the audit committee is to discharge the responsibilities of our board of directors with respect to our corporate accounting and financial reporting processes, systems of internal control and financial statement audits, and to oversee our independent registered public accounting firm. Specific responsibilities of our audit committee include:

●	helping our board of directors oversee our corporate accounting and financial reporting processes,

●	reviewing and discussing with our management the adequacy and effectiveness of our disclosure controls and procedures,

●	assisting with the design and implementation of our risk assessment functions,

●	managing the selection, engagement, qualifications, independence and performance of a qualified firm to serve as the independent registered public accounting firm to audit our financial statements,

●	discussing the scope and results of the audit with the independent registered public accounting firm, and reviewing, with management and the independent accountants, our interim and year-end operating results,

●	developing procedures for employees to submit concerns anonymously about questionable accounting or audit matters,

●	reviewing related person transactions,

●	obtaining and reviewing a report by the independent registered public accounting firm at least annually that describes our internal quality control procedures, any material issues with such procedures and any steps taken to deal with such issues when required by applicable law, and

●	approving or, as permitted, pre-approving, audit and permissible non-audit services to be performed by the independent registered public accounting firm.

Our audit committee will operate under a written charter, to be effective upon the closing of this offering, which satisfies the applicable listing standards of Nasdaq.

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Compensation Committee

We expect that Mark Meller, Liberty Duke and Gerald Dial, each of whom will satisfy the “independence” requirements of Rule 10A-3 under the Exchange Act and Nasdaq listing standards, will serve on our compensation committee, with Ms. Duke serving as the chairman. The members of the compensation committee will also be “non-employee directors” within the meaning of Section 16 of the Exchange Act. The compensation committee will assist the board in reviewing and approving the compensation structure, including all forms of compensation relating to our directors and executive officers.

The primary purpose of our compensation committee is to discharge the responsibilities of our board of directors in overseeing our compensation policies, plans and programs and to review and determine the compensation to be paid to our executive officers, directors and other senior management, as appropriate. Specific responsibilities of our compensation committee include:

●	reviewing and recommending to our board of directors the compensation of our chief executive officer and other executive officers,

●	reviewing and recommending to our board of directors the compensation of our directors,

●	administering our equity incentive plans and other benefit programs,

●	reviewing, adopting, amending, and terminating incentive compensation and equity plans, severance agreements, profit sharing plans, bonus plans, change-of-control protections, and any other compensatory arrangements for our executive officers and other senior management,

●	reviewing and establishing general policies relating to compensation and benefits of our employees, including our overall compensation philosophy, and

●	reviewing and evaluating with the chief executive officer the succession plans for our executive officers.

Our compensation committee will operate under a written charter, to be effective upon the closing of this offering, which satisfies the applicable listing standards of Nasdaq.

Nominating and Corporate Governance Committee

We expect that Mark Meller, Liberty Duke and Gerald Dial, each of whom will satisfy the “independence” requirements of Rule 10A-3 under the Exchange Act and Nasdaq listing standards, will serve on our nominating and corporate governance committee, with Senator Dial serving as the chairman. The nominating and corporate governance committee will assist the board of directors in selecting individuals qualified to become our directors and in determining the composition of the board and its committees.

Specific responsibilities of our nominating and corporate governance committee include:

●	identifying and evaluating candidates, including the nomination of incumbent directors for re-election and nominees recommended by stockholders, to serve on our board of directors,

●	considering and making recommendations to our board of directors regarding the composition and chairmanship of the committees of our board of directors,

●	reviewing with our chief executive officer the plans for succession to the offices of our executive officers and making recommendations to our board of directors concerning the selection of appropriate individuals to succeed in these positions,

●	developing and making recommendations to our board of directors regarding corporate governance guidelines and matters, and

●	overseeing periodic evaluations of the board of directors’ performance, including committees of the board of directors.

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Our nominating and corporate governance committee will operate under a written charter, to be effective upon the closing of this offering, which satisfies the applicable listing standards of Nasdaq.

Other Committees

Our board of directors may establish other committees as it deems necessary or appropriate from time to time.

Director Compensation

In the 2022 and 2023 fiscal years, we did not provide compensation to our directors for their service.

Independent Director Agreements

On October 1, 2024, the Company entered into a director agreement (the “Director Agreement”) with each of Messrs. Dial and Meller and Ms. Duke. Pursuant to the Director Agreement, each director will be appointed as a member of the board of directors of the Company commencing at the closing of this offering until the next annual meeting of the Company’s stockholders or until his earlier resignation, removal or death.

In consideration for serving as a member of the Company’s board of directors, each director shall be paid a cash fee of $6,250 per fiscal quarter In addition, each director will be awarded 6,250 shares of the Company’s common stock each fiscal quarter and will be entitled to participate in an equity incentive plan after its approval by the Board.

The Company has also agreed to reimburse the directors for reasonable business-related expenses approved by the Company in advance, such approval not to be unreasonably withheld.

A director’s Director Agreement will automatically terminate upon the death of the director or upon his resignation or removal from, or failure to win election or reelection to, the board. In the event of expiration or termination of a director’s Director Agreement, the director has agreed to return or destroy any materials transferred to the director under the Agreement except as may be necessary to fulfill any outstanding obligations hereunder.

In connection with each Director Agreement, each director has agreed to enter into a Proprietary Information Agreement (the “Proprietary Information Agreement”) pursuant to which the director shall maintain in trust and confidence and not disclose to any third party or use for any unauthorized purpose any proprietary information received from the Company and only in connection with providing services as a member of the Company’s board of directors. However, a director’s disclosure of proprietary information shall not be precluded if such disclosure is (i) in response to a valid order, including a subpoena, of a court or other governmental body of the United States or any political subdivision thereof; provided, however, that to the extent reasonably feasible, the director shall first have given the Company notice of the director’s receipt of such order and the Company shall have had an opportunity to obtain a protective order requiring that the proprietary information so disclosed be used only for the purpose for which the order was issued; (ii) otherwise required by law; or (iii) otherwise necessary to establish rights or enforce obligations under the Proprietary Information Agreement, but only to the extent that any such disclosure is necessary.

The Proprietary Information Agreement shall continue in full force and effect during the term of the Director Agreement. The Proprietary Information Agreement may be terminated at any time thereafter upon thirty (30) days written notice to the other party. The director’s confidentiality obligations under the Proprietary Information Agreement with respect to proprietary information disclosed prior to the effective date of such termination shall survive 18 months after the termination of the agreement; provided, however, the director’s obligations under the Proprietary Information Agreement for proprietary information constituting “trade secrets” survive the termination of the Proprietary Information Agreement indefinitely.

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Director Term Limits

Our board of directors has not adopted policies imposing an arbitrary term or retirement age limit in connection with individuals serving as directors as it does not believe that such a limit is in the best interests of our company. Our nominating and corporate governance committee will annually review the composition of our board of directors, including the age and tenure of individual directors. Our board of directors will strive to achieve a balance between the desirability of its members having a depth of relevant experience, on the one hand, and the need for renewal and new perspectives, on the other hand.

Risk Oversight

Our board of directors oversees the risk management activities designed and implemented by our management. Our board of directors executes its oversight responsibility for risk management both directly and through its committees. The full board of directors also considers specific risk topics, including risks associated with our strategic plan, business operations and capital structure. In addition, our board of directors regularly receives detailed reports from members of our senior management and other personnel that include assessments and potential mitigation of the risks and exposures involved with their respective areas of responsibility.

Our board of directors has delegated to the audit committee oversight of our risk management process. Our other board committees also consider and address risk as they perform their respective committee responsibilities. All committees report to the full board of directors as appropriate, including when a matter rises to the level of a material or enterprise level risk.

Code of Ethics

Our board of directors has adopted a Code of Ethics that applies to all of our employees, including our chief executive officer, chief financial officer and principal accounting officer. Our Code of Ethics will be available on our website at www.coldchain-tech.com by clicking on “Investor Relations.” If we amend or grant a waiver of one or more of the provisions of our Code of Ethics, we intend to satisfy the requirements under Item 5.05 of Form 8-K regarding the disclosure of amendments to or waivers from provisions of our Code of Ethics that apply to our principal executive officer, financial and accounting officers by posting the required information on our website at the above address within four business days of such amendment or waiver. The information on our website is not part of this prospectus.

Our board of directors, management and all employees of our company are committed to implementing and adhering to the Code of Ethics. Therefore, it is up to each individual to comply with the Code of Ethics and to be in compliance of the Code of Ethics. If an individual is concerned that there has been a violation of the Code of Ethics, he or she will be able to report in good faith to his or her superior. While a record of such reports will be kept confidential by our company for the purposes of investigation, the report may be made anonymously and no individual making such a report will be subject to any form of retribution.

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EXECUTIVE COMPENSATION

Summary Compensation Table

Summary Compensation Table - Years Ended December 31, 2023 and 2022

The following table sets forth information concerning all cash and LLC distributions earned by or paid to our directors and executive officers.

Name and Principal Position	Year	Guaranteed Payments	Bonus	LLC Distributions(1)	Total
Wayne Williams, Chief Executive Officer	2023	$300,000	$-	$5,596,896	$5,896,896
and President	2022	$314,571	$-	$3,442,155	$3,756,726
David J. Croyle, M.D., Chief Medical Officer	2023	$-	$-	$1,800,000	$1,800,000
	2022	$-	$-	$1,000,000	$1,000,000

(1)	Compensation calculated for the reorganization of Coldchain Technology Services, LLC, and any/all earlier compensations and proceeds received by the then members of the limited liability entity.

Employment Agreements

Wayne Williams, Chief Executive Officer

On October 15, 2024, (the “Effective Date”) we entered into an employment agreement (as amended as of October 24, 2024, the “CEO Agreement”) with Wayne Williams pursuant to which Mr. Williams has agreed to serve as the Chief Executive Officer of the Company. The term of the CEO Agreement (the “Term”) commenced on the Effective Date and shall continue until the second (2nd) anniversary thereof (the “Initial Term”), unless terminated earlier pursuant to the terms of the CEO Agreement; provided that, on such second (2nd) anniversary of the Effective Date and each one (1) year annual anniversary thereafter (such date and each annual anniversary thereof, a “Renewal Date”), the CEO Agreement shall be deemed to be automatically extended, upon the same terms and conditions, for successive periods of one (1) year (each “Renewal Term”), unless either party provides written notice of its intention not to extend the term of the CEO Agreement at least 90 days prior to the applicable Renewal Date.

For services performed by Mr. Williams under the CEO Agreement, the Company has agreed to pay Mr. Williams an annual base salary during the Initial Term of $500,000, subject to the recommendation of the Compensation Committee and approval of the Board (with Mr. Williams recusing himself from such vote) (the “Base Salary”). During the remainder of the Term, the Base Salary shall be reviewed by the Compensation Committee and/or the Board each year, and the Board may, from time to time, increase such Base Salary.

For each fiscal year of the Company during the Term, the Company shall afford Mr. Williams the opportunity to earn an incentive bonus equal to forty percent (40%) of the Base Salary for such fiscal year and shall be payable to the extent the applicable performance goals are achieved (which goals and payment matrices shall be set by the Compensation Committee of the Board in its discretion). Also, during the Term, Mr. Williams shall be entitled to receive 200,000 options to purchase the Company’s common stock with an exercise price equal to the price of our common stock for this offering. Such options shall vest quarterly over a 24- month period starting 3 months after the closing of this offering.

In addition to the foregoing, Mr. Williams is entitled to receive the following equity awards if the specified milestones are achieved:

50,000 shares of the Company’s common stock upon the closing of each acquisition after the closing of this offering;

125,000 shares of the Company’s common stock upon the Company achieving a first-time market valuation of $75 million or more;

125,000 shares of the Company’s common stock upon the Company achieving a first-time market valuation of $150 million or more;

50,000 shares of the Company’s common stock upon the Company achieving a positive EBITDA for the first time in any full calendar year; and

125,000 shares of the Company’s common stock upon the Company achieving an EBITDA of $10 million for the first time in a full calendar year.

The amount and terms of any other long-term incentive awards awarded to Mr. Williams shall be set by the Compensation Committee in its discretion.

During the Term, if (i) a Change in Control has occurred, Mr. Williams shall be paid a bonus (the “Change in Control Transaction Bonus”), in cash, equal to two (2) times the Base Salary as in effect immediately before such Change in Control. If applicable, the Change in Control Transaction Bonus shall be paid in a lump sum within fifteen (15) days after the consummation of such Change in Control and the following certification by the Board of the occurrence of such Change in Control.

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“Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:

(i)	A transaction or series of transactions (other than an offering of common stock to the general public through a registration statement filed by the Company with the Securities and Exchange Commission) whereby any “Person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its subsidiaries, any benefit plan maintained by the Company or any of its subsidiaries or a “Person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13(d)(3) under the Exchange Act) of securities of the Company possessing more than fifty percent (50%) of the total combined voting power of the Company’s securities outstanding immediately after such acquisition;

(ii)	The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination, or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions:

(A)	which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the Person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such Person, the “Successor Entity”) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

(B)	after which no Person or group beneficially owns voting securities representing fifty percent (50%) or more of the combined voting power of the Successor Entity; provided, however, that no Person or group shall be treated as beneficially owning fifty percent (50%) or more of the combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction.

The Agreement is automatically terminated upon the death of Mr. Williams. The Company may also terminate the Agreement due to the disability of Mr. Williams or with or without “Cause.” Mr. Williams may also terminate the Agreement with or without “Good Reason.”

“Cause” means the occurrence of one or more of the following events:

(i)	Mr. Williams’ continued refusal or failure to perform (other than by reason of disability) his material duties and responsibilities to Company if such refusal or failure is not cured within thirty (30) days following written notice of such refusal or failure by Company to Mr. Williams, or his continued refusal or failure to follow any reasonable lawful direction of the Board if such refusal or failure is not cured within thirty (30) days following written notice of such refusal or failure by Company to Mr. Williams;

(ii)	willful, grossly negligent or unlawful misconduct by Mr. Williams which causes material harm to Company or its reputation;

(iii)	the Company is directed in writing by regulatory or governmental authorities to terminate the employment of Mr. Williams or Mr. William engages in activities that: (i) are not approved or authorized by the Board, and (ii) cause actions to be taken by regulatory or governmental authorities that have a material adverse effect on Company; or

(iv)	a conviction, plea of guilty, or plea of nolo contendere by Mr. Williams, of or with respect to a criminal offense which is a felony or other crime involving dishonesty, disloyalty, fraud, embezzlement, theft, or similar action(s) (including, without limitation, acceptance of bribes, kickbacks or self-dealing), or the material breach of Mr. Williams fiduciary duties with respect to Company.

“Good Reason” means, without Mr. Williams’ express written consent: (i) a material reduction in the Base Salary, then in effect, except a material diminution generally affecting all of the members of the Company’s management, (ii) a material reduction in job title, position or responsibility, (iii) a material breach of any term or condition contained in the CEO Agreement, or (iv) a relocation of Mr. Williams’ principal worksite that is more than fifty (50) miles from Mr. Williams’ principal worksite as of the Effective Date. However, none of the foregoing events or conditions will constitute “Good Reason” unless (i) Mr. Williams provides Company with written notice of the existence of Good Reason within ninety (90) days following the occurrence thereof, (ii) Company does not reverse or otherwise cure the event or condition within thirty (30) days of receiving that written notice, and (iii) Mr. Williams resigns Mr. Williams’ employment within thirty (30) days following the expiration of that cure period.

If the Company terminates the CEO Agreement for Cause, Mr. Williams will receive Mr. Williams’ earned but unpaid Base Salary and unreimbursed expenses. Except as provided herein, the Company will have no further obligation to Mr. Williams upon the termination of Mr. Williams’ employment.

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In the event of a termination of Mr. Williams’ employment without Cause, in addition to the Final Compensation, Mr. Williams shall receive:

(1)	continuation of the Base Salary, at the rate in effect as of the date immediately preceding the date of termination, until the earlier of: (x) the Term end date and (y) the first anniversary of the date of termination (provided, however, if the date of termination is after the first anniversary of the Effective Date, the period pursuant to this subsection shall be eighteen (18) months after the date of termination);

(2)	if the date of termination occurs after the end of a calendar year but prior to the date on which a Bonus under the Agreement, the Bonus; and

(3)	payment of a pro-rata portion of the amount of the Bonus for the year in which termination occurs that would have been payable based on actual performance determined under the terms of the Bonus as then in effect for such year.

If Mr. Williams terminates the CEO Agreement other than for Good Reason, Mr. Williams will receive Mr. Williams’ earned but unpaid Base Salary and unreimbursed expenses.

Eric Kash, Executive Vice President and Chairman

On October 1, 2024, we entered into an employment agreement (as amended on October 24, 2024, the “EVP Agreement”) with Eric Kash pursuant to which Mr. Kash agreed to serve as the Executive Vice President and Chairman of the Board of the Company. The term of the EVP Agreement (the “Term”) will commence as of the date hereof, but the compensation provisions described in the two following paragraphs shall be effective upon the closing of this offering and shall continue until the second (2nd) anniversary thereof (the “Initial Term”), unless terminated earlier pursuant to the terms of the EVP Agreement; provided that, on such second (2nd) anniversary and each one (1) year annual anniversary thereafter (such date and each annual anniversary thereof, a “Renewal Date”), the EVP Agreement shall be deemed to be automatically extended, upon the same terms and conditions, for successive periods of one (1) year (each “Renewal Term”), unless either party provides written notice of its intention not to extend the term of the Agreement at least 90 days prior to the applicable Renewal Date.

For services performed by Mr. Kash under the EVP Agreement, the Company has agreed to pay Mr. Kash an annual base salary of (i) $220,000 for the period from the closing of this offering through December 31, 2025, (ii) $250,000 for the period from January 1, 2026, through December 31, 2026 and (iii) $280,000 for the period from January 1, 2027 through December 31, 2027 (the “Base Salary”). During the remainder of the Term, the Base Salary shall be reviewed by the Compensation Committee and/or the Board each year, and the Board may, from time to time, increase such Base Salary.

For each fiscal year of the Company during the Term, the Company shall afford Mr. Kash the opportunity to earn an incentive bonus equal to thirty percent (30%) of the Base Salary for such fiscal year and shall be payable to the extent the applicable performance goals are achieved (which goals and payment matrices shall be set by the Compensation Committee of the Board in its discretion). Also, during the Term, Mr. Kash shall be entitled to receive 300,000 options to purchase the Company’s common stock with an exercise price equal to the price of our common stock for this offering. Such options shall vest quarterly over a 24- month period starting 3 months after the closing of this offering.

The amount and terms of any other long-term incentive awards awarded to Mr. Kash shall be set by the Compensation Committee in its discretion.

During the Term, if a Change in Control occurs, and on, or at any time during the 24-month period following such Change in Control (i) the Company terminates Mr. Kash’s employment for any reason other than Cause or disability or (ii) Mr. Kash terminates his employment for Good Reason, Mr. Kash will be entitled to receive as a severance payment an amount equal to two times the sum of his then effective Base Salary and full bonus calculated as if all performance goals had been achieved.

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The terms “Change in Control”, “Cause” and “Good Reason” have the same meanings as described above in the summary of Mr. Williams employment agreement. Terms otherwise relating to the termination of Mr. Kash’s employment are substantially the same as those described in the summary of Mr. Williams employment agreement.

Jeff Appleman, Chief Financial Officer

On October 1, 2024, we entered into an employment agreement (as amended on October 24, 2024, the “CFO Agreement”) with Jeff Appleman pursuant to which Mr. Appleman agreed to serve as the Chief Financial Officer of the Company. The term of the CFO Agreement (the “Term”) will commence on the date hereof except that the compensation provisions described in the following two paragraphs shall become effective upon the closing of this offering and shall continue until the second (2nd) anniversary thereof (the “Initial Term”), unless terminated earlier pursuant to the terms of the CFO Agreement; provided that, on such second (2nd) anniversary of the commencement of the Term and each one (1) year annual anniversary thereafter (such date and each annual anniversary thereof, a “Renewal Date”), the CFO Agreement shall be deemed to be automatically extended, upon the same terms and conditions, for successive periods of one (1) year (each “Renewal Term”), unless either party provides written notice of its intention not to extend the term of the Agreement at least 90 days prior to the applicable Renewal Date.

For services performed by Mr. Appleman under the CFO Agreement, the Company has agreed to pay Mr. Appleman an annual base salary of (i) $220,000 for the period from the closing of this offering through December 31, 2025, (ii) $250,000 for the period from January 1, 2026, through December 31, 2026 and (iii) $280,000 for the period from January 1, 2027 through December 31, 2027 (the “Base Salary”). During the remainder of the Term, the Base Salary shall be reviewed by the Compensation Committee and/or the Board each year, and the Board may, from time to time, increase such Base Salary.

For each fiscal year of the Company during the Term, the Company shall afford Mr. Appleman the opportunity to earn an incentive bonus equal to thirty percent (30%) of the Base Salary for such fiscal year and shall be payable to the extent the applicable performance goals are achieved (which goals and payment matrices shall be set by the Compensation Committee of the Board in its discretion). Also, during the Term, Mr. Appleman shall be entitled to receive 100,000 options to purchase the Company’s common stock with an exercise price equal to the price of our common stock for this offering. Such options shall vest quarterly over a 24- month period starting 3 months after the closing of this offering.

The amount and terms of any other long-term incentive awards awarded to Mr. Appleman shall be set by the Compensation Committee in its discretion.

Pursuant to his arrangements with CFO Consulting Partners LLC (“CCP”), with which Mr. Appleman was affiliated, Mr. Appleman is entitled to receive 60% of that number of options to purchase the Company’s common stock granted to CCP for its consulting services provided to the Company, such options having, in the aggregate, a value equivalent to $100,000.

During the Term, if a Change in Control occurs, and on, or at any time during the 24-month period following such Change in Control (i) the Company terminates Mr. Appleman’s employment for any reason other than Cause or disability or (ii) Mr. Appleman terminates his employment for Good Reason, Mr. Appleman will be entitled to receive as a severance payment an amount equal to two times the sum of his then effective Base Salary and full bonus calculated as if all performance goals had been achieved.

The terms “Change in Control”, “Cause” and “Good Reason” have the same meanings as described above in the summary of Mr. Williams employment agreement. Terms otherwise relating to the termination of Mr. Appleman’s employment are substantially the same as those described in the summary of Mr. Williams employment agreement.

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David J. Croyle, M.D., Chief Medical Officer

On October 1, 2024, we entered into an employment agreement (as amended on October 24, 2024, the “CMO Agreement”) with Dr. David Croyle pursuant to which Dr. Croyle has agreed to serve as the Chief Medical Officer of the Company. The term of the CMO Agreement (the “Term”) will commence on the closing of this offering and shall continue until the second (2nd) anniversary thereof (the “Initial Term”), unless terminated earlier pursuant to the terms of the CMO Agreement; provided that, on such second (2nd) anniversary of the Effective Date and each one (1) year annual anniversary thereafter (such date and each annual anniversary thereof, a “Renewal Date”), the CMO Agreement shall be deemed to be automatically extended, upon the same terms and conditions, for successive periods of one (1) year (each “Renewal Term”), unless either party provides written notice of its intention not to extend the term of the Agreement at least 90 days prior to the applicable Renewal Date.

For services performed by Dr. Croyle under the CMO Agreement, the Company has agreed to pay Dr. Croyle an annual base salary of (i) $100,000 for the period from the closing of this offering through December 31, 2025, (ii) $130,000 for the period from January 1, 2026, through December 31, 2026, and (iii) $160,000 for the period from January 1, 2027 through December 31, 2027 (the “Base Salary”). During the remainder of the Term, the Base Salary shall be reviewed by the Compensation Committee and/or the Board each year, and the Board may, from time to time, increase such Base Salary.

For each fiscal year of the Company during the Term, the Company shall afford Dr. Croyle the opportunity to earn an incentive bonus equal to thirty percent (30%) of the Base Salary for such fiscal year and shall be payable to the extent the applicable performance goals are achieved (which goals and payment matrices shall be set by the Compensation Committee of the Board in its discretion). The amount and terms of any other long-term incentive awards awarded to Dr. Croyle shall be set by the Compensation Committee in its discretion.

During the Term, if a Change in Control occurs, and on, or at any time during the 24-month period following such Change in Control (i) the Company terminates Dr. Croyle’s employment for any reason other than Cause or disability or (ii) Dr. Croyle terminates his employment for Good Reason, Dr. Croyle will be entitled to receive as a severance payment an amount equal to two times the sum of his then effective Base Salary and full bonus calculated as if all performance goals had been achieved.

The terms “Change in Control”, “Cause” and “Good Reason” have the same meanings as described above in the summary of Mr. Williams employment agreement. Terms otherwise relating to the termination of Dr. Croyle’s employment are substantially the same as those described in the summary of Mr. William’s employment agreement.

Retirement Benefits

We have not maintained, and do not currently maintain, a defined benefit pension plan, nonqualified deferred compensation plan or other retirement benefits.

Equity Awards

In addition to the option grants described in the executive employment agreements summarized above, we have granted options to the employees of the Company, and in the amounts, listed below. Such options provide the holder with the right to purchase the Company’s common stock with an exercise price equal to the price of our common stock for this offering. Such options shall vest quarterly over the first 24-month period starting three months after the closing of this offering. Scott Bullard, William McBride and Donna Williams were each granted 150,000 options.

2024 Equity Incentive Plan

Overview

On October 25, 2024, our Board and our stockholders approved our Callan JMB Inc. 2024 Equity Incentive Plan (the “2024 Plan”). The 2024 Plan governs equity awards to our employees, directors, officers, consultants, and other eligible participants. Initially, the maximum number of shares of our common stock that may be subject to awards under the 2024 Plan is 1,500,000. The maximum number of shares that are subject to awards under the 2024 is subject to an annual increase equal to the lesser of (i) 500,000 shares of our common stock; (ii) a number of shares of our common stock equal to 4% of the prior year’s maximum number or (iii) such number of shares of our common stock as determined by the 2024 Plan administrator. The 2024 Plan will not be effective until the day prior to the effective date of the registration statement related to this initial public offering.

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The purpose of the 2024 Plan is to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees, directors and consultants, and to promote the success of the Company’s business. The administrator of the 2024 Plan may, in its sole discretion, amend, alter, suspend or terminate the 2024 Plan, or any part thereof, at any time and for any reason. The Company will obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with legal and regulatory requirements relating to the administration of equity-based awards. Unless earlier terminated by the administrator, the 2024 Plan will terminate ten years from the date it is adopted by our Board.

Authorized Shares

Initially, the maximum number of shares of our common stock that may be subject to awards under the 2024 Plan is 1,500,000. The maximum number of shares that are subject to awards under the 2024 Plan is subject to an annual increase equal to the lesser of (i) 500,000 shares of our common stock; (ii) a number of shares of our common stock equal to 4% of the prior year’s maximum number or (iii) such number of shares of our common stock as determined by the 2024 Plan administrator.

Additionally, if any award issued pursuant to the 2024 Plan expires or becomes un-exercisable without having been exercised in full, is surrendered pursuant to an exchange program, as provided in the 2024 Plan, or, with respect to restricted stock, restricted stock units (“RSUs”), performance units or performance shares, is forfeited to or repurchased by the Company due to the failure to vest, the unpurchased shares (or for awards other than stock options or stock appreciation rights the forfeited or repurchased shares) which were subject thereto will become available for future grant or sale under the 2024 Plan (unless the 2024 Plan has terminated). With respect to stock appreciation rights, only shares actually issued pursuant to a stock appreciation right will cease to be available under the 2024 Plan; all remaining shares under stock appreciation rights will remain available for future grant or sale under the 2024 Plan (unless the 2024 Plan has terminated). Shares that have actually been issued under the 2024 Plan under any award will not be returned to the 2024 Plan and will not become available for future distribution under the 2024 Plan; provided, however, that if shares issued pursuant to awards of restricted stock, restricted stock units, performance shares or performance units are repurchased by the Company or are forfeited to the Company due to the failure to vest, such shares will become available for future grant under the 2024 Plan. Shares used to pay the exercise price of an award or to satisfy the tax withholdings related to an award will become available for future grant or sale under the 2024 Plan. To the extent an award under the 2024 Plan is paid out in cash rather than shares, such cash payment will not result in reducing the number of shares available for issuance under the 2024 Plan. Notwithstanding the foregoing and, subject to adjustment as provided in the 2024 Plan, the maximum number of shares that may be issued upon the exercise of incentive stock options will equal the aggregate share number stated above, plus, to the extent allowable under Section 422 of the Code and regulations promulgated thereunder, any shares that become available for issuance under the 2024 Plan in accordance with the foregoing.

Plan Administration

One or more committees appointed by our Board will administer the 2024 Plan. Initially, the Compensation Committee shall administer the 2024 Plan. In addition, if the Company determines it is desirable to qualify transactions under the 2024 Plan as exempt under Rule 16b-3 of the Exchange Act, such transactions will be structured with the intent that they satisfy the requirements for exemption under Rule 16b-3. Subject to the provisions of the 2024 Plan, the administrator has the power to administer the 2024 Plan and make all determinations deemed necessary or advisable for administering the 2024 Plan, including the power to determine the fair market value of the Company’s common stock, select the service providers to whom awards may be granted, determine the number of shares covered by each award, approve forms of award agreements for use under the 2024 Plan, determine the terms and conditions of awards (including the exercise price, the time or times at which the awards may be exercised, any vesting acceleration or waiver or forfeiture restrictions and any restriction or limitation regarding any award or the shares relating thereto), construe and interpret the terms of the 2024 Plan and awards granted under it, prescribe, amend and rescind rules relating to the 2024 Plan, rules and regulations relating to sub-plans established for the purpose of facilitating compliance with applicable non-U.S. laws, easing the administration of the 2024 Plan and/or for qualifying for favorable tax treatment under applicable non-U.S. laws, in each case as the administrator may deem necessary or advisable and modify or amend each award (subject to the provisions of the 2024 Plan), including the discretionary authority to extend the post-termination exercisability period of awards and to extend the maximum term of an option or stock appreciation right (subject to the provisions of the 2024 Plan), to allow participants to satisfy withholding tax obligations in a manner permissible under the 2024 Plan, to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an award previously granted by the administrator and to allow a participant to defer the receipt of payment of cash or the delivery of shares that would otherwise be due to such participant under an award. The administrator also has the authority to allow participants the opportunity to transfer outstanding awards to a financial institution or other person or entity selected by the administrator and to institute an exchange program by which outstanding awards may be surrendered or cancelled in exchange for awards of the same type which may have a higher or lower exercise price or different terms, awards of a different type or cash, or by which the exercise price of an outstanding award is increased or reduced. The administrator’s decisions, interpretations and other actions are final and binding on all participants.

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Eligibility

Awards under the 2024 Plan, other than incentive stock options, may be granted to employees (including officers and directors) of the Company or a parent or subsidiary, members of our Board, or consultants engaged to render bona fide services to the Company or a parent or subsidiary. Incentive stock options may be granted only to employees of the Company or a subsidiary, provided the services (a) are not in connection with the offer or sale of securities in a capital-raising transaction, and (b) do not directly promote or maintain a market for the Company’s securities, in each case, within the meaning of Form S-8 promulgated under the Securities Act, and provided further, that a Consultant will include only those persons to whom the issuance of Shares may be registered under Form S-8 promulgated under the Securities Act.

Stock Options

Stock options may be granted under the 2024 Plan. The exercise price of options granted under the 2024 Plan generally must at least be equal to the fair market value of the Company’s common stock on the date of grant. The term of each option will be as stated in the applicable award agreement; provided, however, that the term may be no more than 10 years from the date of grant. The administrator will determine the methods of payment of the exercise price of an option, which may include cash, shares or other property acceptable to the administrator, as well as other types of consideration permitted by applicable law. After the termination of service of an employee, director, or consultant, they may exercise their option for the period of time stated in their option agreement. In the absence of a specified time in an award agreement, if termination is due to death or disability, the option will remain exercisable for six months. In all other cases, in the absence of a specified time in an award agreement, the option will remain exercisable for three months following the termination of service. An option may not be exercised later than the expiration of its term. Subject to the provisions of the 2024 Plan, the administrator determines the other terms of options.

Stock Appreciation Rights

Stock appreciation rights may be granted under the 2024 Plan. Stock appreciation rights allow the recipient to receive the appreciation in the fair market value of the Company’s common stock between the exercise date and the date of grant. Stock appreciation rights may not have a term exceeding 10 years. After the termination of the service of an employee, director or consultant, they may exercise their stock appreciation right for the period of time stated in their stock appreciation right agreement. In the absence of a specified time in an award agreement, if termination is due to death or disability, the stock appreciation rights will remain exercisable for six months. In all other cases, in the absence of a specified time in an award agreement, the stock appreciation rights will remain exercisable for three months following the termination of service. However, in no event may a stock appreciation right be exercised later than the expiration of its term. Subject to the provisions of the 2024 Plan, the administrator determines the other terms of stock appreciation rights, including when such rights become exercisable and whether to pay any increased appreciation in cash or with shares of the Company’s common stock, or a combination thereof, except that the per share exercise price for the shares to be issued pursuant to the exercise of a stock appreciation right will be no less than 100% of the fair market value per share on the date of grant.

Restricted Stock

Restricted stock may be granted under the 2024 Plan. Restricted stock awards are grants of shares of the Company’s common stock that vest in accordance with terms and conditions established by the administrator. The administrator will determine the number of shares of restricted stock granted to any employee, director, or consultant and, subject to the provisions of the 2024 Plan, will determine the terms and conditions of such awards. The administrator may impose whatever conditions to vesting it determines to be appropriate (for example, the administrator may set restrictions based on the achievement of specific performance goals or continued service to the Company); provided, however, that the administrator, in its sole discretion, may accelerate the time at which any restrictions will lapse or be removed. Recipients of restricted stock awards generally will have voting and dividend rights with respect to such shares upon grant without regard to vesting unless the administrator provides otherwise. Shares of restricted stock that do not vest are subject to the Company’s right of repurchase or forfeiture.

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Restricted Stock Units

RSUs may be granted under the 2024 Plan. RSUs are bookkeeping entries representing an amount equal to the fair market value of one share of the Company’s common stock. Subject to the provisions of the 2024 Plan, the administrator determines the terms and conditions of RSUs, including the vesting criteria and the form and timing of payment. The administrator may set vesting criteria based upon the achievement of Company-wide, divisional, business unit or individual goals (including continued employment or service), applicable federal or state securities laws or any other basis determined by the administrator in its discretion. The administrator, in its sole discretion, may pay earned RSUs in the form of cash, in shares of the Company’s common stock or in some combination thereof. Notwithstanding the foregoing, the administrator, in its sole discretion, may accelerate the time at which any vesting requirements will be deemed satisfied.

Performance Awards

Performance awards may be granted under the 2024 Plan. Performance awards are awards that will result in a payment to a participant only if performance goals established by the administrator are achieved or the awards otherwise vest. The administrator will set objectives or vesting provisions, that, depending on the extent to which they are met, will determine the value of the payout for the performance awards. The administrator may set vesting criteria based on the achievement of company-wide, divisional, business unit, or individual goals (including, but not limited to, continued employment or service), or any other basis determined by the administrator in its discretion. Each performance award’s threshold, target, and maximum payout values are established by the administrator on or before the grant date. After the grant of a performance award, the administrator, in its sole discretion, may reduce or waive any performance objectives or other vesting provisions for such performance award. The administrator, in its sole discretion, may pay earned performance awards in the form of cash, in shares, or in some combination thereof.

Non-Employee Directors

The 2024 Plan provides that all non-employee directors will be eligible to receive all types of awards (except for incentive stock options) under the 2024 Plan. The 2024 Plan includes a maximum limit of $100,000 of equity awards that may be granted to a non-employee director in any fiscal year, increased to $200,000 in connection with his or her initial service. For purposes of this limitation, the value of equity awards is based on the grant date fair value (determined in accordance with GAAP). Any equity awards granted to a person for their services as an employee, or for their services as a consultant (other than as a non-employee director), will not count for purposes of the limitation. The maximum limit does not reflect the intended size of any potential compensation or equity awards to the Company’s non-employee directors.

Non-transferability of Awards

Unless the administrator provides otherwise, the 2024 Plan generally does not allow for the transfer of awards other than by will or by the laws of descent and distribution and only the recipient of an award may exercise an award during their lifetime. If the administrator makes an award transferable, such award will contain such additional terms and conditions as the administrator deems appropriate.

Certain Adjustments

In the event of certain changes in the Company’s capitalization, to prevent diminution or enlargement of the benefits or potential benefits available under the 2024 Plan, the administrator will adjust the number and class of shares that may be delivered under the 2024 Plan or the number, and price of shares covered by each outstanding award and the numerical share limits set forth in the 2024 Plan.

Dissolution or Liquidation

In the event of the Company’s proposed liquidation or dissolution, the administrator will notify participants as soon as practicable, and all awards will terminate immediately prior to the consummation of such proposed transaction.

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Merger or Change in Control

The 2024 Plan provides that in the event of the Company’s merger with or into another corporation or entity or a “change in control” (as defined in the 2024 Plan), each outstanding award will be treated as the administrator determines, including, without limitation, that (i) awards will be assumed, or substantially equivalent awards will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof) with appropriate adjustments as to the number and kind of shares and prices; (ii) upon written notice to a participant, that the participant’s awards will terminate upon or immediately prior to the consummation of such merger or change in control; (iii) outstanding awards will vest and become exercisable, realizable or payable, or restrictions applicable to an award will lapse, in whole or in part, prior to or upon consummation of such merger or change in control and, to the extent the administrator determines, terminate upon or immediately prior to the effectiveness of such merger or change in control; (iv) (A) the termination of an award in exchange for an amount of cash or property, if any, equal to the amount that would have been attained upon the exercise of such award or realization of the participant’s rights as of the date of the occurrence of the transaction (and, for the avoidance of doubt, if as of the date of the occurrence of the transaction the administrator determines in good faith that no amount would have been attained upon the exercise of such award or realization of the participant’s rights, then such award may be terminated by the Company without payment) or (B) the replacement of such award with other rights or property selected by the administrator in its sole discretion; or (v) any combination of the foregoing. The administrator will not be obligated to treat all awards, all awards a participant holds, or all awards of the same type, similarly. In the event that awards (or portion thereof) are not assumed or substituted for in the event of a merger or change in control, the participant will fully vest in and have the right to exercise all of their outstanding options and stock appreciation rights, including shares as to which such awards would not otherwise be vested or exercisable, all restrictions on restricted stock and RSUs or performance awards will lapse and, with respect to awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at 100% of target levels and all other terms and conditions met, in all cases, unless specifically provided otherwise under the applicable award agreement or other written agreement between the participant and the Company or any of the Company’s subsidiaries or parents, as applicable. If an option or stock appreciation right is not assumed or substituted in the event of a merger or change in control, the administrator will notify the participant in writing or electronically that the option or stock appreciation right will be exercisable for a period of time determined by the administrator in its sole discretion and the vested option or stock appreciation right will terminate upon the expiration of such period.

For awards granted to an outside director, the outside director will fully vest in and have the right to exercise options and/or stock appreciation rights as to all of the shares underlying such award, including those shares which would not be vested or exercisable, all restrictions on restricted stock and RSUs will lapse, and, with respect to awards with performance-based vesting, all performance goals or other vesting criteria will be deemed achieved at one hundred percent (100%) of target levels and all other terms and conditions met, unless specifically provided otherwise under the applicable award agreement or other written agreement between the participant and the Company or any of its subsidiaries or parents, as applicable.

Clawback

Awards will be subject to any Company clawback policy that the Company is required to adopt pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by the Dodd-Frank Wall Street Reform and Consumer Protection Act or other applicable laws. The administrator also may specify in an award agreement that the participant’s rights, payments, or benefits with respect to an award will be subject to reduction, cancellation, forfeiture, or recoupment upon the occurrence of certain specified events. The administrator may require a participant to forfeit, return or reimburse the Company all or a portion of the award or shares issued under the award, any amounts paid under the award and any payments or proceeds paid or provided upon disposition of the shares issued under the award in order to comply with such clawback policy or applicable laws.

Amendment and Termination

The administrator has the authority to amend, suspend or terminate the 2024 Plan provided such action does not impair the existing rights of any participant. The 2024 Plan automatically will terminate on October 25, 2034, unless it is terminated sooner.

Employee Benefits and Perquisites

Our executive officers are entitled to reimbursement for all expenses reasonably incurred in connection with the performance of their duties as executive officers of the Company.

Retirement Plans

We currently do not offer retirement plans to our executive officers.

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CURRENT RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

A “related party transaction” is any actual or proposed transaction, arrangement or relationship or series of similar transactions, arrangements or relationships, including those involving indebtedness not in the ordinary course of business, to which we or our subsidiaries were or are a party, or in which we or our subsidiaries were or are a participant, in which the amount involved exceeded or exceeds the lesser of (i) $120,000 or (ii) one percent of the average of our total assets at year-end for the last two completed fiscal years and in which any related party had or will have a direct or indirect material interest. A “related party” includes:

●	any person who is, or at any time during the applicable period was, one of our executive officers or one of our directors;

●	any person who beneficially owns more than 5% of our common stock;

●	any immediate family member of any of the foregoing; or

●	any entity in which any of the foregoing is a partner or principal or in a similar position or in which such person has a 10% or greater beneficial ownership interest.

In October, 2024, our board of directors adopted a written related-party transactions policy. Pursuant to this policy, the Audit Committee of our board of directors will review all material facts of all related-party transactions and either approve or disapprove entry into the related-party transaction, subject to certain limited exceptions. In determining whether to approve or disapprove entry into a related-party transaction, our Audit Committee shall take into account, among other factors, the following: (i) whether the related-party transaction is on terms no less favorable to us than terms generally available from an unaffiliated third party under the same or similar circumstances; (ii) the extent of the related party’s interest in the transaction; and (iii) whether the transaction would impair the independence of a non-employee director.

Related Party Transactions:

Health Hero America is a related party by virtue of its being owned by Mr. Williams. In 2022, the Company’s predecessor entity received an advance of $110,736, from Health Hero America. The advance was due on demand, was non-interest bearing, and classified within related party loans payables in the balance sheet. As of September 30, 2024 and December 31, 2023, the Company has $0 owed to this related party.

Outlaw Run Ranch (“ORR”) is a related party by virtue of being owned by Mr. Williams. In 2023, the Company received rent receipts from a third-party vendor on behalf of ORR. The cash is due to ORR on demand, is non-interest bearing, and is classified within related party loans in the balance sheet. In addition, the Company pays $7,500 per month to ORR for rent expense. As of September 30, 2024 and December 31, 2023, the Company has $17,134, in accounts payable for these amounts due.

Warehouse Asset Management is a related party by virtue of being majority owned by Messrs. Williams and Croyle. The Company leases its headquarters, warehouse, other warehouse equipment and a box truck for $15,425 per month. As of September 30, 2024 and December 31, 2023, the Company has $52,350 and $0 owed to this related party.

Transactions with Significant Stockholders

Other than compensation arrangements for our named executive officers and directors, which we describe above, see Executive Compensation- Employment Agreements, the only related party transactions to which we were a party during the years ended December 31, 2022 and 2023, since December 31, 2023, or any currently proposed related party transaction, are as follows, each of which was entered into prior to the adoption of the approval procedures described above.

On February 14 2024, we entered into a reorganization agreement and plan of share exchange with Coldchain Technology Services, LLC (“CTS”) pursuant to which CTS exchanged 100% of the membership interest of CTS for a combined 5,000,000 shares of common stock, consisting of: (a) 3,750,000 shares of common stock to Wayne Williams, its Chief Executive Officer and President, and (b) 1,250,000 shares of common stock to David J. Croyle, M.D., its Chief Medical Officer. Pursuant to such transaction, CTS is now a wholly-owned subsidiary of the Company.

Pursuant to an Exchange and Reorganization Agreement, dated as of November 14, 2024, among the Company and all the Company’s existing stockholders (Mr. Williams and Dr. Croyle), in order to give effect to the Company’s decision to effect a reduction in the number of shares of its common stock outstanding, Messrs. Williams and Croyle agreed to exchange their existing shares of the Company’s common stock for new shares of common stock at a ratio of 0.60 new shares to 1 for each share that each stockholder held prior to the exchange. As a result of the exchange, the Company’s total common stock outstanding was reduced from 5,000,000 shares to 3,000,000 shares, with Mr Williams holding 2,250,000 shares (75%) and Dr. Croyle holding 750,000 shares (25%).

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of November 22, 2024 for (i) each of our named executive officers and directors; (ii) all of our named executive officers and directors as a group; and (iii) each other shareholder known by us to be the beneficial owner of more than 5% of our outstanding common stock, assuming that we sell the maximum number of shares of common stock being offered.

Beneficial ownership is determined in accordance with SEC rules and generally includes voting or investment power with respect to securities. For purposes of this table, a person or group of persons is deemed to have “beneficial ownership” of any shares of common stock that such person or any member of such group has the right to acquire within sixty (60) days. For purposes of computing the percentage of outstanding shares of our common stock held by each person or group of persons named above, any shares of common stock that such person or persons has the right to acquire within sixty (60) days of November 22, 2024 are deemed to be outstanding for such person, but not deemed to be outstanding for the purpose of computing the percentage ownership of any other person. The inclusion herein of any shares of common stock listed as beneficially owned does not constitute an admission of beneficial ownership by any person.

Unless otherwise indicated, the address of each beneficial owner listed in the table below is c/o Callan JMB Inc., 244 Flightline Drive, Spring Branch, Texas 78070-6241.

	Common Stock Beneficially		Common Stock Beneficially
	Owned Prior to this Offering(1)		Owned After this Offering(2)
Name of Beneficial Owner	Shares	%	Shares	%
Wayne Williams, Chief Executive Officer and President	2,250,000	75%	2,250,000	52%
David J. Croyle, M.D., Chief Medical Officer	750,000	25%	750,000	18%
All executive officers and directors (2 persons above)	3,000,000	100%	3,000,000	70%

(1)	Based on 3,000,000 shares of common stock issued and outstanding as of November 25, 2024.

(2)	Based on 4,280,000 shares of common stock issued and outstanding after this offering assuming an initial public offering price of $5.00 per share of common stock.

Change In Control

We do not currently have any arrangements which if consummated may result in a change of control of the Company. However, Wayne Williams, the Company’s Chief Executive Officer, currently owns 2,250,000 shares of our common stock, representing approximately 75% of our outstanding common stock as of November 25, 2024. As a result, Mr. Williams will have the ability to control the outcome of matters submitted to our stockholders for approval, including the election of directors and any merger, consolidation, or sale of all or substantially all of our assets. In addition, Mr. Williams will have the ability to control the management and affairs of the Company as a result of his position as our CEO and his ability to control the election of our directors. Additionally, in the event that Mr. Williams sells his common stock at any time or controls the Company at the time of his death, control would be transferred to the purchaser or group of purchasers or a person or entity that he designates as his successor. This concentration of ownership may have the effect of delaying, preventing or deterring a change of control, could deprive stockholders of an opportunity to receive a premium for our common stock as part of a sale, and might ultimately affect the trading price of our common stock.

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DESCRIPTION OF SECURITIES

The following is a summary of the rights of our common stock and preferred stock, certain provisions of our articles of incorporation and our bylaws as they will be in effect upon completion of this offering, and applicable law. This summary does not purport to be complete and is qualified in its entirety by the provisions of our articles of incorporation and bylaws, copies of which will be filed as exhibits to the registration statement of which this prospectus is a part.

Our authorized capital stock consists of 190,000,000 shares of common stock, par value $0.001 per share, and 10,000,000 shares of preferred stock, par value $0.001 per share. As of the date of this prospectus, 3,000,000 shares of common stock are issued and outstanding, with no shares our preferred stock issued and outstanding.

Common Stock

Voting, Dividend and Other Rights. Each outstanding share of common stock entitles the holder to one vote on all matters presented to the shareholders for a vote. Holders of shares of common stock have no cumulative voting, pre-emptive, subscription or conversion rights. All shares of common stock to be issued pursuant to this registration statement will be duly authorized, fully paid and non-assessable. Our board of directors determines if and when distributions may be paid out of legally available funds to the holders. To date, we have not declared any dividends with respect to our common stock. Our declaration of any cash dividends in the future will depend on our board of directors’ determination as to whether, in light of our earnings, financial position, cash requirements and other relevant factors existing at the time, it appears advisable to do so. We do not anticipate paying cash dividends on the common stock in the foreseeable future.

Rights Upon Liquidation. Upon liquidation, subject to the right of any holders of the preferred stock to receive preferential distributions, each outstanding share of common stock may participate pro rata in the assets remaining after payment of, or adequate provision for, all our known debts and liabilities.

Majority Voting. The holders of 33 1/3% of the outstanding shares of stock entitled to vote shall constitute a quorum for the transaction of business at any meeting of the shareholders. A plurality of the votes cast at a meeting of shareholders elects our directors. The common stock does not have cumulative voting rights. Therefore, the holders of a majority of the outstanding shares of common stock can elect all of our directors. In general, a majority of the votes cast at a meeting of shareholders must authorize shareholder actions other than the election of directors. Most amendments to our articles of incorporation require the vote of the holders of a majority of all outstanding voting shares.

Preferred Stock

Authority of Board of Directors to Create Series and Fix Rights. Under our articles of incorporation, our board of directors can issue up to 10,000,000 shares of “blank check” preferred stock from time to time in one or more series. The board of directors is authorized to fix by resolution as to any series the designation and number of shares of the series, the voting rights, the dividend rights, the redemption price, the amount payable upon liquidation or dissolution, the conversion rights, and any other designations, preferences or special rights or restrictions as may be permitted by law. Unless the nature of a particular transaction and the rules of law applicable thereto require such approval, our board of directors has the authority to issue these shares of “blank check” preferred stock without shareholder approval.

Anti-Takeover Effects of Certain Provisions of Our Articles of Incorporation, as Amended, and Our Bylaws

Provisions of our articles of incorporation and our bylaws could make it more difficult to acquire us by means of a merger, tender offer, proxy contest, open market purchases, removal of incumbent directors and otherwise. These provisions, which are summarized below, are expected to discourage types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because negotiation of these proposals could result in an improvement of their terms.

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Calling of Special Meetings of Stockholders. Our bylaws provide that special meetings of the stockholders may be called only by (i) our Chairman, (ii) our chief executive officer, (iii) the board of directors pursuant to a resolution adopted by directors representing a quorum of the board of directors or (iv) by the holders of shares entitled to cast not less than 33 1/3% of the votes at the meeting.

Removal of Directors; Vacancies. Our bylaws provide that a director may be removed either for or without cause at any special meeting of stockholders by the affirmative vote of at least a majority of the voting power of the issued and outstanding stock entitled to vote; provided, however, that notice of intention to act upon such matter shall have been given in the notice calling such meeting.

Amendment of Bylaws. The bylaws provide that the bylaws may be altered, amended or repealed at any meeting of the board of directors at which a quorum is present, by the affirmative vote of a majority of the directors present at such meeting.

Preferred Stock. Our articles of incorporation authorize the issuance of up to 10,000,000 shares of preferred stock with such rights and preferences as may be determined from time to time by our board of directors in their sole discretion. Our board of directors may, without stockholder approval, issue series of “blank check” preferred stock with dividends, liquidation, conversion, voting or other rights that could adversely affect the voting power or other rights of the holders of our common stock.

Limitation of Liability and Indemnification Matters

NRS Section 78.7502 provides that a corporation shall indemnify any director, officer, employee or agent of a corporation against expenses, including attorneys’ fees, actually and reasonably incurred by him in connection with any the defense to the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to Section 78.7502(1) or 78.7502(2), or in defense of any claim, issue or matter therein.

NRS 78.7502(1) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation, by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

NRS Section 78.7502(2) provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him in connection with the defense or settlement of the action or suit if he: (a) is not liable pursuant to NRS 78.138; or (b) acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation. Indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals there from, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

NRS Section 78.747 provides that except as otherwise provided by specific statute, no director or officer of a corporation is individually liable for a debt or liability of the corporation, unless the director or officer acts as the alter ego of the corporation. The court as a matter of law must determine the question of whether a director or officer acts as the alter ego of a corporation.

Our articles of incorporation and bylaws provide that we shall indemnify our directors, officers, employees and agents to the full extent permitted by NRS, including in circumstances in which indemnification is otherwise discretionary under such law.

These indemnification provisions may be sufficiently broad to permit indemnification of our officers, directors and other corporate agents for liabilities (including reimbursement of expenses incurred) arising under the Securities Act of 1933.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of our company pursuant to the foregoing provisions, or otherwise, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

We have the power to purchase and maintain insurance on behalf of any person who is or was one of our directors or officers, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other business against any liability asserted against the person or incurred by the person in any of these capacities, or arising out of the person’s fulfilling one of these capacities, and related expenses, whether or not we would have the power to indemnify the person against the claim under the provisions of the NRS. We do not currently maintain director and officer liability insurance on behalf of our director and officers; however, we intend to so purchase and maintain such insurance when economically feasible.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is ClearTrust, LLC with its business address at 16540 Point Village Drive, Lutz, Florida 33558.

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SHARES ELIGIBLE FOR FUTURE SALE

Future sales of substantial amounts of our common stock, including stocks issued upon the exercise of outstanding options, in the public market after this offering, or the possibility of these sales occurring, could cause the prevailing market price for our common stock to fall or impair our ability to raise equity capital in the future.

Immediately following the closing of this offering, we will have 4,280,000, shares common stock issued and outstanding. In the event the underwriters exercise the over-allotment option in full, we will have 4,472,000 common stock issued and outstanding. The common stock sold in this offering will be freely tradable without restriction or further registration or qualification under the Securities Act.

Previously issued shares that were not offered and sold in this offering, as well as shares of stock issuable upon the exercise of underlying employee stock options, are or will be upon issuance, “restricted securities,” as that term is defined in Rule 144 under the Securities Act. These restricted securities are eligible for public sale only if such public resale is registered under the Securities Act or if the resale qualifies for an exemption from registration under Rule 144 or Rule 701 under the Securities Act, which are summarized below.

Rule 144

In general, a person who has beneficially owned restricted stocks for at least twelve months, or at least six months in the event we have been a reporting company under the Exchange Act for at least ninety (90) days before the sale, would be entitled to sell such securities, provided that such person is not deemed to be an affiliate of ours at the time of sale or to have been an affiliate of ours at any time during the ninety (90) days preceding the sale. A person who is an affiliate of ours at such time would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of shares that do not exceed the greater of the following:

●	1% of the number of common stocks then outstanding, or

●	1% of the average weekly trading volume of our common stocks during the four calendar weeks preceding the filing by such person of a notice on Form 144 with respect to the sale,

provided that, in each case, we are subject to the periodic reporting requirements of the Exchange Act for at least ninety (90) days before the sale. Rule 144 trades must also comply with the manner of sale, notice and other provisions of Rule 144, to the extent applicable.

Lock-Up Agreements

We intend to agree with the underwriters that we will not, without the prior written consent of the representatives, for a period of one (1) year after the date of the underwriting agreement: (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any classes of our stocks or any securities convertible into or exercisable or exchangeable for any classes of our stocks, (ii) file or caused to be filed any registration statement with the SEC, relating to the offering of any classes of our stocks or any securities convertible into or exercisable or exchangeable for any classes of our stocks, (iii) complete any offering of debt securities, other than entering into a line of credit with a traditional bank, or (iv) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of any classes of our stocks, whether any such transaction described in clause (i), (ii), (iii) or (iv) above is to be settled by delivery of any classes of our stocks or such other securities, in cash or otherwise. See “Underwriting—No Sales of Similar Securities.”

Regulation S

Regulation S under the Securities Act provides that securities owned by any person may be sold without registration in the United States, provided that the sale is effected in an “offshore transaction” and no “directed selling efforts” are made in the United States (as these terms are defined in Regulation S) and subject to certain other conditions. In general, this means that our shares may be sold in some manner outside the United States without requiring registration in the United States.

Rule 701

In general, Rule 701 allows a stockholder who purchased shares of common stock pursuant to a written compensatory plan or contract and who is not deemed to have been an affiliate of ours during the immediately preceding ninety (90) days to sell those shares in reliance upon Rule 144, but without being required to comply with the public information, holding period, volume limitation or notice provisions of Rule 144. All holders of Rule 701 shares, however, are required to wait until ninety (90) days after the Company becomes subject to the reporting requirement of the Exchange Act before selling shares of common stock pursuant to Rule 701.

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MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

This section summarizes certain U.S. federal income tax considerations relating to the purchase, ownership and disposition of our common stock. This summary does not provide a complete analysis of all potential tax considerations. The information provided below is based upon provisions of the Internal Revenue Code of 1986, as amended (the “Code”), Treasury regulations promulgated thereunder and administrative rulings and judicial decisions, all as currently in effect. These authorities may change at any time, possibly on a retroactive basis, or the U.S. Internal Revenue Service (the “IRS”), might interpret the existing authorities differently. In either case, the tax considerations of purchasing, owning or disposing of common stock could differ from those described below.

This discussion is addressed only to U.S. holders (defined below) which hold our shares of common stock as a “capital asset” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all of the U.S. federal income tax considerations that might be relevant to a beneficial owner in light of such beneficial owner’s particular circumstances or to beneficial owners subject to special treatment under the U.S. federal income tax laws, including:

●	a broker, dealer or trader in securities, currencies, commodities, or notional principal contracts;
●	a bank, financial institution or insurance company;
●	a regulated investment company, a real estate investment trust or grantor trust;
●	a tax-exempt entity or organization, including an individual retirement account or Roth IRA as defined in Section 408 or 408A of the Code, respectively;
●	a person holding the common stock as part of a hedging, integrated, or conversion transaction or a straddle, or a person deemed to sell common stock under the constructive sale provisions of the Code;
●	a trader in securities that has elected the mark-to-market method of tax accounting for securities;
●	an entity that is treated as a partnership or other pass-through entity for U.S. federal income tax purposes;
●	a person who is a partner or investor in a partnership or other pass-through entity that holds the common stock;
●	a U.S. person whose “functional currency” is not the U.S. dollar;
●	a controlled foreign corporation or passive foreign investment company;
●	a qualified foreign pension fund or an entity that is wholly-owned by one or more qualified foreign pension funds; or
●	a U.S. expatriate.

For purposes of this discussion, a “U.S. holder” is a beneficial owner of a share of common stock that is, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;
●	a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;
●	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or
●	a trust if (1) it is subject to the primary supervision of a court within the United States and one or more U.S. persons have the authority to control all substantial decisions of the trust or (2) it has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

For purposes of this discussion, a “non-U.S. holder” is a beneficial owner of a share of common stock that is (i) a foreign corporation, (ii) a nonresident alien individual, or (iii) a foreign estate or trust that in each case is not subject to U.S. federal income tax on a net income basis on income or gain from a share of common stock.

If a partnership holds shares of common stock, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. A partnership holding shares of common stock or a partner therein should consult its own tax advisors as to the tax consequences of holding and disposing of shares of common stock.

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You are urged to consult your tax advisor with respect to the application of the U.S. federal income tax laws to your particular situation, as well as any tax consequences of the purchase, ownership and disposition of our common stock arising under the U.S. federal estate or gift tax rules or under the laws of any U.S. state or local or any non-U.S. or other taxing jurisdiction or under any applicable tax treaty.

Certain U.S. Federal Income Tax Considerations for U.S. Holders of Common Stock

Dividends on our Common Stock

We do not expect to declare or pay any distributions on our common stock in the foreseeable future. If we do make any distributions on shares of our common stock, however, such distributions will be includible in the gross income of a U.S. holder as ordinary dividend income to the extent paid out of current or accumulated earnings and profits, as determined for U.S. federal income tax purposes. Any portion of a distribution in excess of current or accumulated earnings and profits would be treated as a return of the holder’s tax basis in its common stock and then as gain from the sale or exchange of the common stock. Under current law, if certain requirements are met, a preferential U.S. federal income tax rate will apply to any dividends paid to a holder of common stock who is a U.S. individual.

Distributions to U.S. holders that are corporate stockholders, constituting dividends for U.S. federal income tax purposes, may qualify for the dividends received deduction, or DRD, which is generally available to corporate stockholders. No assurance can be given that we will have sufficient earnings and profits (as determined for U.S. federal income tax purposes) to cause any distributions to be eligible for a DRD. In addition, a DRD is available only if certain holding periods and other taxable income requirements are satisfied.

Sale of Common Stock

A U.S. holder of common stock will generally recognize gain or loss on the taxable sale, exchange, or other taxable disposition of such stock in an amount equal to the difference between such U.S. holder’s amount realized on the sale and its adjusted tax basis in the common stock sold. A U.S. holder’s amount realized should equal the amount of cash and the fair market value of any property received in consideration of its stock. The gain or loss should be capital gain or loss and should be long-term capital gain or loss if the common stock is held for more than one year at the time of disposition. The deductibility of capital losses for U.S. federal income tax purposes is subject to limitations under the Code. Under current law, long-term capital gain recognized by an individual U.S. holder is generally eligible for a preferential U.S. federal income tax rate.

Information Reporting and Backup Withholding

Information reporting requirements generally will apply to payments of dividends on shares of common stock and to the proceeds of a sale of common stock unless a U.S. holder is an exempt recipient, such as a corporation. Backup withholding will apply to those payments if a U.S. holder fails to provide its correct taxpayer identification number and certification of exempt status or fails to report in full dividend income. Any amounts withheld under the backup withholding rules will be allowed as a refund or a credit against U.S. federal income tax liability, provided the required information is timely furnished to the IRS.

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UNDERWRITING

We intend to enter into an underwriting agreement with Alexander Capital, L.P. (the “Underwriter” or the “Representative”), with respect to the shares of common stock offered pursuant to this prospectus. Subject to certain conditions, we have agreed to sell to the Underwriter the number of shares of our common stock listed next to its name in the table below at the initial public offering price less the underwriting discounts and commissions set forth on the cover page of this prospectus.

Underwriter	Number of Shares
Alexander Capital, L.P.

The underwriting agreement will provide that the obligations of the Underwriter to pay for and accept delivery of the shares of our common stock offered by this prospectus are subject to the approval of certain legal matters by its legal counsel and certain other conditions. The Underwriter is obligated to take and pay for all of our shares of common stock offered hereby if any of such shares are taken. The Underwriter is not, however, required to take or pay for the shares of our common stock covered by the over-allotment option described below.

Over-Allotment Option

We have granted to the Underwriter an option, exercisable no later than 45 calendar days after the date of the closing of this offering, to purchase up to an additional 192,000 shares of common stock (15% of shares sold in this offering).

Underwriting Discount, Commissions and Expenses

The following table summarizes the underwriting discounts and commissions and proceeds, before expenses, to us assuming both no exercise and full exercise by the Underwriter of the over-allotment option:

	Per Share	Total Without Over- Allotment Option	Total With Over-Allotment Option
Assumed initial public offering price	$	$	$
Underwriting discounts and commissions (8.5%)	$	$	$
Non-accountable expense allowance (1.0%) (1)	$	$	$
Proceeds to us, before fees and expenses	$	$	$

(1)	We have also agreed to reimburse such Underwriter for certain out-of-pocket expenses, including, but not limited to, up to $150,000 solely for reasonable legal fees and disbursements for the Underwriter’s counsel and up to $200,000 for all actual accountable fees in connection with this offering (including such legal fees).

We have also agreed to indemnify the Underwriters against certain liabilities, including civil liabilities under the Securities Act or to contribute to payments that the Underwriters may be required to make in respect of those liabilities.

We will be also responsible for and will pay all expenses relating to the offering, including, without limitation, (a) all filing fees and expenses relating to the registration of the common stock with the SEC; (b) all fees and expenses relating to the listing of our common stock; (c) all FINRA filing fees related to this offering; (d) all fees, expenses and disbursements relating to the registration, qualification or exemption of the offering of our shares of common stock hereby under the “blue sky” securities laws of such states and other jurisdictions as the Underwriter may reasonably designate (including, without limitation, all filing and registration fees, and the reasonable fees and disbursements of the Company’s “blue sky” counsel) if applicable; (e) all fees, expenses and disbursements relating to the registration, qualification or exemption of the securities under the securities laws of such foreign jurisdictions as the Underwriter may reasonably designate; (f) the costs of all mailing and printing of the offering documents; (g) the costs of preparing, printing and delivering certificates representing the shares of common stock offered hereby, (h) transfer and/or stamp taxes, if any, payable upon the transfer of securities from the Company to the Underwriter; and (i) the fees and expenses of our transfer agent and accountants; up to $200,000, of which up to $150,000 will be reimbursed solely for reasonable legal fees and disbursements for the Underwriter’s counsel.

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We are responsible for the Underwriter’s external counsel legal costs irrespective of whether or not this offering is consummated. Additionally, one percent (1%) of the gross proceeds of this offering will be provided to the Underwriter as a non-accountable expense allowance. Additionally, we have provided the Underwriter an expense advance (the “Advance”) of $25,000. The Advance shall be applied towards out-of-pocket accountable expense set forth herein and any portion of the Advance shall be returned to us to the extent not actually incurred in accordance with FINRA Rule 5110(g)(5).

In addition to non-accountable expenses, we will reimburse the Underwriter for incurred expenses. All incurred expenses will be preapproved and prepaid by us, including expenses towards diligence. Non-accountable expenses will be disbursed at the closing of this offering. We have also agreed to pay up to $12,900 in closing costs associated with the clearing and settlement of the shares of common stock offered hereby.

We estimate the total expenses payable by us for this offering to be approximately $1,300,000 (assuming no exercise of the overallotment option), which amount includes (i) the underwriting discount of $544,000 (amounting to a total of 8.5%), (ii) a non-accountable expense of $64,000 (1.0%) (iii) reimbursement of the accountable expenses (including up to $200,000 in expenses, inclusive of up to $150,000 solely for legal fees for the Underwriter’s counsel and the $25,000 Advance), (iv) closing costs of up to $12,900 and (v) other estimated Company expenses of approximately $479,100, which includes legal, accounting, printing costs and various fees associated with the registration of our securities.

Representative’s Warrants

We intend to agree to issue to the Underwriter (or its designed affiliates) the Representative’s Warrants to purchase up to five percent (5.0%) of the number of shares of common stock sold in this offering, including all shares issuable upon exercise of the Underwriter’s over-allotment option. We are registering on the registration statement of which this prospectus forms a part the issuance of the Representative’s Warrants and the shares of common stock issuable upon exercise of such warrants. The Representative’s Warrants will not be exercisable for 180 days following the commencement of sales of this offering and will expire five (5) years following the commencement of such sales. The Representative’s Warrants will be exercisable at a price equal to 120% of the initial public offering price of the shares of common stock sold in this offering. The Representative’s Warrants will not be redeemable and may not be sold, transferred, assigned, pledged, or hypothecated, or be the subject of any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of such securities by any person for a period of 180 days beginning on the date of commencement of sales of the offering, except as provided for in FINRA Rule 5110(e)(2). Notwithstanding the foregoing, the Representative’s Warrants may be assigned, in whole or in part, to any officer, manager or member of the Underwriter (or to officers, managers or members of any such successor or member), and to members of the underwriting syndicate or selling group. The Representative’s Warrants will also provide for cashless exercise in the event that there is no effective registration statement for such shares and unlimited “piggyback” registration rights at our expense not to exceed a term of seven (7) years in accordance with FINRA Rule 5110(g)(8)(D). The Underwriter has agreed that during the one (1)-year period following the closing date of this offering, it will not transfer the Representative’s Warrants or underlying shares of common stock, except to its officers, partners or members of the selling group.

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Tail Financing

We intend to agree that the Underwriter will be entitled to the same compensation paid to the Underwriter in connection with this initial public offering with respect to any public or private offering or other financing or capital raising transaction of any kind (“Tail Financing”) to the extent that such financing or capital is provided to us by investors whom the Underwriter had contacted about this offering, during our engagement period with the Underwriter or introduced to us during our engagement period with the Underwriter, if such Tail Financing is consummated at any time within the 12-month period following the expiration or termination of our engagement letter with the Underwriter for this offering, effective July 2, 2024, subject to FINRA Rule 5110 (g)(5)(B).

Executive Officer and Director Lock-Ups

All of our directors and executive officers intend to agree that, for a period of one (1) year after the date of this prospectus and subject to certain limited exceptions, we and they will not, directly or indirectly, without the prior written consent of the Representative: (i) offer pledge, sell, contract to sell, grant, lend or otherwise transfer or dispose of (or enter into any transaction or device that is designed to, or could be expected to, result in the disposition by any person at any time in the future of) any shares of common stock (including, without limitation, shares of common stock that may be deemed to be beneficially owned by us or them in accordance with the rules and regulations of the SEC and shares of common stock that may be issued upon exercise of any options or warrants) or securities convertible into or exercisable or exchangeable for common stock; (ii) enter into any swap or other derivatives transaction that transfers to another, in whole or in part, any of the economic benefits or risks of ownership of shares of common stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of common stock or other securities, in cash or otherwise; (iii) make any demand for or exercise any right or file or cause to be filed a registration statement, including any amendments thereto, with respect to the registration of any shares of common stock or securities convertible into or exercisable or exchangeable for common stock or any of our other securities; or (iv) publicly disclose the intention to do any of the foregoing, subject to certain exceptions.

Determination of Offering Price

In determining the initial public offering price of the shares of common stock offered hereby, we and the representatives have considered a number of factors, including:

●	the information set forth in this prospectus and otherwise available to the representatives;
●	our prospects and the history and prospects for the industry in which we compete;
●	an assessment of our management;
●	our prospects for future revenue and earnings;
●	the general condition of the securities markets at the time of this offering;
●	the recent prices of, and demand for, shares of our common stock sold by us prior to this offering;
●	the recent market prices of, and demand for, publicly traded securities of generally comparable companies; and
●	other factors deemed relevant by the representatives and us.

The assumed initial public offering price set forth on the cover page of this preliminary prospectus is subject to change as a result of market conditions and other factors. Neither we nor the Underwriter can assure investors that an active trading market will develop for our shares of common stock, or that such shares will trade in the public market at or above the initial public offering price.

Company Standstill

We intend to agree that, for a period of one (1) year from the closing date of this offering, that without the prior written consent of the Underwriter, we will not (a) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of, directly or indirectly, any shares of our capital stock or any securities convertible into or exercisable or exchangeable for our shares of capital stock; (b) file or caused to be filed any registration statement with the SEC relating to the offering of any of our capital stock or any securities convertible into or exercisable or exchangeable for our shares of capital stock; (c) complete any offering of our debt securities, other than entering into a line of credit with a traditional bank, or (d) enter into any swap or arrangement that transfers to another, in whole or in part, any of the economic consequences or ownership of our capital stock, whether any such transactions described in subsections (a), (b), (c) or (d) above is to be settled by delivery of shares of our capital stock or such other securities, in cash or otherwise.

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Price Stabilization, Short Positions and Penalty Bids

In connection with this offering, the Underwriter may engage in transactions that stabilize, maintain or otherwise affect the price of our common stock. Specifically, the Underwriter may over-allot in connection with this offering by selling more shares of common stock than are set forth on the cover page of this prospectus. This creates a short position in our common stock for its own account. The short position may be either a covered short position or a naked short position. In a covered short position, the number of shares of common stock over-allotted by the Underwriter is not greater than the number of shares of our common stock that they may purchase in the over-allotment option. In a naked short position, the number of shares of our common stock involved is greater than the number of shares of common stock in the over-allotment option. To close out a short position, the Underwriter may elect to exercise all or part of the over-allotment option. The Underwriter may also elect to stabilize the price of our common stock or reduce any short position by bidding for, and purchasing, our common stock in the open market.

The Underwriter may also impose a penalty bid. This occurs when a particular underwriter or dealer repays selling concessions allowed to it for distributing a security in this offering because the Underwriter repurchases that security in stabilizing or short covering transactions.

Finally, the Underwriter may bid for, and purchase, shares of our common stock in market making transactions, including “passive” market making transactions as described below.

These activities may stabilize or maintain the market price of our common stock at a price that is higher than the price that might otherwise exist in the absence of these activities. The Underwriter is not required to engage in these activities and may discontinue any of these activities at any time without notice.

In connection with this offering, the Underwriter and selling group members, if any, or their affiliates may engage in passive market making transactions in our common stock immediately prior to the commencement of sales in this offering, in accordance with Rule 103 of Regulation M under the Exchange Act. Rule 103 generally provides that:

●	a passive market maker may not effect transactions or display bids for our common stock in excess of the highest independent bid price by persons who are not passive market makers;

●	net purchases by a passive market maker on each day are generally limited to 30% of the passive market maker’s average daily trading volume in our common stock during a specified two-month prior period or 200 shares, whichever is greater, and must be discontinued when that limit is reached; and

●	passive market making bids must be identified as such.

Electronic Distribution

A prospectus in electronic format may be made available on a website maintained by the Underwriter. The Underwriter may agree to allocate a number of shares of common stock to underwriters for sale to their online brokerage account holders. Internet distributions will be allocated by the Underwriter to underwriters that may make internet distributions on the same basis as other allocations. In connection with the offering, the Underwriter or syndicate members may distribute prospectuses electronically. No forms of electronic prospectus other than prospectuses that are printable as Adobe® PDF will be used in connection with this offering.

Other than the prospectus in electronic format, the information on the Underwriter’s website and any information contained in any other website maintained by the Underwriter is not part of the prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the Underwriter in its capacity as underwriter and should not be relied upon by investors.

Affiliations

The Underwriter and its affiliates may provide, from time to time, investment banking and financial advisory services to us in the ordinary course of business, for which they may receive customary fees and commissions.

Foreign Regulatory Restrictions on Purchase of our Shares

We have not taken any action to permit this initial public offering of shares of our common stock outside the United States or to permit the possession or distribution of this prospectus outside the United States. People outside the United States who come into possession of this prospectus must inform themselves about and observe any restrictions relating to this offering of our shares of common stock and the distribution of this prospectus outside the United States.

Indemnification

We intend to agree to indemnify the Underwriter against liabilities relating to the offering arising under the Securities Act and the Exchange Act and to contribute to payments that the Underwriter may be required to make for these liabilities.

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Selling Restrictions

Other than in the United States, no action has been or will be taken by us or the Underwriter that would permit a public offering of our common stock offered by this prospectus in any jurisdiction where action for that purpose is required. The common stock offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such common stock be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

Australia. No placement document, prospectus, product disclosure statement or other disclosure document has been lodged with the Australian Securities and Investments Commission in relation to the offering.

This prospectus does not constitute a prospectus, product disclosure statement or other disclosure document under the Corporations Act 2001, or the Corporations Act, and does not purport to include the information required for a prospectus, product disclosure statement or other disclosure document under the Corporations Act.

Any offer in Australia of the securities may only be made to persons (referred to as Exempt Investors) who are “sophisticated investors” (within the meaning of section 708(8) of the Corporations Act), “professional investors” (within the meaning of section 708(11) of the Corporations Act) or otherwise pursuant to one or more exemptions contained in section 708 of the Corporations Act so that it is lawful to offer the securities without disclosure to investors under Chapter 6D of the Corporations Act.

The securities applied for by Exempt Investors in Australia must not be offered for sale in Australia in the period of 12 months after the date of allotment under the offering, except in circumstances where disclosure to investors under Chapter 6D of the Corporations Act would not be required pursuant to an exemption under section 708 of the Corporations Act or otherwise or where the offer is pursuant to a disclosure document which complies with Chapter 6D of the Corporations Act. Any person acquiring securities must observe such Australian on-sale restrictions.

This prospectus contains general information only and does not take account of the investment objectives, financial situation or particular needs of any particular person. It does not contain any securities recommendations or financial product advice. Before making an investment decision, investors need to consider whether the information in this prospectus is appropriate to their needs, objectives and circumstances, and, if necessary, seek expert advice on those matters.

Canada. The securities may be sold in Canada only to purchasers purchasing, or deemed to be purchasing, as principal that are accredited investors, as defined in National Instrument 45 106 Prospectus Exemptions or subsection 73.3(1) of the Securities Act (Ontario), and are permitted clients, as defined in National Instrument 31 103 Registration Requirements, Exemptions and Ongoing Registrant Obligations. Any resale of the securities must be made in accordance with an exemption from, or in a transaction not subject to, the prospectus requirements of applicable securities laws.

Securities legislation in certain provinces or territories of Canada may provide a purchaser with remedies for rescission or damages if this prospectus (including any amendment thereto) contains a misrepresentation, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province or territory. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province or territory for particulars of these rights or consult with a legal advisor.

Pursuant to section 3A.3 of National Instrument 33 105 Underwriting Conflicts (NI 33 105), the Underwriter is not required to comply with the disclosure requirements of NI 33 105 regarding underwriter conflicts of interest in connection with this offering.

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European Economic Area. In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive, or a Relevant Member State, an offer to the public of any of the securities may not be made in that Relevant Member State, except that an offer to the public in that Relevant Member State of any of the securities may be made at any time under the following exemptions under the Prospectus Directive, if they have been implemented in that Relevant Member State:

●	to any legal entity which is a qualified investor as defined in the Prospectus Directive,

●	to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the representatives for any such offer, or

●	in any other circumstances falling within Article 3(2) of the Prospectus Directive, provided that no such offer of the securities shall result in a requirement for the publication by us or any underwriter of a prospectus pursuant to Article 3 of the Prospectus Directive.

For the purposes of this provision, the expression an “offer to the public” in relation to any of the securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and any of the securities to be offered so as to enable an investor to decide to purchase the securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State, the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

Israel. In the State of Israel, this prospectus shall not be regarded as an offer to the public to purchase securities under the Israeli Securities Law, 5728 - 1968, which requires a prospectus to be published and authorized by the Israel Securities Authority, if it complies with certain provisions of Section 15 of the Israeli Securities Law, 5728 - 1968, including, inter alia, if: (i) the offer is made, distributed or directed to not more than 35 investors, subject to certain conditions, or the Addressed Investors, or (ii) the offer is made, distributed or directed to certain qualified investors defined in the First Addendum of the Israeli Securities Law, 5728 - 1968, subject to certain conditions, or the Qualified Investors. The Qualified Investors shall not be taken into account in the count of the Addressed Investors and may be offered to purchase securities in addition to the 35 Addressed Investors. Our company has not and will not take any action that would require it to publish a prospectus in accordance with and subject to the Israeli Securities Law, 5728 - 1968. We have not and will not distribute this prospectus or make, distribute or direct an offer to subscribe for our securities to any person within the State of Israel, other than to Qualified Investors and up to 35 Addressed Investors.

Qualified Investors may have to submit written evidence that they meet the definitions set out in of the First Addendum to the Israeli Securities Law, 5728 - 1968. In particular, we may request, as a condition to be offered securities, that Qualified Investors will each represent, warrant and certify to us or to anyone acting on our behalf: (i) that it is an investor falling within one of the categories listed in the First Addendum to the Israeli Securities Law, 5728 - 1968, (ii) which of the categories listed in the First Addendum to the Israeli Securities Law, 5728 - 1968 regarding Qualified Investors is applicable to it, (iii) that it will abide by all provisions set forth in the Israeli Securities Law, 5728 - 1968 and the regulations promulgated thereunder in connection with the offer to be issued securities, (iv) that the securities that it will be issued are, subject to exemptions available under the Israeli Securities Law, 5728 - 1968: (a) for its own account, (b) for investment purposes only, and (c) not issued with a view to resale within the State of Israel, other than in accordance with the provisions of the Israeli Securities Law, 5728 - 1968, and (v) that it is willing to provide further evidence of its Qualified Investor status. Addressed Investors may have to submit written evidence in respect of their identity and may have to sign and submit a declaration containing, inter alia, the Addressed Investor’s name, address and passport number or Israeli identification number.

Switzerland. The securities may not be publicly offered in Switzerland and will not be listed on the SIX Swiss Exchange, or the SIX, or on any other stock exchange or regulated trading facility in Switzerland. This document has been prepared without regard to the disclosure standards for issuance prospectuses under art. 652a or art. 1156 of the Swiss Code of Obligations or the disclosure standards for listing prospectuses under art. 27 ff. of the SIX listing rules or the listing rules of any other stock exchange or regulated trading facility in Switzerland. Neither this document nor any other offering or marketing material relating to the securities, or the offering may be publicly distributed or otherwise made publicly available in Switzerland.

Neither this document nor any other offering or marketing material relating to the offering, or the securities have been or will be filed with or approved by any Swiss regulatory authority. In particular, this document will not be filed with, and the offer of the securities will not be supervised by, the Swiss Financial Market Supervisory Authority FINMA, and the offer of the securities has not been and will not be authorized under the Swiss Federal Act on Collective Investment Schemes, or CISA. Accordingly, no public distribution, offering or advertising, as defined in CISA, its implementing ordinances and notices, and no distribution to any non-qualified investor, as defined in CISA, its implementing ordinances and notices, shall be undertaken in or from Switzerland, and the investor protection afforded to acquirers of interests in collective investment schemes under CISA does not extend to acquirers of the securities.

United Kingdom. The Underwriters have represented and agreed that:

●	it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000, or the FSMA) received by it in connection with the issue or sale of the securities in circumstances in which Section 21(1) of the FSMA does not apply to us; and

●	it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the securities in, from or otherwise involving the United Kingdom.

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LEGAL MATTERS

The validity of the shares of common stock covered by this prospectus will be passed upon for us by Sichenzia Ross Ference Carmel LLP, New York, New York. Certain legal matters relating to the offering will be passed upon for the Underwriter by Sullivan & Worcester LLP, New York, New York.

EXPERTS

Our financial statements included herein for the years ended December 31, 2022 and December 31, 2023 have been audited by Rosenberg Rich Baker Berman, P.A., an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference. Such financial statements have been so incorporated in reliance upon the report of such firm given upon their authority as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement, of which this prospectus is a part, on Form S-1 with the SEC relating to this offering. This prospectus, which constitutes a part of the registration statement, does not contain all of the information in the registration statement and the exhibits filed with the registration statement of which this prospectus is a part. For further information pertaining to us and our common stock to be sold in this offering, you should refer to the registration statement of which this prospectus is a part and its exhibits. References in this prospectus to any of our contracts, agreements or other documents are not necessarily complete, and you should refer to the exhibits attached to the registration statement for copies of the actual contracts, agreements or documents.

Upon consummation of this initial public offering, we will be required to file periodic reports, proxy statements and other information with the SEC. These periodic reports, proxy statements and other information will be available at the SEC’s website of the SEC, www.sec.gov. Additionally, we will make these filings available, free of charge, on our website at www.callanjmb.com as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the SEC. The information on our website, other than these filings, is not, and should not be, considered part of this prospectus and is not incorporated by reference into this document.

79

CALLAN JMB INC.

(Formerly Coldchain Technology Services, LLC)

FINANCIAL STATEMENTS AS OF AND FOR

THE YEARS ENDED

December 31, 2023 and 2022

F-1

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and

Members of Callan JMB Inc. (formerly Coldchain Technology Services, LLC)

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Callan JMB Inc. (formerly Coldchain Technology Services, LLC) (the “Company”) as of December 31, 2023 and 2022, and the related statements of income, members’ capital, and cash flows for each of the years then ended, and the related notes (collectively referred to as the financial statements). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2023 and 2022, and the results of its operations and its cash flows for each of the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Rosenberg Rich Baker Berman, P.A.

We have served as the Company’s auditor since 2024.

Somerset, New Jersey

August 2, 2024, except for the effects of the reverse stock split as discussed in Note 2 to the financial statements, to which the date is November 18, 2024.

F-2

Callan JMB Inc.

(Formerly Coldchain Technology Services, LLC)

BALANCE SHEETS AS OF DECEMBER 31, 2023 and 2022

	2023	2022
Assets
Current Assets:
Cash	$5,155,620	$6,193,719
Accounts receivable, net of allowance for credit losses of $378,695 and $101,695, respectively	2,899,150	7,849,722
Inventory	114,739	79,445
Related party loan	21,969	16,632
Other current assets	235,987	229,533
Deferred offering costs	25,000	-
Total current assets	8,452,465	14,369,051
Right of use asset	275,208	290,870
Property and equipment, net	974,206	586,987
Security deposit	3,650	3,650
Total assets	$9,705,529	$15,250,558

Liabilities and Members’ Capital
Current Liabilities:
Accounts payable and accrued expenses	$416,084	$667,625
Corporate taxes payable	67,000	110,000
Related party loans	17,073	-
Deferred revenue	12,113	-
Deferred tax liability	7,000	51,000
Note payable	98,809	110,291
Right of use liability – current	151,627	171,339
Total current liabilities	769,706	1,110,255
Deferred revenue, net of current portion	8,075
Right of use liability	132,488	129,255
Total long-term liabilities	140,563	129,255
Total liabilities	910,269	1,239,510

Commitments and contingencies (Note 6)	-	-

Members’ capital
Total Members’ capital	8,795,260	14,011,048
Total liabilities and members’ capital	$9,705,529	$15,250,558

The accompanying notes are an integral part of these financial statements.

F-3

Callan JMB Inc.

(Formerly Coldchain Technology Services, LLC)

STATEMENTS OF INCOME FOR THE YEARS ENDED DECEMBER 31, 2023 and 2022

	2023	2022
Revenue	$13,202,459	$22,767,198
Cost of revenue	7,553,338	13,315,551
Gross profit	5,649,121	9,451,647

Operating expenses
Selling, general and administrative expenses	3,447,058	3,154,013
Operating Income	2,202,063	6,297,634

Other income (expenses)
Other income	-	4,500
Interest income	10,176	-
Interest expense	(8,131)	(6,118)
Total other income (expenses)	2,045	(1,618)

Income before income taxes	2,204,108	6,296,016

Provision for state income taxes	23,000	75,000
Net income	$2,181,108	$6,221,016

The accompanying notes are an integral part of these financial statements.

F-4

Callan JMB Inc.

(Formerly Coldchain Technology Services, LLC)

STATEMENTS OF MEMBERS’ CAPITAL FOR THE YEARS ENDED DECEMBER 31, 2023 and 2022

MEMBERS’ CAPITAL
January 1, 2022	$12,232,187
Net income	6,221,016
Distributions	(4,442,155)
December 31, 2022	14,011,048
Net income	2,181,108
Distributions	(7,396,896)
December 31, 2023	$8,795,260

The accompanying notes are an integral part of these financial statements.

F-5

Callan JMB Inc.

(Formerly Coldchain Technology Services, LLC)

STATEMENTS OF CASH FLOWS FOR THE YEARS ENDED DECEMBER 31, 2023 and 2022

	2023	2022
Cash flows from operating activities
Net income	$2,181,108	$6,221,016
Adjustment to reconcile net income to net cash provided from operating activities:
Provision for credit losses	277,000	101,695
Depreciation	102,801	68,489
Changes in operating assets and liabilities
Accounts receivable	4,673,572	6,881,893
Inventory	(35,294)	64,999
Other current assets	115,630	93,354
Right of use asset – net	(817)	(644)
Accounts payable and accrued expenses	(251,542)	(1,103,174)
Deferred revenue	20,188	(3,000,012)
Corporate taxes payable	(43,000)	71,000
Deferred income taxes payable	(44,000)	(35,000)
Net cash provided by operating activities	6,995,646	9,363,616
Cash flows used in investing activities
Purchase of property and equipment	(490,020)	(422,491)
Net cash used in investing activities	(490,020)	(422,491)
Cash flows used in financing activities
Related party receivable	(5,337)	51,425
Related party loans	17,073	(71,612)
Deferred offering costs	(25,000)	-
Partner distributions	(7,396,896)	(4,445,155)
Net change in note payable	(133,565)	(101,519)
Net cash used in financing activities	(7,543,725)	(4,566,861)
Increase (decrease) in cash	(1,038,099)	4,374,264
Cash beginning of year	6,193,719	1,819,455
Cash end of year	$5,155,620	$6,193,719
Supplemental disclosures of cash flow information:
Cash paid for interest	$8,131	$6,118
Supplemental Schedule of Non-Cash Financing and Investing Activities:
Issuance of Note Payable for payment of prepaid expense	$122,083	$136,432
Recognition of right of use asset and corresponding liability	$195,155	-

The accompanying notes are an integral part of these financial statements.

F-6

CALLAN JMB INC.

(Formerly known as Coldchain Technology Services, LLC)

NOTES TO THE FINANCIAL STATEMENTS

December 31, 2023 and 2022

NOTE 1 – NATURE OF OPERATIONS

Callan JMB Inc. was formed on January 24, 2024, in the State of Nevada for the purpose of reorganizing and becoming a holding company for Coldchain Technology Services LLC. Coldchain Technology Services, LLC (“CTS”) was formed on December 27, 2006, in the state of Texas. CTS is our main operating subsidiary engaged in a vertically integrated logistics and fulfillment ecosystem that utilizes advanced predictive technology for the supply chain by guaranteeing the safety, effectiveness, and potency of every product handled to ensure product integrity, and to provide immediate response in time sensitive industries while ensuring environmental responsibility. The financial statements of Callan JMB Inc. (which may be referred to as the “Callan” “Company”, “we,” “us,” or “our”) are prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The Company’s headquarters are located in Spring Branch, Texas.

NOTE 2 – REORGANIZATION

Pursuant to the Reorganization Agreement dated February 14, 2024, each member of CTS exchanged 100% of their membership interest for shares of the Company’s common stock. As a result, each member of CTS became a shareholder of the Company and CTS became a direct, wholly owned subsidiary of the Company. During the reorganization, the CTS members exchanged all their interest for 5,000,000 shares of Common Stock on a pro-rata basis.

Pursuant to an Exchange and Reorganization Agreement, dated as of November 14, 2024, among the Company, and all the existing stockholders of the Company, such stockholders have exchanged all their existing shares for new shares at a ratio of 0.6 new share for 1 existing share. As a result of the exchange, the total number of shares of Company stock outstanding was reduced from 5,000,000 shares to 3,000,000 shares.

The following unaudited pro forma financial information has been prepared to reflect the effects of the reorganization of Coldchain Technology Services LLC (the “Company”) from a partnership to a C corporation on February 14, 2024. The pro forma financial information presents the financial results of the Company as if it had been taxed as a C corporation for the years ended December 31, 2023 and 2022.

		Unaudited Pro forma C Corp with tax accrual		Unaudited Pro forma C Corp with tax accrual
	Actual LLC		Actual LLC
	2023	2023	2022	2022
Total assets	$9,705,529	$9,705,529	$15,250,558	$15,250,558
Liabilities and Stockholders’ Equity
Current Liabilities:
Corporate taxes payable	67,000	638,000	110,000	1,581,000
Related party loans	17,073	1,488,073	-	-
Total current liabilities	769,706	2,811,706	1,110,255	2,581,255
Total liabilities	910,269	2,952,269	1,239,510	2,710,510
Total Retained Earnings/ Members’ Capital	8,795,260	6,753,260	14,011,048	12,540,048
Total liabilities and stockholders’ equity/ members’ capital	$9,705,529	$9,705,529	$15,250,558	$15,250,558

Assumptions for each of the pro-forma balance sheets are below:

a.	The Company was a C corporation as of January 1, 2022

b.	The pro forma balance sheets include an accrual for federal tax and state corporate taxes at a “blended rate” of 23% and was paid in the subsequent fiscal year.

c.	Stockholders/Members loan the Company $1,471,000 to pay the assumed taxes, the loan will bear interest at the prime rate of interest.

d.	The pro forma adjustments do not include adjustments for deferred tax assets or liabilities due to the immateriality of the temporary differences at the date of the reorganization and are expected to reverse in the near term with minimal impact on the financial statements

F-7

CALLAN JMB INC.

(Formerly known as Coldchain Technology Services, LLC)

NOTES TO THE FINANCIAL STATEMENTS

December 31, 2023 and 2022

		Unaudited Pro forma C Corp with tax accrual		Unaudited Pro forma C Corp with tax accrual
	Actual LLC		Actual LLC
	2023	2023	2022	2022
Income before income taxes	2,204,108	2,204,108	6,296,016	6,296,016
Provision for income taxes	23,000	594,000	75,000	1,546,000
Net income	$2,181,108	$1,610,108	$6,221,016	$4,750,016
Basic and diluted income per common share		$0.54		$1.58
Weighted-average number of common shares outstanding		3,000,000		3,000,000

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation:

The financial statements and related disclosures have been prepared in conformity with GAAP.

Use of Estimates

The preparation of financial statements in conformity with GAAP, requires management to make estimates and assumptions about future events that affect the amounts reported in the consolidated financial statements and the accompanying notes. Management bases its estimates on historical experience and other assumptions that it believes to be reasonable at the time. Actual results could differ from those estimates, and any such differences may be material to the financial statements. Significant estimates are contained in the accompanying financial statements for the useful lives for depreciation and amortization of long-lived assets, allowance for credit losses, and the incremental borrowing rate used on right-of-use asset.

Cash and Cash Equivalent

Cash consists primarily of cash on deposit and money market accounts. The Company’s cash and cash equivalents are held at major financial institutions. There is a concentration of credit risk related to certain account balances in excess of the Federal Deposit Insurance Corporation limit of $250,000 per financial institution. The Company regularly monitors the financial stability of these financial institutions and believes there is no exposure to any significant credit risk for its cash and cash equivalents and restricted cash and restricted cash equivalents. At December 31, 2023 and 2022, the Company’s balances exceeded federally insured limits by approximately $4,850,000 and $5,872,000, respectively.

Accounts Receivable

Accounts receivables are recorded at the invoiced amount. which is the amount the Company expects to collect from its customers. Generally, payment is due from customers within 30- 90 days of the invoice date. On a regular basis, the Company evaluates its accounts receivable and establishes the allowance for credit losses based on an evaluation of certain criteria and evidence of collection uncertainty including historical collection trends, reasonable expectations of future collections, current economic trends and changes in customer payment patterns. Past-due receivable balances are written off when the Company’s collection efforts have been deemed unsuccessful in collecting the outstanding balance due. The Company maintains an allowance for credit losses to reserve for potential uncollectible receivables. The allowance for credit losses as of December 31, 2023, and 2022 was $378,695 and $101,695, respectively.

F-8

CALLAN JMB INC.

(Formerly known as Coldchain Technology Services, LLC)

NOTES TO THE FINANCIAL STATEMENTS

December 31, 2023 and 2022

Credit Concentration

The concentration of credit risks in accounts receivable is due to several large customers comprising the Company’s customer base throughout North America. The Company maintains policies over credit extension that include credit evaluations, credit limits and collection monitoring procedures on a customer-by-customer basis. However, the Company generally does not require collateral before services are performed.

The Company has several customers as of December 31, 2023 and 2022 that make up in excess of 10% of revenue as follows:

Customer	2023	2022
1	28%	20%
2	22%	46%
3	15%	-

The Company has several customers as of December 31, 2023 and 2022 that make up in excess of 10% of accounts receivable as follows:

Customer	2023	2022
1	0%	56%
2	46%	0%
3	11%	0%

The Company has several vendors as of December 31, 2023 and 2022 that make up in excess of 10% of accounts payable as follows:

Vendor	2023	2022
1	33%	13%
2	0%	34%
3	23%	0%

The Company has several vendors as of December 31, 2023 and 2022 that make up more than 10% of services rendered to us as follows:

Vendor	2023	2022
1	22%	19%
2	10%	0%
3	0%	14%
4	0%	10%

Inventory

Inventory is stated at the lower of cost (using the first-in, first-out method (“FIFO”)) or net realizable value. We continually analyze our slow moving and excess inventories. Based on historical and projected sales volumes and anticipated selling prices, we determined that establishing a reserve was not necessary at this time. Inventory that is in excess of current and projected use is reduced by an allowance to a level that approximates its estimate of future demand. Products that are determined to be obsolete are written down to net realizable value. The company’s inventory is comprised of raw materials for a customer’s packaging needs as follows:

	2023	2022
Raw materials	$114,739	$79,445

Property and Equipment

Property and equipment, net is stated at cost less accumulated depreciation. Expenditures for major renewals and improvements which extend the life or usefulness of the asset are capitalized. Items of an ordinary repair or maintenance nature are charged directly to operating expense as incurred. During the construction and development period of an asset, the costs incurred, including interest expense, are classified as construction-in-progress. When the asset is ready for its intended use, the asset is reclassified to an appropriate asset classification and depreciation, or amortization commences.

F-9

CALLAN JMB INC.

(Formerly known as Coldchain Technology Services, LLC)

NOTES TO THE FINANCIAL STATEMENTS

December 31, 2023 and 2022

The Company depreciates and amortizes the capitalized cost of these assets, using the straight-line method as follows:

Asset Classification

Computer equipment 3-5 years

Furniture and fixtures 5-8 years

Leasehold Improvements 15 years

Fully depreciated assets are retained in property, plant and equipment and accumulated depreciation until they are removed from service.

The Company tests for impairment whenever events or changes in circumstances indicate that the carrying value may not be recoverable. An impairment in the carrying value of long-lived assets is recognized if the expected future undiscounted cash flows derived from the assets, or group of assets, are less than their carrying value. The Company did not record any impairment charges related to long-lived assets in the periods presented.

Revenue Recognition

The Company recognizes revenue when control of the promised goods or services is transferred to the Company’s customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services. Most of the Company’s revenues are for services, which are recognized based on time and materials incurred at contractually agreed-upon rates. Product revenues are recognized when the products are delivered and control transfers to the customer. The Company’s payment terms vary by the type of customers and the products or services offered. The periods between invoicing and when payments are due are not significant. Amounts billed to customers related to shipping and handling are classified as revenue, and the Company’s shipping and handling costs are included in costs of revenues.

Disaggregation of Revenue

The following table present our disaggregated revenues by distribution channel:

Sales	2023	2022
Emergency preparedness	$7,492,175	$16,078,407
Specialty Packaging	5,710,284	6,688,791
Total	$13,202,459	$22,767,198

Emergency preparedness

Provides comprehensive services to mainly state and local governments, which includes managing their building sites, medical stockpiles of equipment, supplies and responding to state or local emergencies. We also provide Quality Control/Assurance to safeguard vaccines, medical supplies and equipment. Revenue is recognized when services are rendered, or medical supplies are shipped.

Perishable (non-pharma) Client Packaging.

Our specialty temperature-regulating packaging solutions provide a better thermal system to maintain and protect products and ensure peak customer experience. In utilizing this packaging, customers yield the benefits of lower costs and overhead while improving process, agility, velocity, accuracy, and repeatability of complex fulfillment networks. Revenue is recorded when products are delivered or services is rendered. The Company has a contract with a customer for cloud-based temperature monitoring software. The customer paid their contract in advance and therefore revenue is earned monthly over the term of the contract.

F-10

CALLAN JMB INC.

(Formerly known as Coldchain Technology Services, LLC)

NOTES TO THE FINANCIAL STATEMENTS

December 31, 2023 and 2022

Shipping and Handling Charges

The Company reports shipping and handling fees charged to customers as part of net sales and the associated expense as part of cost of sales. Shipping charges amounted to $1,044,749 and $2,555,635 for the years ended December 31, 2023 and 2022, respectively.

Advertising Expense

Advertising costs primarily consist of trade shows and other promotional expenses. Advertising costs are expensed as incurred. Advertising expense for the years ended December 31, 2023 and 2022 was $35,609 and $29,055, respectively,

Deferred Offering Costs

Deferred offering costs consist of investment banking fees incurred through the balance sheet date that are directly related to the IPO and that will be charged to Member’ Capital upon the completion of the IPO. As of December 31, 2023, the Company had deferred offering costs of $25,000.

Deferred Revenue

Deferred revenue represents customer billings for services that are not yet rendered and is primarily related to a customer invoice billed before service was rendered and for billings of annual or multi-year service contracts. As of December 31, 2023, and 2022, the Company has deferred revenue of $20,188 and $0, which will be recognized over one to two years. All deferred revenue was classified as current in 2023 and 2022. Revenue recognized under deferred billings and deferred contracts was $0 and $3,000,012 for the years ended December 31, 2023 and 2022, respectively.

Cost of Revenues

Our cost of revenue primarily includes the amounts paid to outside service providers, monitoring, direct and indirect labor, warehouse rent and other related expenses.

Income Tax

Prior to the reorganization as described in Note 1, the Company’ historical operations were contained within a limited liability company. Accordingly, under the Internal Revenue Code, all taxable income or loss flowed through to its members. Therefore, no provision for federal income tax had been recorded in the accompanying financial statements for 2022 and 2023. Income from the Company was reported and taxed to the members on their individual tax returns. However, the Company has provided a provision for taxes in certain states that require an entity level tax.

Leases

The Company’s leases predominately relate to real estate, equipment, such as vehicles and industrial equipment utilized in operations. Contracts are reviewed at inception to determine if the arrangement is a lease and, if so, whether it is an operating or finance lease. The Company generally enters into long-term real estate leases with one to ten-year terms. In the normal course of business, the Company also enters into short-term leases having terms of one year or less. These leases are generally equipment leases entered into for short periods of time (e.g., daily, weekly, or monthly) to satisfy immediate and/or short-term operational needs of the business which can arise based upon the nature of particular services performed. The Company has elected not to recognize right-of-use (“ROU”) assets and lease liabilities for these short-term leases. Operating and finance leases with terms exceeding one year are recognized as ROU assets and lease liabilities and measured at commencement date based on the present value of the future lease payments over the lease term. Certain of the Company’s real estate leases contain escalating future lease payments. Escalating lease payments that are based upon explicit amounts contained in the lease or an index (e.g., consumer price index) are included in the Company’s determination of future lease payments to determine the ROU asset and lease liability recognized at the commencement date. Any differences in the future lease payments from initial recognition are not anticipated to be material and will be recorded as variable lease cost in the period incurred. The variable lease cost will also include the Company’s portion of property tax, utilities, and common area maintenance. A significant portion of the Company’s real estate lease agreements include renewal periods at the Company’s option. The Company includes these renewal periods in the lease term only when renewal is reasonably certain based upon facts and circumstances specific to the lease and known by the Company. The Company uses its incremental borrowing rate available at the lease commencement date in determining the present value of future lease payments as the implicit rate is typically not readily determinable. For operating leases, lease cost is recognized on a straight-line basis over the lease term and is included in cost of revenues or selling, general and administrative expenses depending on the use of the asset. For finance leases, ROU assets are amortized on a straight-line basis and interest expense is recognized based on the incremental borrowing rate. Finance lease amortization is recognized in depreciation and amortization and finance lease related interest expense is recognized in interest expense, net of interest income. As of December 31, 2023 and 2022 did not have any leases that were classified as finance leases.

Segment Reporting

Operating segments are identified as components of an enterprise for which separate discrete financial information is available for evaluation by the Company’s Chief Executive Officer to make decisions with respect to resource allocation and assessment of performance. To date, the Company has viewed its operations and manages its business as one operating segment.

F-11

CALLAN JMB INC.

(Formerly known as Coldchain Technology Services, LLC)

NOTES TO THE FINANCIAL STATEMENTS

December 31, 2023 and 2022

Recent Accounting Pronouncements

In December 2023, the FASB issued ASU No. 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures (ASU 2023-09). ASU 2023-09 is intended to enhance the decision usefulness of income tax disclosures and requires the disclosure of various disaggregated information, including an entity’s effective tax rate reconciliation as well as additional information on taxes paid. This ASU is effective on a prospective basis for annual periods beginning after December 15, 2024 with early adoption allowed. The Company is in the process of evaluating the effect of ASU 2023-09 on the financial statements.

The FASB issues ASUs to amend the authoritative literature in ASC. There have been a number of ASUs to date, including those above, that amend the original text of ASC. Management believes that those issued to date either (i) provide supplemental guidance, (ii) are technical corrections, (iii) are not applicable to us or (iv) are not expected to have a significant impact on our consolidated financial statements.

Recently adopted accounting pronouncements

In June 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2016-13, Financial Instruments – Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments. The FASB subsequently issued amendments to ASU 2016-13, which have the same effective date and transition date of January 1, 2023. These standards replace the existing incurred loss impairment model with an expected credit loss model and require a financial asset measure at amortized cost to be presented at the net amount expected to be collected. The Company adopted this pronouncement as of January 1, 2023.

NOTE 4 – PROPERTY AND EQUIPMENT

Property and equipment consisted of the following:

	December 31,
	2023	2022
Machinery, Leasehold improvements and other equipment	$1,440,438	$949,198
Less: Accumulated depreciation	(466,232)	(362,211)
Equipment, net	$974,206	$586,987

Depreciation expenses was $102,801 and $68,489 for the years ended December 31, 2023, and 2022, respectively.

NOTE 5 – DEBT

The Company’s debt is comprised of the following:

	December 31,
	2023	2022
Finance Agreement - insurance premiums	$98,809	$110,291

During the normal course of business, the Company enters into short-term finance agreements for their insurance premiums. The agreements bear interest at 14.3% to 12.8% to per annum for year ending December 31, 2023 and 2022, respectively. Interest expense incurred for the year ended December 31, 2023 and 2022 are $8,131 and $6,118, respectively.

F-12

CALLAN JMB INC.

(Formerly known as Coldchain Technology Services, LLC)

NOTES TO THE FINANCIAL STATEMENTS

December 31, 2023 and 2022

NOTE 6 – COMMITMENTS AND CONTINGENCIES

The Company has various warehouse leases with its landlord that expire between 2024 and 2026. The Company’s right-of-use assets and lease liabilities primarily represent lease payments that are fixed at the commencement of a lease and variable lease payments that are dependent on an index or rate. Lease payments are recognized as lease cost on a straight-line basis over the lease term, which is determined as the non-cancelable period, including periods in which termination options are reasonably certain of not being exercised and periods in which renewal options are reasonably certain of being exercised. The discount rate is determined using the Company’s estimated incremental borrowing rate coinciding with the lease term at the commencement of a lease. The estimated incremental borrowing rate for the Company was determined to be 3.0%-8.50%.

Lease – related assets and liabilities recorded on the Balance Sheets are as follows:

	December 31,
	2023	2022
Assets
Right of use asset – long term	$275,208	$290,870

Total right of use asset	$275,208	$290,870

Liabilities
Right of use liability – current	$151,627	$171,339
Right of use liability – long-term	132,488	129,255

Total lease liabilities	$284,115	$300,594

As of December 31, 2023, maturities of lease liabilities were as follows:

Maturities
2024	$162,167
2025	133,350
2026	2,500
Total	298,017
Less imputed interest	13,902
Total lease liabilities	$284,115

Legal Proceedings

The Company may be subject to legal proceedings and claims arising from contracts or other matters from time to time in the ordinary course of business.

During May 2024, the Company was sent a demand letter alleging that the company breached the terms of a Customer Service Agreement with one of its vendors that it did business within a prior year. The vendor alleges that the Company improperly terminated the agreement without proper notice and therefore owes it $507,573. The Company responded to the vendor’s demand letter and asserts that it only owes the vendor the sum of $85,000 which is included in its accounts payable as of December 31, 2023.

Management is not aware of any other pending or threatened litigation where the ultimate disposition or resolution could have a material adverse effect on its financial position, results of operations or liquidity.

F-13

CALLAN JMB INC.

(Formerly known as Coldchain Technology Services, LLC)

NOTES TO THE FINANCIAL STATEMENTS

December 31, 2023 and 2022

NOTE 7 – RELATED PARTY TRANSACTIONS

Business Partner

Health Hero America, who is a related party by virtue of common ownership of the Company. In 2022, the Company received an advance of $110,736, from Health Hero America. The advance was due on demand, non-interest bearing, and classified within related party payables in the balance sheet. As of December 31, 2023, and 2022, the amount owed to the related party was $0.

Outlaw Run Ranch (“ORR”) who is a related party by virtue of common ownership of the Company. In 2023, the Company receives rents receipts from a third-party vendor on behalf of related party, Outlaw Run Ranch. The cash is due to ORR on demand, non-interest bearing, and classified within related party loans in the balance sheet. In addition, the Company pays $7,500 per month to ORR for rent expense. As of December 31, 2023, and 2022, the Company has $17,134 and $0, respectively in accounts payable for these amounts due.

Warehouse Asset Management, who is a related party by virtue of common ownership. The Company’s leases its headquarters, warehouse, other warehouse equipment and a box truck for $6,700 per month. As of December 31, 2023, and 2022, the Company has $0 owed to this related party.

During the year ended December 31, 2023 and 2022, the Company made advancements of $21,969 and $16,632 respectively, to the director of the Company. The advances are due on demand, non-interest bearing, and classified within the balance sheet as a current asset. As of December 31, 2023 and 2022, the amount owed from the director was $21,969 and $16,631, respectively.

NOTE 8 – INCOME TAXES

The provision for state income taxes for the years ended is as follows:

	2023	2022
Current – State	$67,000	$110,000
Deferred – State	(44,000)	(35,000)
Total provision for income taxes	$23,000	$75,000

The income tax effect of temporary differences comprising the deferred tax assets and deferred tax liabilities is a result of the following at December 31:

Deferred tax assets (liabilities)	2023	2022
Allowance for credit losses	$1,008	$233
Depreciation	-	(147)
Right of use assets - net	(146)	7
Accounts receivable	17,025	15,740
Inventory	(128)	148
Other current assets	(95)	(51)
Accounts Payable and accrued expenses	(829)	(2,472)
Deferred income	44	(6,861)
Cash to accrual tax return differences	27,121	28,403
Deferred tax assets (liabilities) net	44,000	35,000
Deferred tax liability -beginning	51,000	86,000
Deferred tax liability -end	$7,000	$51,000

F-14

CALLAN JMB INC.

(Formerly known as Coldchain Technology Services, LLC)

NOTES TO THE FINANCIAL STATEMENTS

December 31, 2023 and 2022

Reconciliation between the effective tax rate on income from continuing operations and the statutory rate for the year ending December 31, 2023 and 2022, is as follows:

	2023		2022
	Tax	Percentage	Tax	Percentage
Book income before taxes	$-	21%	$-	21%
Pass- through entity effect		(21)%		(21)%
Permanent tax basis differences (guaranteed payments and penalties)	1,000	0%
States taxes	22,000	1.0%	75,000	1.1%
Total	$23,000		$75,000
Effective tax rate		1.0%		1.1%

The Company will file tax returns in the United States and various states in which nexus is achieved. The Company is subject to U.S. federal and state tax examinations by tax authorities for years 2020 through present. As of December 31, 2023 and 2022, the Company has not recorded a liability for unrecognized tax benefits, interest, or penalties related to federal and state income tax matters and there are currently no pending tax examinations. The Company will recognize interest and penalties related to uncertain tax positions in income tax expense.

NOTE 9 – SUBSEQUENT EVENTS

Callan JMB Inc. was formed on January 24, 2024, in the State of Nevada for the purpose of reorganizing and becoming a holding company for Coldchain Technology Services, LLC a Texas limited liability company (“CTS”). In February 2024, CTS became a direct, wholly owned subsidiary of the Company as a result of the closing of the Reorganization Agreement and Plan of Share Exchange dated February 14, 2024 (the “Reorganization Agreement”). Pursuant to the Reorganization Agreement, each member of CTS exchanged 100% of their membership interest for shares of the Company’s common stock. As a result, each member of CTS became a shareholder of the Company and CTS became a direct, wholly owned subsidiary of the Company. During the reorganization, the CTS members exchanged all their interest for 5,000,000 shares of Common Stock on a pro-rata basis.

Prior to the reorganization, profits and losses were allocated pro-rata to members of CTS as agreed upon by the members.

Pursuant to an Exchange and Reorganization Agreement, dated as of November 14, 2024, among the Company and all of the existing stockholders of the Company, such stockholders have exchanged all their existing shares of Company common stock for new shares at a ratio of 0.6 new share for each 1 existing share. As a result of the exchange, the total number of shares of Company common stock outstanding was reduced from 5,000,000 shares to 3,000,000 shares.

The Company has evaluated subsequent events that occurred after December 31, 2023, through August 2, 2024, except for the effects of the reverse stock split as discussed in Note 2 to the financial statements, to which the date is November 25, 2024, the issuance date of these financial statements. There have been no other events or transactions during this time which would have a material effect on these consolidated financial statements.

F-15

Callan JMB Inc.

(Formerly Coldchain Technology Services, LLC)

F-16

Callan JMB Inc.

(Formerly Coldchain Technology Services, LLC)

CONDENSED CONSOLIDATED BALANCE SHEETS as of

SEPTEMBER 30, 2024 (Unaudited) AND DECEMBER 31, 2023

	2024	2023
Assets
Current Assets:
Cash	$2,809,303	$5,155,620
Accounts receivable, net of allowance for credit losses of $114,000 and $378,695, respectively	1,258,426	2,899,150
Inventory	107,653	114,739
Related party loan	21,969	21,969
Other current assets	193,850	235,987
Deferred offering costs	107,675	25,000
Total current assets	4,498,876	8,452,465
Right of use asset	966,320	275,208
Property and equipment, net	912,314	974,206
Security deposit	3,650	3,650
Total assets	$6,381,160	$9,705,529
Liabilities and Stockholders’ Equity / Members’ Capital
Current Liabilities:
Accounts payable and accrued expenses	$889,437	$416,084
Corporate taxes payable	57,454	67,000
Related party loans	17,134	17,073
Deferred revenue	11,103	12,113
Deferred tax liability	7,000	7,000
Note payable	-	98,809
Right of use liability – current	297,799	151,627
Total current liabilities	1,279,927	769,706

Deferred revenue, net of current portion	-	8,075
Right of use liability	686,822	132,488
Total long-term liabilities	686,822	140,563
Total liabilities	1,966,749	910,269

Commitments and contingencies (Note 4)	-	-
Stockholders’ Equity/ Members’ Capital
Members’ capital		8,795,260
Preferred stock - authorized 10,000,000 shares, $0.001 par value; zero issued and outstanding as of September 30, 2024 and December 31, 2023	-	-
Common stock - authorized 190,000,000 shares, par value $0.001 par value; 3.000,000 issued and outstanding as of September 30, 2024 and 0, December 31, 2023.	3,000	-
Additional Paid in Capital	5,410,007	-
Retained earnings (deficit)	(998,596)	-
Total Stockholders’ Equity/Members’ Capital	4,414,411	8,795,260
Total liabilities and equity/members’ capital	$6,381,160	$9,705,529

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-17

Callan JMB Inc.

(Formerly Coldchain Technology Services, LLC)

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2024 and 2023 (Unaudited)

	For the Nine Months Ended
	2024	2023
Revenue	$5,211,665	$11,529,341
Cost of revenue	3,067,421	6,293,520
Gross profit	2,144,244	5,235,821

Operating expenses
Selling, general and administrative expenses	3,146,109	2,295,897
Operating Income (loss)	(1,001,865)	2,939,924

Other income (expenses)
Interest income	8,641	4,809
Interest expense	(5,372)	(5,359)
Total other income (expenses)	3,269	(550)

Income (loss) before income taxes	(998,596)	2,939,374

Provision for income taxes	-	23,000
Net income (loss)	$(998,596)	$2,916,374
Weighted average common shares outstanding - basic and diluted	2,505,495	-
Net loss per common share - basic and diluted	$(0.40)	$-

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-18

Callan JMB Inc.

(Formerly Coldchain Technology Services, LLC)

CONDENSED CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ EQUITY/ MEMBERS’ CAPITAL

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2024 AND 2023 (Unaudited)

								Total
								Stockholders’
	Preferred Stock		Common Stock		Members’	Additional Paid in	Retained Earnings	Equity/ Members’
	Shares	Amount	Shares	Amount	Capital	Capital	(Deficit)	Capital
January 1, 2024		$-		$-	$8,795,260	$-	$-	$8,795,260
Net loss		`					(998,596)	(998,596)
Distributions					(3,382,253)			(3,382,253)
Membership exchanged for common stock			3,000,000	3,000	(5,413,007)	5,410,007		-
September 30, 2024		$-	3,000,000	$3,000	$-	$5,410,007	$(998,596)	$4,414,411

CONDENSED CONSOLIDATED STATEMENTS OF MEMBERS’ CAPITAL

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2023 (Unaudited)

						Total
	Preferred Stock		Common Stock		Members’	Members’
	Shares	Amount	Shares	Amount	Capital	Capital
January 1, 2023		$-		$-	$14,011,048	$14,011,048
Net income		`			2,916,373	2,916,373
Distributions					(6,374,896)	(6,374,896)
September 30, 2023		$-		$-	$10,552,525	$10,552,525

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-19

Callan JMB Inc.

(Formerly Coldchain Technology Services, LLC)

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2024 AND 2023 (Unaudited)

	2024	2023
Cash flows from operating activities
Net income (loss)	$(998,596)	$2,916,373
Adjustment to reconcile net income to net cash provided from operating activities:
Reduction in allowance for credit losses by release of reserve for credit losses	(163,000)	-
Depreciation and amortization	108,059	70,127
Changes in operating assets and liabilities
Accounts receivable	1,803,724	4,144,878
Inventory	7,086	(121,385)
Other current assets	42,137	84,930
Right of use asset – net	9,394	126,448
Accounts payable and accrued expenses	473,353	(115,775)
Deferred revenue	(9,085)	23,216
Corporate taxes payable	(9,546)	(87,000)
Net cash provided by operating activities	1,263,526	7,041,812
Cash flows used in investing activities
Purchase of property and equipment	(46,167)	(363,743)
Net cash used in investing activities	(46,167)	(363,743)
Cash flows used in financing activities
Related party receivable	-	(4,161)
Related party loans	61	34,102
Deferred offering costs	(82,675)	-
Partner distributions	(3,382,253)	(6,374,896)
Decrease in note payable	(98,809)	(110,291)
Net cash used in financing activities	(3,563,676)	(6,455,246)
Net decrease in cash	(2,346,317)	222,823
Cash beginning of period	5,155,620	6,193,719
Cash end of period	$2,809,303	$6,416,542
Supplemental disclosures of cash flow information:
Cash paid for interest	$5,372	$5,359
Supplemental Schedule of Non-Cash Financing and Investing Activities:
Reduction in allowance for credit losses	$163,000	$-
Recognition of right of use asset and corresponding liability	$900,127	$85,070
Membership exchange for common stock	$5,410,007	-

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-20

CALLAN JMB INC.

(Formerly known as Coldchain Technology Services, LLC)

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 1 – NATURE OF OPERATIONS

Callan JMB Inc. was formed on January 24, 2024, in the State of Nevada for the purpose of reorganizing and becoming a holding company for Coldchain Technology Services, LLC. Coldchain Technology Services, LLC (“CTS”) was formed on December 27, 2006, in the state of Texas. Coldchain Technology Services, LLC is our main operating subsidiary engaged in a vertically integrated logistics and fulfillment ecosystem that utilizes advanced predictive technology for the supply chain by guaranteeing the safety, effectiveness, and potency of every product handled to ensure product integrity, and to provide immediate response in time sensitive industries while ensuring environmental responsibility. The financial statements of Callan JMB Inc. (which may be referred to as the “Callan” “Company”, “we,” “us,” or “our”) are prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The Company’s headquarters are located in Spring Branch, Texas.

NOTE 2 – REORGANIZATION

Pursuant to the Reorganization Agreement, each member of CTS exchanged 100% of their membership interest for shares of the Company’s common stock. As a result, each member of CTS became a shareholder of the Company and CTS became a direct, wholly owned subsidiary of the Company. During the reorganization, the CTS members exchanged all their interest for 5,000,000 shares of Common Stock on a pro-rata basis.

Pursuant to an Exchange and Reorganization Agreement, dated as of November 14, 2024, among the Company and all of the existing stockholders of the Company, such stockholders have exchanged all their existing shares for new shares at a ratio of 0.6 new share for 1 existing share. As a result of the exchange, the total number of shares of Company stock outstanding was reduced from 5,000,000 shares to 3,000,000 shares.

The following unaudited pro forma financial information has been prepared to reflect the effects of the reorganization of Coldchain Technology Services LLC (the “Company”) from a partnership to a C corporation on February 14, 2024. The pro forma financial information presents the financial results of the Company as if it had been taxed as a C corporation for the nine months ended September 30, 2024 and 2023.

Callan JMB Inc.

(Formerly known as Coldchain Technology Services, LLC)

Balance Sheets

	Unaudited Actual	Unaudited Pro-forma with tax accrual
	September 30, 2024	September 30, 2024
Assets
Total assets	$6,381,160	$6,381,160

Liabilities and Stockholders’ Equity
Current Liabilities:
Corporate taxes payable	57,454	57,454
Related party loans	17,134	2,059,134
Total current liabilities	74,588	2,116,588
Total long term liabilities	686,822	686,822
Total liabilities	1,966,749	4,008,749

Stockholders’ Equity
Common stock	3,000	3,000
Additional paid in capital	5,410,007	5,410,007
Retained earnings (deficit)	(998,596)	(3,040,596)
Total Stockholders’ Equity	4,414,411	2,372,411
Total Liabilities and Stockholders’ Equity	$6,381,160	$6,381,160

F-21

CALLAN JMB INC.

(Formerly known as Coldchain Technology Services, LLC)

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Assumptions for each of the pro-forma balance sheets are below:

a. The Company was a C Corporation as of January 1, 2022.

b. The pro forma balance sheets include an accrual for federal tax and state corporate taxes at a “blended rate” of 23% and was paid in the subsequent fiscal year.

c. Stockholders/loan the Company $2,042,000 to pay the assumed taxes, the loan will bear interest at the prime rate of interest.

d. The pro forma adjustments do not include adjustments for deferred tax assets or liabilities due to the immateriality of the temporary differences at the date of the reorganization and are expected to reverse in the near term with minimal impact on the financial statements.

e. No other financial data is being shown as there is no impact to the conversion to a C-Corp.

Pro forma income statements showing the pro-forma income taxes, net earnings and earnings per share for the nine months ended September 30, 2024 and 2023 are produced below. This information is unaudited.

	Unaudited Actual	Unaudited Pro-forma with tax accrual	Unaudited Actual	Unaudited Pro-forma with tax accrual
	September 30, 2024	September 30, 2024	September 30, 2023	September 30, 2023

Revenue	$5,211,665	$5,211,663	$11,529,341	$11,529,341
Operating income (loss)	(998,596)	(998,596)	2,939,374	2,939,374

Provision for income taxes	-	-	23,000	656,000
Net income (loss)	$(998,596)	$(998,596)	$2,916,374	$2,283,374

Basic and diluted income per common share	$(0.40)	$(0.33)	$-	$0.76
Weighted-average number of common shares outstanding	2,505,495	3,000,000		3,000,000

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited condensed consolidated financial statements and related notes have been prepared in accordance with U.S. GAAP for interim financial information, and with the rules and regulations of the United States Securities and Exchange Commission (the “SEC”) set forth in Article 8 of Regulation S-X.

Principles of Consolidation

The financial statements included herein comprise the consolidated results of the Company and its wholly owned subsidiary CTS and all intercompany transactions and balances have been eliminated.

F-22

CALLAN JMB INC.

(Formerly known as Coldchain Technology Services, LLC)

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Unaudited Interim Financial Information

The unaudited interim financial statements and related notes have been prepared in accordance with GAAP for interim financial information, within the rules and regulations of the United States Securities and Exchange Commission (the “SEC”). Certain information and disclosures normally included in the annual financial statements prepared in accordance with GAAP have been condensed or omitted pursuant to such rules and regulations. The unaudited interim financial statements have been prepared on a basis consistent with the audited financial statements and in the opinion of management, reflect all adjustments, consisting of only normal recurring adjustments, necessary for the fair presentation of the results for the interim periods presented and of the financial condition as of the date of the interim balance sheet. The financial data and the other information disclosed in these notes to the interim financial statements related to the six-month periods are unaudited. Unaudited interim results are not necessarily indicative of the results for the full fiscal year. These unaudited interim financial statements should be read in conjunction with the financial statements of the Company for the year ended December 31, 2023, and notes thereto that are included in the Company’s Registration Statement.

Use of Estimates

The preparation of financial statements in conformity with GAAP, requires management to make estimates and assumptions about future events that affect the amounts reported in the consolidated financial statements and the accompanying notes. Management bases its estimates on historical experience and other assumptions that it believes to be reasonable at the time. Actual results could differ from those estimates, and any such differences may be material to the financial statements. Significant estimates are contained in the accompanying financial statements for the useful lives for depreciation and amortization of long-lived assets, allowance for credit losses, and the incremental borrowing rate used on right-of-use asset.

Cash and Cash Equivalents

Cash consists primarily of cash on deposit and money market accounts. The Company’s cash and cash equivalents are held at major financial institutions. There is a concentration of credit risk related to certain account balances in excess of the Federal Deposit Insurance Corporation limit of $250,000 per financial institution. The Company regularly monitors the financial stability of these financial institutions and believes there is no exposure to any significant credit risk for its cash and cash equivalents and restricted cash and restricted cash equivalents.

Accounts Receivable

Accounts receivables are recorded at the invoiced amount, which is the amount the Company expects to collect from its customers. Generally, payment is due from customers within 30- 90 days of the invoice date. On a regular basis, the Company evaluates its accounts receivable and establishes the allowance for credit losses based on an evaluation of certain criteria and evidence of collection uncertainty including historical collection trends, reasonable expectations of future collections, current economic trends and changes in customer payment patterns. Past-due receivable balances are written off when the Company’s collection efforts have been deemed unsuccessful in collecting the outstanding balance due. During the nine months ended September 30, 2024, the Company evaluated its allowance for credit losses and released $163,000 of that income, as a result of collections on accounts that were previously reserved.

Credit Concentration

The concentration of credit risks in accounts receivable is due to several large customers comprising the Company’s customer base throughout North America. The Company maintains policies over credit extension that include credit evaluations, credit limits and collection monitoring procedures on a customer-by-customer basis. However, the Company generally does not require collateral before services are performed.

F-23

CALLAN JMB INC.

(Formerly known as Coldchain Technology Services, LLC)

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

The Company has several customers for the nine months ended September 30, 2024, and 2023 that make up in excess of 10% of revenue as follows:

Customer	2024	2023
1	48%	0%
2	0%	14%
3	20%	13%
4	0%	38%
5	13%	0%
6	0%	12%

The Company has several customers as of September 30, 2024, and December 31, 2023, that make up in excess of 10% of accounts receivable as follows:

Customer	2024	2023
1	0%	46%
2	0%	11%
3	23%	0%
4	16%	0%
5	11%	0%
6	15%	0%

The Company has several vendors as of September 30, 2024, and December 31, 2023, that make up in excess of 10% of accounts payable as follows:

Vendor	2024	2023
1	0%	33%
2	22%	23%
3	24%	0%
4	10%	0%

The Company has several vendors for the nine months ended September 30, 2024, and September 30, 2023, that make up more than 10% of services rendered to us as follows:

Vendor	2024	2023
1	0%	24%
2	16%	0%

Inventory

Inventory is stated at the lower of cost (using the first-in, first-out method (“FIFO”)) or net realizable value. We continually analyze our slow moving and excess inventories. Based on historical and projected sales volumes and anticipated selling prices, we determined that establishing a reserve was not necessary at this time. Inventory that is in excess of current and projected use is reduced by an allowance to a level that approximates its estimate of future demand. Products that are determined to be obsolete are written down to net realizable value. The Company’s inventory is comprised of raw materials for a customer’s packaging needs as follows:

	September 30, 2024	December 31, 2023

Raw materials	$107,653	$114,739

F-24

CALLAN JMB INC.

(Formerly known as Coldchain Technology Services, LLC)

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Property and Equipment

Property and equipment, net is stated at cost less accumulated depreciation. Expenditures for major renewals and improvements which extend the life or usefulness of the asset are capitalized. Items of an ordinary repair or maintenance nature are charged directly to operating expense as incurred. During the construction and development period of an asset, the costs incurred, including interest expense, are classified as construction-in-progress. When the asset is ready for its intended use, the asset is reclassified to an appropriate asset classification and depreciation, or amortization commences.

The Company depreciates and amortizes the capitalized cost of these assets, using the straight-line method as follows:

Asset Classification

Computer equipment 3-5 years

Furniture and fixtures 5-8 years

Leasehold Improvements 15 years

Fully depreciated assets are retained in property, plant and equipment and accumulated depreciation until they are removed from service.

The Company tests for impairment whenever events or changes in circumstances indicate that the carrying value may not be recoverable. An impairment in the carrying value of long-lived assets is recognized if the expected future undiscounted cash flows derived from the assets, or group of assets, are less than their carrying value. The Company did not record any impairment charges related to long-lived assets in the periods presented.

Revenue Recognition

The Company recognizes revenue when control of the promised goods or services is transferred to the Company’s customers, in an amount that reflects the consideration the Company expects to be entitled to in exchange for those goods or services. Most of the Company’s revenues are for services, which are recognized based on time and materials incurred at contractually agreed-upon rates. Product revenues are recognized when the products are delivered and control transfers to the customer. The Company’s payment terms vary by the type of customers and the products or services offered. The periods between invoicing and when payments are due are not significant. Amounts billed to customers related to shipping and handling are classified as revenue, and the Company’s shipping and handling costs are included in costs of revenues.

Disaggregation of Revenue

The following table presents our disaggregated revenues by distribution channel for the nine months ended:

Sales	September 30, 2024	September 30, 2023
Emergency preparedness	$2,918,435	$6,537,157
Specialty Packaging	2,293,230	4,992,184
Total	$5,211,665	$11,529,341

Emergency preparedness

Provides comprehensive services to mainly state and local governments, which includes managing their building sites, medical stockpiles of equipment, supplies and responding to state or local emergencies. We also provide Quality Control/Assurance to safeguard vaccines, medical supplies and equipment. Revenue is recognized when services are rendered, or medical supplies are shipped.

F-25

CALLAN JMB INC.

(Formerly known as Coldchain Technology Services, LLC)

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Specialty Packaging.

Our specialty temperature-regulating packaging solutions provide a better thermal system to maintain and protect products and ensure peak customer experience. In utilizing this packaging, customers yield the benefits of lower costs and overhead while improving process, agility, velocity, accuracy, and repeatability of complex fulfillment networks. Revenue is recorded when products are delivered or services are rendered. The Company has a contract with a customer for cloud-based temperature monitoring software. The customer paid their contract in advance and therefore revenue is earned monthly over the term of the contract.

Deferred Offering Costs

Deferred offering costs consist of investment banking fees incurred through the balance sheet date that are directly related to the IPO and that will be charged to Stockholders’ equity upon the completion of the IPO. As of September 30, 2024, and December 31, 2023, the Company had deferred offering costs of $107,675 and $25,000, respectively.

Cost of Revenues

Our cost of revenue primarily includes the amounts paid to outside service providers, monitoring, direct and indirect labor, warehouse rent and other related expenses.

Leases

The Company’s leases predominately relate to real estate, equipment, such as vehicles and industrial equipment utilized in operations. Contracts are reviewed at inception to determine if the arrangement is a lease and, if so, whether it is an operating or finance lease. The Company generally enters into long-term real estate leases with one to ten-year terms. In the normal course of business, the Company also enters into short-term leases having terms of one year or less. These leases are generally equipment leases entered into for short periods of time (e.g., daily, weekly, or monthly) to satisfy immediate and/or short-term operational needs of the business which can arise based upon the nature of particular services performed. The Company has elected not to recognize right-of-use (“ROU”) assets and lease liabilities for these short-term leases. Operating and finance leases with terms exceeding one year are recognized as ROU assets and lease liabilities and measured at commencement date based on the present value of the future lease payments over the lease term. Certain of the Company’s real estate leases contain escalating future lease payments. Escalating lease payments that are based upon explicit amounts contained in the lease or an index (e.g., consumer price index) are included in the Company’s determination of future lease payments to determine the ROU asset and lease liability recognized at the commencement date. Any differences in the future lease payments from initial recognition are not anticipated to be material and will be recorded as variable lease cost in the period incurred. The variable lease cost will also include the Company’s portion of property tax, utilities, and common area maintenance. A significant portion of the Company’s real estate lease agreements include renewal periods at the Company’s option. The Company includes these renewal periods in the lease term only when renewal is reasonably certain based upon facts and circumstances specific to the lease and known by the Company. The Company uses its incremental borrowing rate available at the lease commencement date in determining the present value of future lease payments as the implicit rate is typically not readily determinable. For operating leases, lease cost is recognized on a straight-line basis over the lease term and is included in cost of revenues or selling, general and administrative expenses depending on the use of the asset. For finance leases, ROU assets are amortized on a straight-line basis and interest expense is recognized based on the incremental borrowing rate. Finance lease amortization is recognized in depreciation and amortization and finance lease related interest expense is recognized in interest expense, net of interest income. As of September 30, 2024, and December 31, 2023 the Company did not have any leases that were classified as finance leases.

F-26

CALLAN JMB INC.

(Formerly known as Coldchain Technology Services, LLC)

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Segment Reporting

Operating segments are identified as components of an enterprise for which separate discrete financial information is available for evaluation by the Company’s Chief Executive Officer to make decisions with respect to resource allocation and assessment of performance. To date, the Company has viewed its operations and manages its business as one operating segment.

Recent Accounting Pronouncements

In December 2023, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Updates (“ASU”) No. 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures (ASU 2023-09). ASU 2023-09 is intended to enhance the decision usefulness of income tax disclosures and requires the disclosure of various disaggregated information, including an entity’s effective tax rate reconciliation as well as additional information on taxes paid. This ASU is effective on a prospective basis for annual periods beginning after December 15, 2024 with early adoption allowed. The Company is in the process of evaluating the effect of ASU 2023-09 on the financial statements.

In November 2023, the FASB issued Accounting Standards Update (“ASU”) 2023-07, Segment Reporting (Topic 280): Improvements to Reportable Segment Disclosures (“ASU 2023-07”). ASU 2023-07 requires, among other updates, enhanced disclosures about significant segment expenses that are regularly provided to the CODM, as well as the aggregate amount of other segment items included in the reported measure of segment profit or loss. ASU 2023-07 is effective for fiscal years beginning after December 15, 2023, and interim periods within fiscal years beginning after December 15, 2024, and requires retrospective adoption. Early adoption is permitted. The adoption of this new standard is expected to require enhanced disclosures for Company’s like Callan that operate as a single business segment, including expanded disclosures of significant segment expenses. The Company is evaluating the impact of this guidance on its consolidated financial statements and related disclosures.

The FASB issues ASUs to amend the authoritative literature in ASC. There have been a number of ASUs to date, including those above, that amend the original text of ASC. Management believes that those issued to date either (i) provide supplemental guidance, (ii) are technical corrections, (iii) are not applicable to us or (iv) are not expected to have a significant impact on our consolidated financial statements.

NOTE 4 – COMMITMENTS AND CONTINGENCIES

The Company has various warehouse leases with its landlord that expire between 2024 and 2029. The Company’s right-of-use assets and lease liabilities primarily represent lease payments that are fixed at the commencement of a lease and variable lease payments that are dependent on an index or rate. Lease payments are recognized as lease cost on a straight-line basis over the lease term, which is determined as the non-cancelable period, including periods in which termination options are reasonably certain of not being exercised and periods in which renewal options are reasonably certain of being exercised. The discount rate is determined using the Company’s estimated incremental borrowing rate coinciding with the lease term at the commencement of a lease. The estimated incremental borrowing rate for the Company was determined to be 3.0%-8.50%. Rent expense for the nine months ended September 30, 2024 and 2023 was approximately $299,000 and 238,000, respectively.

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CALLAN JMB INC.

(Formerly known as Coldchain Technology Services, LLC)

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

As of September 30, 2024, the maturities of the Company’s operating lease liabilities were as follows:

For three month period ending September 30, 2024	$96,144
2025	342,065
2026	187,600
2027	185,100
2028	185,100
2029	185,100
Total lease payments	1,181,109
Less imputed interest	196,488
Total lease obligations	984,621
Less long term obligations	686,822
Total current	$297,799

Legal Proceedings

The Company may be subject to legal proceedings and claims arising from contracts or other matters from time to time in the ordinary course of business.

During May 2024, the Company was sent a demand letter alleging that the Company breached the terms of a Customer Service Agreement with one of its vendors that it did business within a prior year. The vendor alleges that the Company improperly terminated the agreement without proper notice and therefore owes it $507,573. The Company responded to the vendor’s demand letter and asserts that it only owes the vendor the sum of $85,000 which is included in its accounts payable as of September 30, 2024.

Management is not aware of any other pending or threatened litigation where the ultimate disposition or resolution could have a material adverse effect on its financial position, results of operations or liquidity.

NOTE 5 – RELATED PARTY TRANSACTIONS

Business Partner

Outlaw Run Ranch (“ORR”) is a related party by virtue of common ownership of the Company. In 2023, the Company received rents receipts from a third-party vendor on behalf of a related party, Outlaw Run Ranch. The cash is due to ORR on demand, non-interest bearing, and classified within related party loans in the balance sheet. In addition, the Company pays $7,500 per month to ORR for rent expense. As of September 30, 2024, and December 31, 2023, the Company has $17,134 in accounts payable for these amounts due. Rent expense for the nine months ended September 30, 2024, and 2023 was $67,500 and $67,500, respectively.

Warehouse Asset Management, is a related party by virtue of common ownership. The Company’s leases its headquarters, warehouse, other warehouse equipment and a box truck for approximately $15,425 per month. As of September 30, 2024, and December 31, 2023, the Company has $52,350 and $0 owed to this related party.

During the year ended December 31, 2023, the Company made advancements of $21,969 to the director of the Company. The advances are due on demand, non-interest bearing, and classified within the balance sheet as a current asset. As of September 30, 2024, and December 31, 2023, the amount owed from the director was $21,969.

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CALLAN JMB INC.

(Formerly known as Coldchain Technology Services, LLC)

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 6 – Equity

Callan JMB Inc. was formed on January 24, 2024, in the State of Nevada for the purpose of reorganizing and becoming a holding company for Coldchain Technology Services, LLC a Texas limited liability company (“CTS”). In February 2024, CTS became a direct, wholly owned subsidiary of the Company as a result of the closing of the Reorganization Agreement and Plan of Share Exchange dated February 14, 2024 (the “Reorganization Agreement”). Pursuant to the Reorganization Agreement, each member of CTS exchanged 100% of their membership interest for shares of the Company’s common stock. As a result, each member of CTS became a shareholder of the Company and CTS became a direct, wholly owned subsidiary of the Company. During the reorganization, the CTS members exchanged all their interest for 5,000,000 shares of Common Stock on a pro-rata basis.

During February 2024, the Company effectuated a reorganization as described (in Note 1). Upon reorganization, the Company authorized the issuance of 190,000,000 shares of common stock, par value of $0.001 per share, as well as 10,000,000 shares of preferred stock, par value of $0.001 per share. Common Stock is entitled to one vote per share held. Preferred Stock voting rights have not been defined under the articles of incorporation and are subject to designations determined by the Board of Directors. The Board of Directors has not made any decisions or designations for its preferred stock with regards to dividends, liquidating distributions, or any other matters as of the date of these financial statements.

Prior to the reorganization, profits and losses were allocated pro-rata to members of CTS as agreed upon by the members.

Pursuant to the Exchange and Reorganization Agreement, dated as of November 14, 2024, described above, all of the the existing stockholders have exchanged their existing outstanding shares of Company common stock for new shares of Company common stock at a ratio of 0.6 new share for 1 existing share.

NOTE 7 – Revisions of Previously Issued Financial Statements

During the three months ended March 31, 2024, the Company identified an omission related to exchange of member retained partnership earnings for common stock and additional paid in-capital. This omission resulted in incorrect presentation of retained earnings and additional paid- in- capital. As a result, the Company has revised these items in the condensed consolidated balance sheets, condensed consolidated statement of stockholders’ equity and the condensed consolidated statement of cash flows for the three months ended March 31, 2024, (Unaudited). This omission had no impact on the condensed consolidated statement of income previously reported. Furthermore, this adjustment had no effect on the calculation of Basic or Diluted Earnings per Share (“EPS”) for the periods concerned.

Adjustments to the Condensed Consolidated Balance Sheet and Condensed Consolidated Stockholders’ Equity March 31, 2024 (unaudited)

	March 31, 2024 As previously reported	Adjustment	March 31, 2024 As revised

Retained earnings	$5,328,874	$(5,410,007)	$(81,133)

Additional Paid in Capital	$-	$5,410,007	$5,410,007

Common stock	$3,000	$-	$3,000

Total	$5,331,874	$-	$5,331,874

The adjustments will be reflected prospectively, including when prior periods are presented in future filings.

Adjustments to the Condensed Consolidated Statement of Cash Flows March 31, 2024 (unaudited)

	March 31, 2024 As previously reported	Adjustment	March 31, 2024 As revised

Supplemental disclosures of cash flow information:

Membership exchange for common stock	-	$5,410,007	$5,410,007

The adjustments will be reflected prospectively, including when prior periods are presented in future filings.

During the six months ended June 30, 2023, the Company identified an error related to the pass-through entity tax that which was included in selling, general and administrative expenses. This entity level tax is the responsibility of its members. This resulted in incorrect presentation of net income and distributions. As a result, the Company has revised these items in the condensed consolidated statement of income, condensed consolidated statement of members’ capital, condensed consolidated statement of income and the condensed consolidated statement of cash flows for the six months ended June 30. 2023 (Unaudited).

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CALLAN JMB INC.

(Formerly known as Coldchain Technology Services, LLC)

NOTES TO THE CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

Adjustments to the Condensed Consolidated Statement of Income For The Six Months Ended June 30, 2023 (unaudited)

	June 30, 2023		June 30, 2023
	As previously reported	Adjustment	As revised
Selling, general and administrative expenses	$1,677,942	$(183,953)	$1,493,989

Operating Income	$2,307,699	$183,953	$2,491,652

Income before taxes	$2,303,567	$183,953	$2,487,520

Net income	$2,285,567	$183,953	$2,469,520

Adjustments to the Condensed Consolidated Statement of Members’ Capital June 30, 2023 (unaudited)

	June 30, 2023		June 30, 2023
	As previously		As
	Reported	Adjustment	Revised
Net income	$2,285,567	$183,953	$2,469,520

Distributions	$(6,061,143)	$(183,953)	$(6,245,096)

Adjustments to the Condensed Consolidated Statement of Cash Flows June 30, 2023 (unaudited)

	June 30, 2023		June 30, 2023
	As Previously		As
	Reported	Adjustment	Revised
Net income	$2,285,567	$183,953	$2,469,520

Net cash provided by operating activities:	$5,551,573	$183,953	$5,735,526

Distributions	$(6,061,143)	$(183,953)	$(6,245,096)

Net cash used in financing activities:	$(6,133,414)	$(183,953)	$(6,317,367)

NOTE 8 – SUBSEQUENT EVENTS

2024 Equity Compensation Plan

On October 24, 2024, the Company’s stockholders approved the 2024 Equity Incentive Plan, or the 2024 Plan. The 2024 Plan provides that grants may be in any of the following forms: incentive stock options, nonstatutory stock options, stock appreciation rights, restricted stock, restricted stock units, and performance awards. The 2024 Plan will be administered and interpreted by the Compensation Committee of the Board of Directors. The Compensation Committee has the authority to determine the individuals to whom grants will be made under the 2024 Plan, determine the type, size and terms of the grants, determine the time when grants will be made and the duration of any applicable exercise or restriction period (subject to the limitations of the 2024 Plan) and deal with any other matters arising under the 2024 Plan. All the employees of the Company and its subsidiaries are eligible for grants under the 2024 Plan. Non-employee directors and consultants of the Company are also eligible to receive grants under the 2024 Plan. The Company has reserved 1,500,000 shares of common stock of Callan JMB Inc. for the granting of such options.

At the time of the initial public offering the company will be issuing approximately 1,220,000 options to its employees and consultants. The exercise price of the options is the initial public offering price. The options will vest quarterly over a twenty- four period.

Pursuant to the Exchange and Reorganization Agreement, dated as of November 14, 2024, described above, all of the existing stockholders have exchanged their existing shares of the Company’s common stock for new shares of common stock at a ratio of 0.6 new share for 1 existing share.

The Company has evaluated subsequent events that occurred after September 30, 2024, through November 25, 2024, the issuance date of these financial statements. There have been no other events or transactions during this time which would have a material effect on these consolidated financial statements.

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1,280,000 Shares of Common Stock

Representative’s warrants to purchase up to 64,000

shares of Common Stock

64,000 Shares of Common Stock Underlying the Representative’s Warrants

CALLAN JMB INC.

PROSPECTUS

Sole Book-Runner

Alexander Capital, L.P.

_______ ___, 2024

Until ____, 2024 (25 days from the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses, other than underwriting discounts and commissions, payable by Callan JMB Inc., or the Registrant, in connection with the sale of our common stock being registered. The Registrant will bear all of the below fees and expenses, which are inclusive of the fees and expenses incidental to the registration of our common stock and the selling stockholders’ shares. All amounts shown are estimates except for the Securities and Exchange Commission (“SEC”) registration fee, the Financial Industry Regulatory Authority, Inc. (“FINRA”) filing fee, and Nasdaq listing fee.

Amount
SEC registration fee	$1,119.77
Nasdaq listing fee	$5,000.00
FINRA filing fee	$1,962.80
Accounting fees and expenses	$80,000.00
Legal fees and expenses	$450,000.00
Transfer agent fees and expenses	$6,000.00
Printing and related fees and expenses	$20,462.00
Miscellaneous fees and expenses	$50,000.43
Total	$614,545.00

Item 14. Indemnification of Directors and Officers

Nevada law provides that a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation (i.e., a “non-derivative proceeding”), by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he or she:

●	Is not liable under Section 78.138 of the Nevada Revised Statutes for breach of his or her fiduciary duties to the corporation; or
●	Acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

In addition, a Nevada corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor (i.e., a “derivative proceeding”), by reason of the fact that he or she is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by him or her in connection with the defense or settlement of the action or suit if he:

●	Is not liable under Section 78.138 of the Nevada Revised Statute for breach of his or her fiduciary duties to the corporation; or

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●	Acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation.

Under Nevada law, indemnification may not be made for any claim, issue or matter as to which such a person has been adjudged by a court of competent jurisdiction, after exhaustion of all appeals therefrom, to be liable to the corporation or for amounts paid in settlement to the corporation, unless and only to the extent that the court in which the action or suit was brought or other court of competent jurisdiction determines upon application that in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity for such expenses as the court deems proper.

NRS Section 78.747 provides that except as otherwise provided by specific statute, no director or officer of a corporation is individually liable for a debt or liability of the corporation, unless the director or officer acts as the alter ego of the corporation. The court as a matter of law must determine the question of whether a director or officer acts as the alter ego of a corporation.

To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any non-derivative proceeding or any derivative proceeding, or in defense of any claim, issue or matter therein, the corporation is obligated to indemnify him or her against expenses, including attorneys’ fees, actually and reasonably incurred in connection with the defense.

Further, Nevada law permits a Nevada corporation to purchase and maintain insurance or to make other financial arrangements on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise for any liability asserted against him or her and liability and expenses incurred by him or her in his or her capacity as a director, officer, employee or agent, or arising out of his or her status as such, whether or not the corporation has the authority to indemnify him or her against such liability and expenses.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC this indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

The Company plans to enter into an underwriting agreement in connection with this offering that provides that the underwriter is obligated, under some circumstances, to indemnify the Company’s directors, officers and controlling persons against specified liabilities, including liabilities under the Securities Act.

Item 15. Recent Sales of Unregistered Securities

During the past three years, we have issued the following securities, which were not registered under the Securities Act.

●	On February 2, 2024, the Company entered into a Reorganization Agreement and Plan of Share Exchange (as amended, the “Exchange Agreement”) with Coldchain Technology Services, LLC. (“CTS”), pursuant to which, amongst other things, it acquired CTS’s 100% membership interest in exchange for a combined of 5,000,000 shares of common stock, consisting of: (a) 3,750,000 shares of common stock to Wayne Williams, its Chief Executive Officer and President, and (b) 1,250,000 shares of common stock to David J. Croyle, M.D., its Chief Medical Officer. Pursuant to the said transaction, CTS is now a wholly-owned subsidiary of the Company.

Pursuant to an Exchange and Reorganization Agreement, dated as of November 14, 2024, among the Company, and all the existing stockholders of the Company , such stockholders have exchanged all their existing shares of the Company’s common stock for new shares common stock at a ratio of 0.6 new share for 1 existing share. As a result of the exchange, the total number of shares of Company stock outstanding was reduced from 5,000,000 shares to 3,000,000 shares.

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Unless otherwise noted, the above-listed securities were issued in reliance upon the exemption from the registration requirements of Section 5 of the Securities Act provided by Section 4(a)(2) and/or Rule 506(b) of Form D promulgated under the Securities Act due the fact that such issuances did not involve a public offering of securities and no solicitation or advertisement was made.

Item 16. Exhibits.

(a) Exhibits.

Exhibit No.	Description
1.1***	Form of Underwriting Agreement
3.1**	Callan JMB Inc. Articles of Incorporation
3.2**	Bylaws, adopted on February 2, 2024
4.1***	Form of Representative’s Warrant
5.1**	Opinion of Sichenzia Ross Ference Carmel LLP
10.1**	Reorganization Agreement and Plan of Share Exchange, dated February 2, 2024 by and among Coldchain Technology Services, LLC, (“CTS”), Callan JMB Inc., and shareholders of CTS
10.2**	Professional Services Agreement, by and between The City of Chicago Department of Public Health and Coldchain Technology Services, LLC, dated December 21, 2018
10.3**	Professional Services Agreement, by and between The City of Chicago Department of Public Health and Coldchain Technology Services, LLC, dated February 10, 2023
10.5**	Standard Lease Agreement, dated April 1, 2024, by and between Warehouse Asset Management, LLC and Coldchain Technology Services, LLC
10.6†**	Callan JMB Inc. 2024 Equity Incentive Plan
10.7†**	Employment Agreement entered into between the Callan JMB Inc. and Wayne Williams, dated October 15, 2024, as amended as October 24,2024
10.8†**	Employment Agreement entered into between the Callan JMB Inc. and Jeffrey Appleman, dated October 1, 2024, as amended as of October 24, 2024
10.9†**	Employment Agreement entered into between the Callan JMB Inc. and David J. Croyle, M.D., dated 1, 2024, as amended as of October 24, 2024
10.10†**	Employment Agreement entered into between the Callan JMB Inc. and Eric L. Kash, dated October 1, 2024, as amended as of October 24, 2024
10.11†***	Form of Independent Director Agreement
10.12**	Exchange and Reorganization Agreement, dated as of November 14, 2024, among the Company, Wayne Williams and Dr. David Croyle
21.1**	List of Subsidiaries of Callan JMB Inc.
23.1*	Consent of Rosenberg Rich Baker Berman, P.A.
23.2**	Consent of Sichenzia Ross Ference Carmel LLP (included in Exhibit 5.1 hereto)
99.1**	Consent of Mark Meller (Director Nominee)
99.2**	Consent of Liberty Duke (Director Nominee)
99.3**	Consent of Gerald Dial (Director Nominee)
99.4**	Audit Committee Charter
99.5**	Compensation Committee Charter
99.6**	Code of Ethics
99.7**	Executive Compensation Clawback Policy
107***	Filing Fee Table

*	Filed herewith.
**	To be filed by amendment.
***	Previously filed.
†	Management compensatory agreement.

(b) Financial Statement Schedules.

All financial statement schedules are omitted because the information called for is not required or is shown either in the financial statements or in the notes thereto.

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Item 17. Undertakings

a) The undersigned registrant hereby undertakes:

(1.) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i.) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii.) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii.) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2.) That, for the purpose of determining any liability under the Securities Act of 1933, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3.) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering; and

(4.) That, for the purpose of determining liability under the Securities Act of 1933, as amended, to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(5.) That, for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and

(6.) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the Spring Branch, Texas, on November 25, 2024.

CALLAN JMB INC.

By:	/s/ Wayne Williams
Wayne Williams
Chief Executive Officer and President

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Wayne Williams	Chief Executive Officer, President (Principal Executive Officer) and Director	November 25, 2024
Wayne Williams

/s/ Jeffrey Appleman	Chief Financial Officer (Principal Financial and Accounting Officer)	November 25, 2024
Jeffrey Appleman

/s/ David J. Croyle, M.D.	Chief Medical Officer	November 25, 2024
David J. Croyle, M.D.

/s/ Eric L. Kash	Executive Vice President, and Chairman of the Board	November 25, 2024
Eric L. Kash

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